As filed with the U.S. Securities and Exchange Commission on September 1, 2017

Investment Company Act File No. 811-10407

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940	☐
Amendment No. 57	☐

(Check appropriate box or boxes.)

Master Portfolio Trust

(Exact Name of Registrant as Specified in Charter)

620 Eighth Avenue, New York, New York 10018

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code (877) 721-1926

Robert I. Frenkel

Master Portfolio Trust

100 First Stamford Place

Stamford, Connecticut 06902

(Name and Address of Agent for Service)

COPY TO:

Roger P. Joseph, Esq.

Morgan, Lewis & Bockius LLP

One Federal Street

Boston, Massachusetts 02110

EXPLANATORY NOTES

Master Portfolio Trust has filed this Registration Statement pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”). Beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make investments in the Registrant. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

This Amendment relates solely to Government Portfolio.

PART A

Government Portfolio (the “Portfolio”)

Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to General Instruction B.2(b) of Form N-1A.

The Portfolio is a series of Master Portfolio Trust (the “Trust”), an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency.

Item 5.	Management.

Legg Mason Partners Fund Advisor, LLC (“LMPFA” or the “manager”) is the Portfolio’s investment manager.

Western Asset Management Company (“Western Asset” or the “subadviser”) is the Portfolio’s subadviser.

Item 6.	Purchase and Sale of Beneficial Interests in the Portfolio.

There is no minimum initial or subsequent investment in the Portfolio. Investments must be made in federal funds (i.e., monies credited to the account of the Portfolio’s custodian bank by a Federal Reserve Bank).

An investor in the Portfolio may withdraw all or any portion of its investment at any time at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the business day the withdrawal is effected, but in any event within seven days.

Subject to compliance with applicable regulations, the Portfolio may pay withdrawal proceeds, either totally or partially, by a distribution in kind of securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being withdrawn. If a holder of beneficial interests received a distribution in kind, such holder could incur transaction costs converting the securities into cash and may receive less for the securities than the price at which they were valued for purposes of the withdrawal.

Notwithstanding the foregoing, the Portfolio undertakes in its 2a-7 procedures that, in responding to a withdrawal request by an investor, it will pay in cash within one business day the lesser of the amount of the withdrawal request or the amount of 10% of the investor’s investment in the Portfolio, provided that the foregoing will not preclude the Portfolio from paying more in cash to satisfy the withdrawal request to the extent it may do so and remain in compliance with its 2a-7 procedures.

The right of any investor to receive payment with respect to any withdrawal may be delayed or suspended if the New York Stock Exchange (the “NYSE”) is closed (other than weekends or holidays) or trading on the NYSE is restricted, if an emergency exists, or otherwise permitted by the rules of or by the order of the Securities and Exchange Commission (the “SEC”).

Item 7.	Tax Information.

Generally, an investor in the Portfolio will not recognize income or loss for federal income tax purposes when it invests in the Portfolio or when it makes withdrawals from the Portfolio unless cash withdrawal proceeds exceed the investor’s adjusted basis in its interest in the Portfolio or unless the investor receives solely cash upon a complete withdrawal from the Portfolio. An investor will be required to take into account its distributive share of the Portfolio’s gross income, tax-exempt income, gains, losses, deductions, and other items in computing its own federal income and excise tax liabilities.

Item 8.	Financial Intermediary Compensation.

PAYMENTS TO BROKER/DEALERS AND OTHER FINANCIAL INTERMEDIARIES

If an investor purchases interests in the Portfolio through a broker/dealer or other financial intermediary (such as a bank or an insurance company), the Portfolio’s related companies may pay Service Agents for the sale of beneficial interests in the Portfolio, investor services and other purposes. These payments create a conflict of interest by influencing the Service Agent or its employees or associated persons and the investor’s salesperson to recommend the Portfolio over another investment. Investors should ask their Service Agent or salesperson or visit their financial intermediary’s or salesperson’s website for more information.

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Item 9.	Investment Objectives, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings.

INVESTMENT OBJECTIVE

The investment objective of Government Portfolio is to provide its investors with maximum current income to the extent consistent with preservation of capital and the maintenance of liquidity.

***

The Portfolio’s investment objective may be changed by the Board of Trustees (the “Board”) without investor approval and on notice thereof to the Portfolio’s investors. There is no assurance that the Portfolio will achieve its investment objective.

PRINCIPAL INVESTMENT STRATEGIES

The Portfolio is a money market fund that invests exclusively in short-term U.S. government obligations, including U.S. Treasuries and securities issued or guaranteed by the U.S. government or its agencies, authorities, instrumentalities or sponsored entities and in repurchase agreements collateralized by government obligations. These securities may pay interest at fixed, floating or adjustable rates or may be issued at a discount. U.S. government obligations are not necessarily backed by the full faith and credit of the United States. Although the Portfolio invests in U.S. government obligations, an investment in the Portfolio is neither insured nor guaranteed by the U.S. government.

The Portfolio invests in securities that, at the time of purchase, are rated by one or more rating agencies in the highest short-term rating category or, if not rated, are determined by the subadviser to be of equivalent quality.

As a government money market fund, the Portfolio tries to maintain a price of $1.00. Under Rule 2a-7 of the Investment Company Act of 1940, as amended, the Portfolio must follow strict rules as to the credit quality, liquidity, diversification and maturity of its investments. Where required by these rules, the Portfolio’s subadviser or Board will decide whether a security should be held or sold in the event of credit downgrades or certain other events occurring after purchase.

MORE ON THE PORTFOLIO’S INVESTMENT STRATEGIES, INVESTMENTS AND RISKS

Important Information

The Portfolio is a money market fund. Under Rule 2a-7 of the Investment Company Act of 1940, as amended, money market funds must follow strict rules about the quality, liquidity, diversification, maturity and other features of securities they purchase.

Government Portfolio tries to maintain a price of $1.00 while paying income to investors. However, no money market fund guarantees that investors will receive their money back.

The Portfolio’s investment objective and principal investment strategies are described above. This section provides information about the subadviser’s selection process and additional information regarding investment strategies that may be used by the Portfolio. The Portfolio’s investment objective may be changed by the Board of Trustees (the “Board”) without investor approval and on notice to investors.

There is no assurance that the Portfolio will meet its investment objective.

The Portfolio’s other investment strategies and policies may be changed from time to time without investor approval, unless specifically stated otherwise in Part A or in Part B of this Registration Statement.

Credit quality. The Portfolio invests in securities that, at the time of purchase, are rated by one or more rating agencies in the highest short-term rating category or, if not rated, are determined by the subadviser to be of equivalent quality. In addition, each security, at the time of purchase by the Portfolio, has been determined by the subadviser to present minimal credit risk. Where required by applicable rules, the Portfolio’s subadviser or Board will decide whether a security should be held or sold in the event of certain credit events occurring after purchase.

Maturity. The Portfolio invests in securities that, at the time of purchase, are treated under applicable regulations as having remaining maturities of 397 days or less. For example, in determining the remaining maturity of a security for the purposes of these regulations, features such as a floating or variable rate of interest or a demand feature may be taken into account under some circumstances. The Portfolio maintains a weighted average maturity of not more than 60 days. In addition, the Portfolio must comply with rules with respect to the Portfolio’s weighted average life. Where required by applicable rules, if, after purchase, payment upon maturity does not occur or the maturity on a security is extended, the Portfolio’s subadviser or Board will decide whether the security should be held or sold.

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Liquidity. The Portfolio must follow strict rules with respect to the liquidity of its portfolio securities, including daily and weekly liquidity requirements. In addition, the Portfolio may not purchase illiquid securities if, as a result of the acquisition, more than 5% of the Portfolio’s total assets would be invested in illiquid securities. Illiquid securities are those that, as determined by the subadviser, may not be disposed of in the ordinary course of business within seven days at approximately the value ascribed to them by the Portfolio. Securities that are deemed liquid at the time of purchase by the Portfolio may become illiquid following purchase.

Money market instruments. Money market instruments are short-term IOUs issued by banks or other non-governmental issuers, the U.S. or foreign governments, or state or local governments. Money market instruments generally have maturity dates of 13 months or less, and may pay interest at fixed, floating or adjustable rates, or may be issued at a discount. Money market instruments may include certificates of deposit, bankers’ acceptances, variable rate demand securities (where the interest rate is reset periodically and the holder may demand payment from the issuer or another obligor at any time), preferred shares, fixed-term obligations, commercial paper (short-term unsecured debt), asset-backed commercial paper, other asset-backed securities and repurchase agreements. Asset-backed commercial paper refers to a debt security with an original term to maturity of up to 270 days that may be backed by consumer loans or other types of receivables. Payments due on asset-backed commercial paper are supported by cash flows from underlying assets, or one or more liquidity or credit support providers, or both.

U.S. Treasury obligations. U.S. Treasury obligations are direct debt obligations issued by the U.S. government. Treasury bills, with maturities normally from 4 weeks to 52 weeks, are typically issued at a discount as they pay interest only upon maturity. Treasury bills are non-callable. Treasury notes have a maturity between two and ten years and typically pay interest semi-annually, while Treasury bonds have a maturity of over ten years and pay interest semi-annually. Treasuries also include STRIPS, TIPS and FRNs. STRIPS are Treasury obligations with separately traded principal and interest component parts that are transferable through the federal book-entry system. Because payments on STRIPS are made only at maturity, during periods of changing interest rates, STRIPS may be more volatile than unstripped U.S. Treasury obligations with comparable maturities. TIPS are Treasury Inflation-Protected Securities, the principal of which increases with inflation and decreases with deflation, as measured by the Consumer Price Index. At maturity, a TIPS holder is entitled to the adjusted principal or original principal, whichever is greater. TIPS pay interest twice a year, at a fixed rate. The rate is applied to the adjusted principal; so, like the principal, interest payments rise with inflation and fall with deflation. However, because the interest rate is fixed, TIPS may lose value when market interest rates increase, particularly during periods of low inflation. FRNs are newly introduced floating rate notes that are indexed to the most recent 13-week Treasury bill auction High Rate, and which pay interest quarterly. U.S. Treasury obligations typically offer lower interest rates than other obligations.

U.S. government obligations. U.S. government obligations include U.S. Treasury obligations and other obligations of, or guaranteed by, the U.S. government, its agencies or government-sponsored entities. Although the U.S. government guarantees principal and interest payments on securities issued by the U.S. government and some of its agencies, such as securities issued by the

Government National Mortgage Association (“Ginnie Mae”), this guarantee does not apply to losses resulting from declines in the market value of these securities. U.S. government obligations include zero coupon securities that make payments of interest and principal only upon maturity and which therefore tend to be subject to greater volatility than interest bearing securities with comparable maturities.

Some of the U.S. government securities that the Portfolio may hold are not guaranteed or backed by the full faith and credit of the U.S. government, such as those issued by Fannie Mae (formally known as the Federal National Mortgage Association) and Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation). The maximum potential liability of the issuers of some U.S. government obligations may greatly exceed their current resources, including any legal right to support from the U.S. government.

When-issued securities, delayed delivery, to be announced and forward commitment transactions. The Portfolio may purchase securities under arrangements (called when-issued, delayed delivery, to be announced or forward commitment basis) where the securities will not be delivered or paid for immediately. The Portfolio will set aside assets to pay for these securities at the time of the agreement. Such transactions involve a risk of loss, for example, if the value of the securities declines prior to the settlement date or if the assets set aside to pay for these securities decline in value prior to the settlement date. Therefore, these transactions may have a leveraging effect on the Portfolio, making the value of an investment in the Portfolio more volatile and increasing the Portfolio’s overall investment exposure. Typically, no income accrues on securities the Portfolio has committed to purchase prior to the time delivery of the securities is made, although the Portfolio may earn income on securities it has set aside to cover these positions.

Repurchase agreements. In a repurchase agreement, the Portfolio purchases securities from a counterparty, upon the agreement of the counterparty to repurchase the securities from the Portfolio at a later date, and at a specified price, which is typically higher than the purchase price paid by the Portfolio. The securities purchased serve as the Portfolio’s collateral for the obligation of the counterparty to repurchase the securities. If the counterparty does not repurchase the securities, the Portfolio is entitled to sell the securities, but the Portfolio may not be able to sell them for the price at which they were purchased, thus causing a loss. Additionally, if the counterparty becomes insolvent, there is some risk that the Portfolio will not have a right to the securities, or the immediate right to sell the securities.

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Reverse repurchase agreements and other borrowings. The Portfolio may borrow money as a means of raising money to satisfy redemption requests or for other temporary or emergency purposes by entering into reverse repurchase agreements or other borrowing transactions. In a reverse repurchase agreement, the Portfolio sells securities to a counterparty, in return for cash, and the Portfolio agrees to repurchase the securities at a later date and for a higher price, representing the cost to the Portfolio for the money borrowed. Although the Portfolio does not intend to use these transactions for leveraging purposes, reverse repurchase agreements and other borrowing transactions may make the value of an investment in the Portfolio more volatile and increase the Portfolio’s overall investment exposure.

Defensive investing. The Portfolio invests exclusively in short-term U.S. government obligations and repurchase agreements collateralized by government obligations. In the event of unusual circumstances when such obligations are not available for purchase, or when the subadviser deems it appropriate, including during periods when the interest rate on newly-issued securities is extremely low, or where no interest is paid at all, the Portfolio may, without limit, hold cash uninvested.

The Portfolio may, without limit, hold cash uninvested and, if so, the Portfolio may be subject to risk with respect to the depository institution holding the cash. In addition, the Portfolio will not earn income on those assets.

If the Portfolio takes a temporary defensive position, it will be more difficult for the Portfolio to achieve its investment objective.

Although the subadviser has the ability to take defensive positions, it may choose not to do so for a variety of reasons, even during volatile market conditions.

Other investments. The Portfolio may also use other strategies and invest in other investments that are described, along with their risks, in Part B of this Registration Statement. However, the Portfolio might not use all of the strategies and techniques or invest in all of the types of investments described in this Part A or in Part B of this Registration Statement.

Selection process. In selecting individual securities, the subadviser:

•	Uses fundamental credit analysis to estimate the relative value and attractiveness of various securities and sectors

•	Measures the potential impact of supply/demand imbalances for fixed versus variable rate securities and for obligations of different issuers

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Measures the yields available for securities with different maturities and a security’s maturity in light of the outlook for interest rates to identify individual securities that offer return advantages at similar risk levels

Because the Portfolio is subject to maturity limitations on the investments it may purchase, many of its investments are held until maturity. The subadviser may sell a security before maturity when it is necessary to do so to meet withdrawal requests or regulatory requirements. The subadviser may also sell a security if the subadviser believes the issuer is no longer as creditworthy, or in order to adjust the average weighted maturity of the Portfolio’s portfolio (for example, to reflect changes in the subadviser’s expectations concerning interest rates), or when the subadviser believes there is superior value in other market sectors or industries.

MAIN RISKS

You could lose money by investing in the Portfolio.

Although the Portfolio seeks to preserve the value of your investment at $1.00, it cannot guarantee it will do so.

The Portfolio does not currently intend to avail itself of the ability to impose “liquidity fees” and/or “gates” on fund redemptions, as permitted under Rule 2a-7. However, the Board of the Portfolio reserves the right, with notice to shareholders, to change this policy, thereby permitting the Portfolio to impose such fees and gates in the future.

An investment in the Portfolio is not insured or guaranteed by the FDIC or any other government agency. The Portfolio’s sponsor has no legal obligation to provide financial support to the Portfolio, and you should not expect that the sponsor will provide financial support to the Portfolio at any time.

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If one or more money market funds were to incur a sizeable loss or impose fees on redemptions or suspend redemptions, there could be significant redemptions from money market funds in general, potentially driving the market prices of money market instruments down and adversely affecting market liquidity.

There is no assurance that the Portfolio will meet its investment objective.

The Portfolio could underperform other short-term debt instruments or money market funds, or investors could lose money, as a result of risks such as:

Market and interest rate risk. The market prices of the Portfolio’s securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates, lack of liquidity in the bond markets or adverse investor sentiment. When market prices fall, the value of your investment will go down. The value of a security may also fall due to specific conditions that affect a particular sector of the securities market or a particular issuer. When interest rates rise, the value of an investor’s investment in the Portfolio will generally go down. Generally, the longer the maturity of a fixed income security, the greater the impact of a rise in interest rates on the security’s value. Moreover, securities can change in value in response to other factors, such as credit risk. In addition, different interest rate measures (such as short- and long-term interest rates and U.S. and foreign interest rates), or interest rates on different types of securities or securities of different issuers, may not necessarily change in the same amount or in the same direction. A rise in rates tends to have a greater impact on the prices of longer term securities. When interest rates go down, the income received by the Portfolio, and the Portfolio’s yield, may decline. Interest rates have been historically low, so the Portfolio faces a heightened risk that interest rates may rise. A general rise in interest rates may cause investors to move out of fixed income securities on a large scale, which could adversely affect the price and liquidity of fixed income securities and could also result in increased withdrawals from the Portfolio.

Market events risk. In the past several years financial markets, such as those in the United States, Europe, Asia and elsewhere, have experienced increased volatility, depressed valuations, decreased liquidity and heightened uncertainty. These conditions may continue, recur, worsen or spread. Events that have contributed to these market conditions include, but are not limited to, major cybersecurity events; measures to address U.S. federal and state budget deficits; downgrading of U.S. long-term sovereign debt; declines in oil and commodity prices; dramatic changes in currency exchange rates; and public sentiment.

The U.S. government and the Federal Reserve, as well as certain foreign governments and central banks, have taken steps to support financial markets, including by keeping interest rates at historically low levels. This and other government intervention may not work as intended, particularly if the efforts are perceived by investors as being unlikely to achieve the desired results. The Federal Reserve has reduced its market support activities and recently has begun raising interest rates. Certain foreign governments and central banks are implementing or discussing so-called negative interest rates (e.g., charging depositors who keep their cash at a bank) to spur economic growth. Further Federal Reserve or other U.S. or non-U.S. governmental or central bank actions, including interest rate increases or contrary actions by different governments, could negatively affect financial markets generally, increase market volatility and reduce the value and liquidity of securities in which the Portfolio invests.

Policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and may in some instances contribute to decreased liquidity and increased volatility in the financial markets. The impact of these changes on the markets, and the practical implications for market participants, may not be fully known for some time.

Economies and financial markets throughout the world are increasingly interconnected. Economic, financial or political events, trading and tariff arrangements, terrorism, natural disasters and other circumstances in one country or region could have profound impacts on global economies or markets. As a result, whether or not the Portfolio invests in securities of issuers located in or with significant exposure to the countries directly affected, the value and liquidity of the Portfolio’s investments may be negatively affected.

Credit risk. An issuer or other obligor (such as a party providing insurance or other credit enhancement) may fail to make the required payments on securities held by the Portfolio. Debt securities also go up or down in value based on the perceived creditworthiness of issuers or other obligors. If an obligor for a security held by the Portfolio fails to pay, otherwise defaults or is perceived to be less creditworthy, a security’s credit rating is downgraded, which could happen rapidly, or the credit quality or value of any underlying assets declines, the value of your investment in the Portfolio could decline significantly, particularly in certain market environments. If a single entity provides credit enhancement to more than one of the Portfolio’s investments, the adverse effects resulting from the downgrade or default will increase the adverse effects on the Portfolio. If the Portfolio enters into a financial contract (such as a repurchase agreement or reverse repurchase agreement) the Portfolio will be subject to the credit risk presented by the counterparty. In addition, the Portfolio may incur expenses in an effort to protect the Portfolio’s interests or to enforce its rights.

Although the Portfolio’s investments may be treated as short-term securities for the purposes of meeting regulatory maturity limitations, the actual maturity of a security may be longer, and the security’s value may decline on the basis of perceived longer term credit risk of the issuer.

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Upon the occurrence of certain triggering events or defaults on a security held by the Portfolio, or if the subadviser believes that an obligor of such a security may have difficulty meeting its obligations, the Portfolio may obtain a new or restructured security or underlying assets. In that case, the Portfolio may become the holder of securities or assets that it could not purchase or might not otherwise hold (for example, because they are of lower quality or are subordinated to other obligations of the issuer) at a time when those assets may be difficult to sell or can be sold only at a loss. Any of these events may cause you to lose money.

Yield risk. The Portfolio invests in short-term money market instruments. As a result, the amount of income received by the Portfolio will go up or down depending on variations in short-term interest rates. Investing in high quality, short-term instruments may result in a lower yield (the income on an investor’s investment) than investing in lower quality or longer-term instruments. When interest rates are very low, the Portfolio’s expenses could absorb all or a significant portion of the Portfolio’s income. If interest rates increase, the Portfolio’s yield may not increase proportionately. For example, the Portfolio’s manager may discontinue any temporary voluntary fee limitation or recoup amounts previously waived and/or reimbursed. A money market fund is also required to maintain liquidity levels based on the characteristics and anticipated liquidity needs of its shareholders. A fund with greater liquidity needs may have a lower yield than money market funds with a different shareholder base. The implementation of the new requirements recently adopted for money market funds may have a negative effect on the Portfolio’s yield.

Risk of increase in expenses. The actual costs of investing in the Portfolio may be higher than the expenses shown in the Portfolio’s financial statements for a variety of reasons. For example, expense ratios may be higher than those shown if average net assets decrease, as a result of withdrawals or otherwise, or if a fee limitation is changed or terminated. Net assets are more likely to decrease and Portfolio expense ratios are more likely to increase when markets are volatile.

Prepayment or call risk. Many issuers have a right to prepay their securities. Issuers may be more likely to prepay the securities if interest rates fall, an issuer may exercise this right. If this happens, the Portfolio will be forced to reinvest prepayment proceeds at a time when yields on securities available in the market are lower than the yield on prepaid securities.

Extension risk. When interest rates rise, repayments of fixed income securities, particularly asset-backed securities, may occur more slowly than anticipated, extending the effective duration of these fixed income securities at below market interest rates and causing their market prices to decline more than they would have declined due to the rise in interest rates alone.

Portfolio management risk. The value of your investment may decrease if the subadviser’s judgment about the quality, relative yield, value or market trends affecting, a particular security, industry, sector or region, or about interest rates, is incorrect, or if there are imperfections, errors or limitations in the tools and data used by the subadviser. In addition, the Portfolio’s investment strategies or policies may change from time to time. Those changes may not lead to the results intended by the subadviser and could have an adverse effect on the value or performance of the Portfolio.

Liquidity risk. Liquidity risk exists when particular investments are impossible or difficult to sell. Although most of the Portfolio’s investments must be liquid at the time of investment, investments may become illiquid after purchase by the Portfolio, particularly during periods of market turmoil. Markets may become illiquid when, for instance, there are few, if any, interested buyers or sellers or when dealers are unwilling or unable to make a market for certain securities. As a general matter, dealers recently have been less willing to make markets for fixed income securities. When the Portfolio holds illiquid investments, the portfolio may be harder to value, especially in changing markets, and if the Portfolio is forced to sell these investments to meet withdrawal requests or for other cash needs, the Portfolio may suffer a loss. The Portfolio may experience heavy withdrawals that could cause the Portfolio to liquidate its assets at inopportune times or at a loss or depressed value, which could cause the value of your investment to decline. In addition, when there is illiquidity in the market for certain investments, the Portfolio, due to limitations on illiquid investments, may be unable to achieve its desired level of exposure to a certain sector. Further, certain securities, once sold, may not settle for an extended period. The Portfolio will not receive its sales proceeds until that time, which may constrain the Portfolio’s ability to meet its obligations (including obligations to redeeming shareholders).

Valuation risk. The sales price the Portfolio could receive for any particular portfolio investment may differ from the Portfolio’s valuation of the investment, particularly for securities that trade in thin or volatile markets or that are valued using a fair value methodology. Investors who purchase or withdraw Portfolio interests on days when the Portfolio is holding fair-valued securities may receive fewer or more interests or lower or higher withdrawal proceeds than they would have received if the Portfolio had not fair-valued securities or had used a different valuation methodology. The Portfolio’s ability to value its investments may also be impacted by technological issues and/or errors by pricing services or other third party service providers.

Withdrawal risk. The Portfolio may experience periods of heavy withdrawals that could cause the Portfolio to liquidate its assets at inopportune times or at a loss or depressed value, particularly during periods of declining or illiquid markets. Withdrawal risk is greater to the extent that the Portfolio’s investors have shareholders with large shareholdings, short investment horizons, or unpredictable cash flow needs. In addition, withdrawal risk is heightened during periods of overall market turmoil. The withdrawal by one or more large investors of their holdings in the Portfolio could hurt performance and/or cause the remaining investors in the Portfolio to lose money. Further, if one decision maker has control of beneficial interests in the Portfolio owned by separate Portfolio investors, including clients or affiliates of the Portfolio’s investment manager, withdrawals by these investors may further increase the Portfolio’s withdrawal risk. In addition, the Portfolio may impose a fee or suspend withdrawals under certain conditions.

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Operational risk. Your ability to transact with the Portfolio or the valuation of your investment may be negatively impacted because of the operational risks arising from factors such as processing errors and human errors, inadequate or failed internal or external processes, failures in systems and technology, changes in personnel, and errors caused by third party service providers or trading counterparties. It is not possible to identify all of the operational risks that may affect the Portfolio or to develop processes and controls that completely eliminate or mitigate the occurrence of such failures. The Portfolio and its investors could be negatively impacted as a result.

Cybersecurity risk. Cybersecurity incidents may allow an unauthorized party to gain access to Portfolio assets, customer data (including private investor information), or proprietary information, or cause the Portfolio, the manager, the subadviser and/or its service providers (including, but not limited to, Portfolio accountants, custodians, sub-custodians, transfer agents and financial intermediaries) to suffer data breaches, data corruption or lose operational functionality.

Please note that there are other factors that could adversely affect your investment and that could prevent the Portfolio from achieving its investment objective(s). More information about risks appears in Part B of this Registration Statement. Before investing, you should carefully consider the risks you will assume.

PORTFOLIO HOLDINGS

A description of the Portfolio’s policies and procedures with respect to the disclosure of the Portfolio’s portfolio securities is available in Part B to this Registration Statement. The Portfolio intends to make complete portfolio holdings information as of the last business day of each month available on Legg Mason’s website (under the name of each U.S. registered investment company investing in the Portfolio (see Item 18 in Part B of this Registration Statement)) at www.leggmason.com/moneymarketfunds no later than five business days after month-end. Monthly portfolio holdings information will be available on the Legg Mason website for at least six months after posting.

Item 10.	Management, Organization and Capital Structure.

MANAGER AND SUBADVISER

LMPFA is the Portfolio’s investment manager. LMPFA, with offices at 620 Eighth Avenue, New York, New York 10018, also serves as the investment manager of other Legg Mason-sponsored funds. LMPFA provides administrative and certain oversight services to the Portfolio. As of June 30, 2017, LMPFA’s total assets under management were approximately $185 billion.

Western Asset Management Company (“Western Asset”) provides the day-to-day portfolio management of the Portfolio as subadviser. Western Asset, established in 1971, has offices at 385 East Colorado Boulevard, Pasadena, California 91101 and 620 Eighth Avenue, New York, New York 10018. Western Asset acts as investment adviser to institutional accounts, such as corporate pension plans, mutual funds and endowment funds. As of June 30, 2017, the total assets under management of Western Asset and its supervised affiliates were approximately $422.7 billion.

LMPFA pays the subadviser a portion of the management fee that it receives from the Portfolio. The Portfolio does not pay any additional advisory or other fees for advisory services provided by Western Asset.

LMPFA and Western Asset are wholly-owned subsidiaries of Legg Mason, Inc. (“Legg Mason”). Legg Mason, whose principal executive offices are at 100 International Drive, Baltimore, Maryland 21202, is a global asset management company. As of June 30, 2017, Legg Mason’s asset management operations, including Western Asset and its supervised affiliates, had aggregate assets under management of approximately $741.2 billion.

MANAGEMENT FEES

For the fiscal year ended August 31, 2016, the Portfolio paid LMPFA management fees of 0% of the Portfolio’s average daily net assets, after waivers and/or reimbursements.

A discussion regarding the basis for the Board’s approval of the Portfolio’s management agreement and subadvisory agreement is available in the Portfolio’s Semi-Annual Report for the period ended February 29, 2017.

CAPITAL STOCK

Investments in the Portfolio have no preference, pre-emptive or conversion rights and are fully paid and non-assessable. The Portfolio is not required, and has no current intention, to hold annual meetings of investors, but the Portfolio holds special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of

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investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Upon liquidation or dissolution of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

The Portfolio is organized as a series of Master Portfolio Trust (the “Trust”), a Maryland statutory trust, under the laws of the State of Maryland. Under the Trust’s Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor in the Portfolio is entitled to a vote in proportion to the value of its investment in the Portfolio. Investments in the Portfolio may be transferred only with prior written consent of the Trustees (which consent may be withheld in the Trustees’ sole discretion), and an investor may withdraw all or any portion of its investment at any time at net asset value. The Portfolio may cause an investor’s interests to be withdrawn under certain circumstances.

Item 11.	Investor information.

DAYS AND HOURS OF OPERATION

The Portfolio is open for business and calculates its net asset value (“NAV”) every day on which both the NYSE and the Federal Reserve Bank of New York (“FRBNY”) are open for business. Therefore, the Portfolio will be closed on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day and Christmas Day.

Both the NYSE and FRBNY are also closed on weekends and may be closed because of an emergency or other unanticipated event. In the event the NYSE does not open for business because of an emergency or other unanticipated event. In the event the Federal Reserve wire payment system is open and the NYSE is open, the Portfolio may close for purchase or withdrawal transactions if – due to an emergency or other unanticipated event – the bond markets are closed for business as recommended by the Securities Industry and Financial Markets Association (“SIFMA”).

The Portfolio typically calculates its NAV as of each hour from 9:00 a.m. (Eastern time) until its close of business on each fund business day.

However, the Portfolio could, without advance notice, determine not to make one or more intraday calculations for a number of reasons such as unusual conditions in the bond, credit or other markets or unusual Portfolio purchase or withdrawal activity. If the Portfolio determined not to make an intraday calculation, purchases and withdrawals would be effected at the next determined intraday or closing NAV, which may be greater or less than the price at which the purchase or withdrawal would otherwise have been effected.

The Portfolio normally closes for business and makes its final NAV calculation as of 5:00 p.m. (Eastern time).

On any day when the NYSE, the FRBNY or the bond markets (as recommended by SIFMA) close early due to an unanticipated event, or if trading on the NYSE is restricted, an emergency arises or as otherwise permitted by the SEC, the Portfolio reserves the right to close early and make its final NAV calculation as of the time of its early close.

When SIFMA recommends an early close to the bond markets on a business day before or after a day on which a holiday is celebrated, the Portfolio reserves the right to close at or prior to the SIMFA recommended closing time. For calendar year 2017, SIFMA recommends an early close of the bond markets on April 13, 2017, May 26, 2017, July 3, 2017, November 24, 2017, December 22, 2017 and December 29, 2017. The schedule may be changed by SIFMA due to market conditions.

The Portfolio calculates its net income on each day the Portfolio is open for business. See “Days and Hours of Operation.” The Portfolio’s net income so determined is allocated pro rata among the investors in the Portfolio.

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PURCHASE AND REDEMPTION OF BENEFICIAL INTERESTS IN THE PORTFOLIO

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”). Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may invest in the Portfolio. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received by the Portfolio. See “Days and Hours of Operation” above.

The Portfolio’s securities are valued at amortized cost, which the Trustees of the Portfolio have determined in good faith constitutes fair value for the purposes of complying with the 1940 Act. This valuation method will continue to be used for the Portfolio until such time as the Trustees determine that it does not constitute fair value for such purposes. Amortized cost valuation involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium. Although the amortized cost method provides certainty in valuation, it may result in periods during which the stated value of an instrument is higher or lower than the price the Portfolio would receive if the instrument were sold. Pursuant to the rules of the SEC, the Trustees have established procedures to stabilize the value of the Portfolio’s net assets within 1/2 of 1% of the value determined on the basis of amortized cost. These procedures include a review of the extent of any such deviation of net asset value, based on available market rates. Should that deviation exceed 1/2 of 1% for the Portfolio, the Trustees will consider whether any action should be initiated to eliminate or reduce material dilution or other unfair results to the investors in the Portfolio. Such action may include withdrawal in kind, selling securities prior to maturity and utilizing a net asset value as determined by using available market quotations.

Interest income on long-term obligations is determined on the basis of interest accrued plus amortization of “original issue discount” (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest accrued plus amortization of any premium.

There is no minimum initial or subsequent investment in the Portfolio. Investments must be made in federal funds (i.e., monies credited to the account of the Portfolio’s custodian bank by a Federal Reserve Bank).

The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order. The Portfolio may close an investor’s account after a period of inactivity, as determined by state law, and transfer the investor’s shares to the appropriate state.

An investor in the Portfolio may withdraw all or any portion of its investment at any time at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the business day the withdrawal is effected, but in any event within seven days.

Subject to compliance with applicable regulations, the Portfolio may pay withdrawal proceeds, either totally or partially, by a distribution in kind of securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being withdrawn. If a holder of beneficial interests received a distribution in kind, such holder could incur transaction costs converting the securities into cash, and the market prices of those securities will be subject to fluctuation until they are sold.

Notwithstanding the foregoing, the Portfolio undertakes in its 2a-7 procedures that, in responding to a withdrawal request by an investor, it will pay in cash within one business day the lesser of the amount of the withdrawal request or the amount of 10% of the investor’s investment in the Portfolio, provided that the foregoing will not preclude the Portfolio from paying more in cash to satisfy the withdrawal request to the extent it may do so and remain in compliance with its 2a-7 procedures.

The right of any investor to receive payment with respect to any withdrawal may be delayed or suspended if the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, if an emergency exists, or as otherwise permitted by the rules of or by the order of the SEC.

FREQUENT TRADING OF PORTFOLIO INTERESTS

Money market funds are often used by investors for short-term investments, in place of bank checking or saving accounts, or for cash management purposes. Investors value the ability to add and withdraw their funds quickly, without restriction. For this reason the Board has not adopted policies and procedures, or imposed restrictions such as minimum holding periods, in order to deter frequent purchases and redemptions of money market fund shares. The Board also believes that money market funds, such as the Portfolio, are not typically targets of abusive trading practices. However, some investors may seek to take advantage of a short-term disparity between the Portfolio’s yield and current market yields, which could have the effect of reducing the Portfolio’s yield. In addition, frequent purchases and withdrawals of beneficial interests in the Portfolio could increase the Portfolio’s transaction costs and may interfere with the efficient management of the Portfolio by the manager, which could detract from the Portfolio’s performance.

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TAX MATTERS

The Portfolio expects to be treated as a partnership for federal income tax purposes. As a result, the Portfolio does not expect to pay any federal income or excise taxes, and, generally, an investor in the Portfolio will not recognize income or loss for federal income tax purposes when it invests in the Portfolio or when it makes withdrawals from the Portfolio unless cash withdrawal proceeds exceed the investor’s adjusted basis in its interest in the Portfolio or unless the investor receives solely cash upon a complete withdrawal from the Portfolio. Each investor in the Portfolio will be required to take into account in determining the investor’s own federal income and excise tax liabilities, if any, its distributive share from time to time of the Portfolio’s gross income, tax-exempt income, deductions, credits, and other items, whether or not distributed by the Portfolio.

The Portfolio also expects that investors which seek to qualify as regulated investment companies (“RICs”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), will be able to look to their proportionate share of the assets and gross income of the Portfolio for purposes of determining their compliance with the requirements applicable to such companies. It is intended that the Portfolio’s assets and income will be managed, and that the Portfolio will permit withdrawals, in such a way that an investor in the Portfolio that seeks to qualify as a RIC would be able to satisfy the applicable diversification, income and distribution requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

The foregoing tax discussion is only for an investor’s general information, and does not take account of the special tax rules applicable to certain investors (such as tax-exempt investors) or to a number of special circumstances. Each investor should consult its own tax advisers based on that investor’s particular circumstances regarding the tax consequences of an investment in the Portfolio, as well as any state, local or foreign tax consequences to that investor of investing in the Portfolio.

Item 12.	Distribution Arrangements.

Legg Mason Investor Services, LLC (“LMIS”), a wholly-owned broker/dealer subsidiary of Legg Mason, serves as the Portfolio’s sole and exclusive placement agent. LMIS receives no compensation for serving as the Portfolio’s sole and exclusive placement agent.

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PART B

Item 14.	Cover Page and Table of Contents.

This Part B sets forth information with respect to Government Portfolio (the “Portfolio”), a series of Master Portfolio Trust (the “Trust”). The Trust is an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The date of this Part B and Part A to the Registration Statement for the Portfolio is September 1, 2017.

Item 15.	Portfolio History.

Government Portfolio was organized and designated as a series of Master Portfolio Trust, a Maryland statutory trust, on February 12, 2009.

Item 16.	Description of the Portfolio and Its Investments and Risks.

CLASSIFICATION

The Portfolio is an open-end, management investment company.

INVESTMENT OBJECTIVE

The investment objective of the Portfolio is to seek maximum current income to the extent consistent with preservation of capital and the maintenance of liquidity.

***

The investment objective of the Portfolio is non-fundamental and may be changed without the approval of its investors and on notice to investors. There is no assurance that the Portfolio will achieve its investment objective.

PRINCIPAL INVESTMENT STRATEGIES AND CERTAIN LIMITATIONS

The Portfolio invests in securities that, at the time of purchase, are rated by one or more rating agencies in the highest short-term rating category or, if not rated, are determined by the subadviser to be of equivalent quality. In addition, each security, at the time of purchase by the Portfolio, has been determined by the subadviser to present minimal credit risk. Where required by applicable rules, the Portfolio’s subadviser or Board will decide whether a security should be held or sold in the event of credit downgrades or certain credit events occurring after purchase.

The Portfolio invests in securities that, at the time of purchase, are treated under applicable regulations as having remaining maturities of 397 days or less. The Portfolio maintains a weighted average maturity of not more than 60 days. In addition, the Portfolio must comply with rules with respect to the Portfolio’s weighted average life. Where required by applicable rules, if, after purchase, payment upon maturity does not occur or the maturity on a security is extended, the Portfolio’s subadviser or Board will decide whether the security should be held or sold.

The Portfolio invests exclusively in short-term U.S. government obligations, including U.S. Treasuries and securities issued or guaranteed by the U.S. government or its agencies, authorities, instrumentalities or sponsored entities and in repurchase agreements collateralized by government obligations. These securities may pay interest at fixed, floating or adjustable rates, or may be issued at a discount. U.S. government obligations are not necessarily backed by the full faith and credit of the United States. Although the Portfolio invests in U.S. government obligations, an investment in the Portfolio is neither insured nor guaranteed by the U.S. government.

The Portfolio may not purchase or otherwise acquire any security if, as a result, more than 5% of its total assets would be invested in securities and other assets that are illiquid.

The approval of the Portfolio’s investors would not be required to change the Portfolio’s investment objective or any of its investment strategies. If, however, the Portfolio were to change its investment policies so that more than 20% of its assets, under normal market conditions, could be invested in securities other than short-term U.S. government obligations and related investments, the Portfolio would give written notice to its investors at least 60 days prior to implementing the change.

SUPPLEMENTAL INFORMATION REGARDING INVESTMENT PRACTICES AND RISK FACTORS

The Portfolio’s principal investment strategies are summarized above. The following provides additional information about these principal strategies and describes other investment strategies and practices that may be used by the Portfolio. To the extent permitted by law and the Portfolio’s investment policies, the Portfolio may engage in the practices described below.

Borrowings. The Portfolio may engage in borrowing transactions as a means of raising cash to satisfy redemption requests, for other temporary or emergency purposes or, to the extent permitted by its investment policies, to raise additional cash to be invested by the Portfolio’s subadviser in other securities or instruments in an effort to increase the Portfolio’s investment returns. Reverse repurchase agreements may be considered to be a type of borrowing.

When the Portfolio invests borrowing proceeds in other securities, the Portfolio will be at risk for any fluctuations in the market value of the securities in which the proceeds are invested. Like other leveraging risks, this makes the value of an investment in the Portfolio more volatile and increases the Portfolio’s overall investment exposure. In addition, if the Portfolio’s return on its investment of the borrowing proceeds does not equal or exceed the interest that the Portfolio is obligated to pay under the terms of a borrowing, engaging in these transactions will lower the Portfolio’s return.

The Portfolio may be required to liquidate portfolio securities at a time when it would be disadvantageous to do so in order to make payments with respect to its borrowing obligations. This could adversely affect the subadviser’s strategy and result in lower Portfolio returns. Interest on any borrowings will be the Portfolio expense and will reduce the value of beneficial interests in the Portfolio.

The Portfolio may borrow on a secured or on an unsecured basis. If the Portfolio enters into a secured borrowing arrangement, a portion of the Portfolio’s assets will be used as collateral. During the term of the borrowing, the Portfolio will remain at risk for any fluctuations in the market value of these assets in addition to any securities purchased with the proceeds of the loan. In addition, the Portfolio may be unable to sell the collateral at a time when it would be advantageous to do so, which could adversely affect the subadviser’s strategy and result in lower Portfolio returns. The Portfolio would also be subject to the risk that the lender may file for bankruptcy, become insolvent, or otherwise default on its obligations to return the collateral to the Portfolio. In the event of a default by the lender, there may be delays, costs and risks of loss involved in the Portfolio’s exercising its rights with respect to the collateral or those rights may be limited by other contractual agreements or obligations or by applicable law.

The 1940 Act requires the Portfolio to maintain an “asset coverage” of at least 300% of the amount of its borrowings provided that in the event that the Portfolio’s asset coverage falls below 300% the Portfolio is required to reduce the amount of its borrowings so that it meets the 300% asset coverage threshold within three days (not including Sundays and holidays). Asset coverage means the ratio that the value of the Portfolio’s total assets, minus liabilities other than borrowings, bears to the aggregate amount of all borrowings. Although complying with this guideline would have the effect of limiting the amount that the Portfolio may borrow, it does not otherwise mitigate the risks of entering into borrowing transactions.

Floating Rate and Variable Rate Obligations. Floating rate and variable rate obligations, including participation interests therein, are securities that pay interest at rates that are adjusted periodically according to a specified formula, usually with reference to some interest rate index or market interest rate. Variable rate obligations provide for a specified periodic adjustment in the interest rate, while floating rate obligations have an interest rate which changes whenever there is a change in the external interest rate. For purposes of determining the maturity of a variable rate or floating rate instrument held by the Portfolio under applicable regulations, the Portfolio may be permitted to take into account reset provisions. For the purposes of determining the weighted average life of the Portfolio, the period remaining for each adjustable-rate security without a demand feature would have a maturity equal to its final legal maturity.

The terms of the instruments provide that interest rates are adjustable at intervals ranging from daily to up to one year and the adjustments are based upon the prime rate of a bank or other appropriate interest rate adjustment index as provided in the respective instruments. Variable rate instruments include participation interests in variable or fixed-rate securities owned by a bank, insurance company or other financial institution or affiliated organizations. Although the rate of the underlying securities may be fixed, the terms of the participation interest may result in the Portfolio receiving a variable rate on its investment.

Because of the variable rate nature of the instruments, when prevailing interest rates decline the yield on these instruments will generally decline. On the other hand, during periods when prevailing interest rates increase, the yield on these instruments will generally increase and the instruments will have less risk of capital depreciation than instruments bearing a fixed rate of return.

Foreign Securities and Markets. Investments in securities issued by or provided with credit enhancements by foreign banks or other foreign issuers present certain additional risks. Also, whether or not a fund invests directly in such securities, the value and liquidity of the Portfolio’s investments may be negatively impacted by events and conditions affecting foreign markets, due to the interconnected nature of the global economy and capital markets.

Economic, Political and Social Factors. Certain non-U.S. countries, including emerging markets, may be subject to a greater degree of economic, political and social instability. Such instability may result from, among other things: (i) authoritarian governments or military involvement in political and economic decision making; (ii) popular unrest associated with demands for improved economic, political and social conditions; (iii) internal insurgencies; (iv) hostile relations with neighboring countries; and (v) ethnic, religious and racial disaffection and conflict. Such economic, political and social instability could significantly disrupt the financial markets in such countries and the ability of the issuers in such countries to repay their obligations. In addition, it may be difficult for the Portfolio to pursue claims against a foreign issuer in the courts of a foreign country. Investing in emerging countries also involves the risk of expropriation, nationalization, confiscation of assets and property or the imposition of restrictions on foreign investments and on repatriation of capital invested. In the event of such expropriation, nationalization or other confiscation in any emerging country, the Portfolio could lose its entire investment in that country. Certain emerging market countries restrict or control foreign investment in their securities markets to varying degrees. These restrictions may limit the Portfolio’s investment in those markets and may increase the expenses of the Portfolio. In addition, the repatriation of both investment income and capital from certain markets in the region is subject to restrictions such as the need for certain governmental consents. Even where there is no outright restriction on repatriation of capital, the mechanics of repatriation may affect certain aspects of the Portfolio’s operation. Economies in individual non-U.S. countries may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rates of inflation, currency valuation, capital reinvestment, resource self-sufficiency and balance of payments positions. Many non-U.S. countries have experienced substantial, and in some cases extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, very negative effects on the economies and securities markets of certain emerging countries. Economies in emerging countries generally are dependent heavily upon international trade and, accordingly, have been and may continue to be affected adversely by trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade. These economies also have been, and may continue to be, affected adversely and significantly by economic conditions in the countries with which they trade.

Sovereign Government and Supranational Debt. Sovereign debt securities may include: debt securities issued or guaranteed by governments, governmental agencies or instrumentalities and political subdivisions located in emerging market countries; debt securities issued by government owned, controlled or sponsored entities located in emerging market countries; interests in entities organized and operated for the purpose of restructuring the investment characteristics of instruments issued by any of the above issuers; Brady Bonds, which are debt securities issued under the framework of the Brady Plan as a means for debtor nations to restructure their outstanding external indebtedness; participations in loans between emerging market governments and financial institutions; or debt securities issued by supranational entities such as the World Bank or the European Economic Community. A supranational entity is a bank, commission or company established or financially supported by the national governments of one or more countries to promote reconstruction or development.

Sovereign debt is subject to risks in addition to those relating to non-U.S. investments generally. As a sovereign entity, the issuing government may be immune from lawsuits in the event of its failure or refusal to pay the obligations when due. The debtor’s willingness or ability to repay in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its non-U.S. reserves, the availability of sufficient non-U.S. exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the sovereign debtor’s policy toward principal international lenders and the political constraints to which the sovereign debtor may be subject. Sovereign debtors may also be dependent on disbursements or assistance from foreign governments or multinational agencies, the country’s access to trade and other international credits, and the country’s balance of trade. Assistance may be dependent on a country’s implementation of austerity measures and reforms, which measures may limit or be perceived to limit economic growth and recovery. Some sovereign debtors have rescheduled their debt payments, declared moratoria on payments or restructured their debt to effectively eliminate portions of it, and similar occurrences may happen in the future. There is no bankruptcy proceeding by which sovereign debt on which governmental entities have defaulted may be collected in whole or in part.

Europe—Recent Events. A number of countries in Europe have experienced severe economic and financial difficulties. Many non-governmental issuers, and even certain governments, have defaulted on, or been forced to restructure, their debts; many other issuers have faced difficulties obtaining credit or refinancing existing obligations; financial institutions have in many cases required government or central bank support, have needed to raise capital, and/or have been impaired in their ability to extend credit; and financial markets in Europe and elsewhere have experienced extreme volatility and declines in asset values and liquidity. These difficulties may continue, worsen or spread within and without Europe. Responses to the financial problems by European governments, central banks and others, including austerity measures and reforms, may not work, may result in social unrest and may limit future growth and economic recovery or have other unintended consequences. Further defaults or restructurings by governments and others of their debt could have additional adverse effects on economies, financial markets and asset valuations around the world. In addition, voters in the United Kingdom have approved withdrawal from the European Union. Other countries may seek to withdraw from the European Union and/or abandon the euro, the common currency of the European Union. A number of countries in Europe have suffered terror attacks, and additional attacks may occur in the future. The Ukraine has experienced ongoing military conflict; this conflict may expand and military conflicts could potentially occur elsewhere in Europe. Europe has also been struggling with mass migration from the Middle East and Africa. The ultimate effects of these events and other socio-political or geopolitical issues are not known but could profoundly affect global economies and markets. Whether or not a fund invests in securities of issuers located in Europe or with significant exposure to European issuers or countries, these events could negatively affect the value and liquidity of a fund’s investments.

Illiquid Assets. Illiquid assets are assets that cannot be sold or disposed of in the ordinary course of business within seven calendar days at approximately the value ascribed to them by the Portfolio. These assets include, among others, certain securities that are subject to legal or contractual restrictions on resale and any repurchase transactions that do not mature within seven days. The Portfolio may not be able to sell illiquid securities and other assets in its portfolio at a time when the sale would be desirable or at a price the Portfolio deems representative of their value. Disposing of illiquid investments may involve time-consuming negotiation and expenses. Certain restricted securities can be traded freely among qualified purchasers in accordance with Rule 144A under the Securities Act of 1933 (the “1933 Act”). The SEC has stated that an investment company’s board of directors, or its investment adviser acting under authority delegated by the board, may determine that a security eligible for trading under this rule is “liquid.” The

Board of Trustees (the “Board”) has delegated to the subadviser authority to determine whether particular securities eligible for trading under Rule 144A are and continue to be “liquid.” Investing in these restricted securities could have the effect of increasing the Portfolio’s illiquidity, however, if qualified purchasers become uninterested in buying these securities.

Lending of Securities. Consistent with applicable regulatory requirements and in order to generate income, the Portfolio may lend its securities to broker/dealers and other institutional borrowers. Loans of securities would be secured continuously by collateral in cash, cash equivalents, or U.S. government obligations maintained on a current basis at an amount at least equal to the market value of the securities loaned. The cash collateral received by the Portfolio would be invested in high quality short-term instruments, or in one or more funds maintained by the lending agent for this purpose. During the term of the loan, the Portfolio will continue to have investment risk with respect to the security loaned, as well as risk with respect to the investment of the cash collateral. Either party has the right to terminate a loan at any time on customary industry settlement notice (which will not usually exceed three business days). During the existence of a loan, the Portfolio would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned and, with respect to cash collateral, would also receive any income generated by the Portfolio’s investment of the collateral (subject to a rebate payable to the borrower and a percentage of the income payable to the lending agent). Where the borrower provides the Portfolio with collateral other than cash, the borrower is also obligated to pay the Portfolio a fee for use of the borrowed securities. The Portfolio would not have the right to vote any securities having voting rights during the existence of the loan, but would call the loan in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of their consent on a material matter affecting the investment. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower fail financially. However, the loans would be made only to entities deemed by the subadviser to be of good standing, and when, in the judgment of the subadviser, the consideration which can be earned currently from loans of this type justifies the attendant risk. In addition, the Portfolio could suffer loss if the loan is terminated and the Portfolio is forced to liquidate investments at a loss in order to return the cash collateral to the buyer. If the Portfolio does lend securities, it is not intended that the value of the securities loaned by the Portfolio would exceed 33 / % of the value of its net assets.

The Portfolio does not currently intend to engage in securities lending although the Portfolio may engage in transactions (such as reverse repurchase agreements) which have similar characteristics.

Money Market Instruments Generally. Money market instruments are short-term IOUs issued by banks or other non-governmental issuers, the U.S. or foreign governments, or state or local governments. Money market instruments generally have maturity dates of 13 months or less, and may pay interest at fixed, floating or adjustable rates, or may be issued at a discount. Money market instruments may include certificates of deposit, bankers’ acceptances, variable rate demand securities (where the interest rate is reset periodically and the holder may demand payment from the issuer or another obligor at any time), preferred shares, fixed-term obligations, commercial paper (short-term unsecured debt), asset-backed commercial paper, other mortgage-backed and asset-backed securities and repurchase agreements. Asset-backed commercial paper refers to a debt security with an original term to maturity of up to 270 days that may be backed by residential and commercial mortgage loans or mortgage-backed securities or other types of receivables. Payments due on asset-backed commercial paper are supported by cash flows from underlying assets, or one or more liquidity or credit support providers, or both.

U.S. Government Obligations. U.S. government securities include (1) U.S. Treasury obligations (see “U.S. Treasury Obligations” below) and (2) other obligations issued or guaranteed by U.S. government agencies or instrumentalities which are supported by any of the following: (a) the full faith and credit of the U.S. government (such as Government National Mortgage Association (“Ginnie Mae”) certificates); (b) the right of the issuer to borrow an amount limited to a specific line of credit from the U.S. government (such as obligations of the Federal Home Loan Banks); (c) the discretionary authority of the U.S. government to purchase certain obligations of agencies or instrumentalities (such as securities issued by Fannie Mae (formally known as the Federal National Mortgage Association)); or (d) only the credit of the instrumentality (such as securities issued by Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation)). The U.S. government has, however, provided financial support to Fannie Mae and Freddie Mac, which are currently being operated under the conservatorship of the Federal Housing Finance Agency, but there can be no assurances that it will support these or other government-sponsored entities in the future. In the case of obligations not backed by the full faith and credit of the United States, the Portfolio must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitments. Neither the U.S. government nor any of its agencies or instrumentalities guarantees the market value of the securities it issues.

U.S. Treasury Obligations. U.S. Treasury obligations are direct debt obligations issued by the U.S. government. Treasury bills, with maturities normally from 4 weeks to 52 weeks, are typically issued at a discount as they pay interest only upon maturity. Treasury bills are non-callable. Treasury notes have a maturity between two and ten years and typically pay interest semi-annually, while Treasury bonds have a maturity of over ten years and pay interest semi-annually. U.S. Treasury obligations also include STRIPS, TIPS and FRNs. STRIPS are Treasury obligations with separately traded principal and interest component parts of such obligations that are transferable through the federal book-entry system. The principal and interest components of U.S. Treasury bonds with remaining maturities of longer than ten years are eligible to be traded independently under the STRIPS program. Under the STRIPS program, the principal and interest components are separately issued through depository financial institutions, which then trade the component parts separately. Each interest payment and the principal payment becomes a separate zero-coupon security. STRIPS pay interest only at maturity. The interest component of STRIPS may be more volatile than that of U.S. Treasury bills with comparable maturities. TIPS are Treasury Inflation-Protected Securities, the principal of which increases with inflation and decreases with deflation. The inflation adjustment is based on a two month-lagged value of the non-seasonally adjusted Consumer Price Index for Urban Consumers (CPI-U). TIPS entitle the holder, upon maturity, to the adjusted principal or original principal, whichever is greater, thus providing a deflation floor. TIPS pay interest twice a year, at a fixed rate. The rate is applied to the adjusted principal; so, like the principal, interest payments rise with inflation and fall with deflation. However, because the interest rate is fixed, TIPS may lose value when market interest rates increase, particularly during periods of low inflation. FRNs are floating rate notes, the interest on which is indexed to the most recent 13-week Treasury bill auction. High Rate, which is the highest accepted discount rate in a Treasury bill auction.

When-Issued Securities and Forward Commitments. The Portfolio may purchase securities on a “when-issued” or “to be announced” or “forward delivery” basis. The payment obligation and the interest rate that will be received on the “when-issued” securities are fixed at the time the buyer enters into the commitment although settlement, i.e., delivery of and payment for the securities, takes place at a later date. In a “to be announced” transaction, the Portfolio commits to purchase securities for which all specific information is not known at the time of the trade.

Securities purchased on a “when-issued” or “forward delivery” basis are subject to changes in value based upon the market’s perception of the creditworthiness of the issuer and changes, real or anticipated, in the level of interest rates. The value of these securities experiences appreciation when interest rates decline and depreciation when interest rates rise. Purchasing securities on a “when-issued” or “forward delivery” basis can involve a risk that the yields available in the market on the settlement date may actually be higher or lower than those obtained in the transaction itself. At the time the Portfolio enters into a “when-issued” or “forward delivery” commitment, the Portfolio will set aside cash or other appropriate liquid securities with a value at least equal to the Portfolio’s obligation under the commitment. The Portfolio’s liquidity and ability to manage its assets might be affected when it sets aside cash or portfolio securities to cover such commitments.

An increase in the percentage of the Portfolio’s assets committed to the purchase of securities on a “when-issued” basis may increase the volatility of its net asset value.

Money Market Fund Reform Risk. In July 2014, the SEC adopted amendments to Rule 2a-7 under the 1940 Act. Rule 2a-7 imposes quality, liquidity and other requirements on any registered mutual fund that holds itself out to the public as a money market fund. Compliance with the various provisions of the amendments took effect over the course of 2015 and 2016. The new regulations impact money market funds differently depending upon the types of investors that will be permitted to invest in the Portfolio, and the types of securities in which the Portfolio may invest.

New regulations require money market funds to comply with the following requirements:

“Retail” money market funds must have policies and procedures reasonably designed to limit their beneficial owners to natural persons. All other money market funds are considered to be “institutional” money market funds. Retail and institutional money market funds are further classified by their investments. “Prime” money market funds will be permitted to invest primarily in corporate or other non-government securities, “U.S. government” money market funds are required to invest a very high percentage of their assets in U.S. government securities and “municipal” money market funds are required to invest significantly in municipal securities.

Institutional prime money market funds and institutional municipal money market funds are required to value their portfolio securities using market-based factors, and sell and redeem shares at prices based on a floating net asset value. A floating net asset value are calculated by rounding to the fourth decimal place in the case of a money market fund with a $1.0000 share price. Retail money market funds and U.S. government money market funds are not subject to the floating net asset value requirement.

Any type of money market fund is permitted to impose a discretionary liquidity fee of up to 2% on redemptions or temporarily suspend redemptions (also known as “gate”) if the money market fund’s weekly liquid assets (as defined in Rule 2a-7) fall below 30% of the fund’s total assets and the money market fund’s board of trustees determines that the fee or gate is in the fund’s best interests. Once imposed, a discretionary liquidity fee or redemption gate will remain in effect until the fund’s board of trustees determines that the fee or gate is no longer in the fund’s best interests or the next business day after the fund’s weekly liquid assets return to 30% of the fund’s total assets, whichever occurs first. Regardless, the redemption gate are required to be lifted no later than the 10th business day after the gate is imposed, and a money market fund may not impose a redemption gate for more than 10 business days in any rolling 90-calendar day period.

Any type of money market fund (except for U.S. government money market funds) is required to impose a liquidity fee of 1% on all redemptions if the money market fund’s weekly liquid assets (as defined in Rule 2a-7) fall below 10% of the fund’s total assets, unless the fund’s board of trustees determines that the fee is not in the fund’s best interests, or that a lower or higher (up to 2%) liquidity fee is in the fund’s best interests. None of U.S. Treasury Reserves Portfolio, U.S. Treasury Obligations Portfolio, and Government Portfolio currently intends to avail itself of the ability to impose liquidity fees and/or gates on fund redemptions, as permitted under the new regulations. However, the Board reserves the right, with notice to shareholders, to change this policy, thereby permitting either fund to impose such fees and gates in the future.

Other requirements of the revised rule include enhanced website disclosure obligations, the adoption of a new form for disclosure of certain material events (such as the imposition of liquidity fees or redemption gates), stronger diversification requirements and enhanced stress testing.

As a result of the revised rule, money market funds have implemented changes that will impact and may adversely affect the Portfolio and its investors.

Diversification. Government Portfolio ais currently classified as a diversified Portfolio under the 1940 Act. The Portfolio may only change to non-diversified status with the approval of the Portfolio’s investors. Under the 1940 Act, such approval requires the affirmative vote (a) of 67% or more of the voting securities present at an annual or special meeting, if the holders of more than 50% of the outstanding voting securities of the fund are present or represented by proxy, or (b) of more than 50% of the outstanding voting securities of the fund, whichever is less.

Commodity Exchange Act Registration. The Portfolio is operated by persons who have claimed an exclusion, granted to operators of registered investment companies like the Portfolio, from registration as a “commodity pool operator” with respect to the Portfolio under the Commodity Exchange Act (the “CEA”), and, therefore, is not subject to registration or regulation with respect to the Portfolio under the CEA.

Cybersecurity Risk.

With the increased use of technologies such as mobile devices and Web-based or “cloud” applications, and the dependence on the Internet and computer systems to conduct business, the Portfolio is susceptible to operational, information security and related risks. In general, cybersecurity incidents can result from deliberate attacks or unintentional events (arising from external or internal sources) that may cause the Portfolio to lose proprietary information, suffer data corruption, physical damage to a computer or network system or lose operational capacity. Cybersecurity attacks include, but are not limited to, infection by malicious software, such as malware or computer viruses or gaining unauthorized access to digital systems, networks or devices that are used to service the Portfolio’s operations (e.g., through “hacking,” “phishing” or malicious software coding) or other means for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cybersecurity attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on the Portfolio’s websites (i.e., efforts to make network services unavailable to intended users). In addition, authorized persons could inadvertently or intentionally release confidential or proprietary information stored on the Portfolio’s systems.

Cybersecurity incidents affecting the Portfolio’s manager, subadviser, other service providers to the Portfolio or its investors (including, but not limited to, Portfolio accountants, custodians, sub-custodians, transfer agents and Service Agents) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses to both the Portfolio and investor, interference with the Portfolio’s ability to calculate its net asset value, impediments to trading, the inability of Portfolio investors to transact business and the Portfolio to process transactions (including fulfillment of Portfolio share purchases and redemptions), violations of applicable privacy and other laws (including the release of private investor information) and attendant breach notification and credit monitoring costs, regulatory fines, penalties, litigation costs, reputational damage, reimbursement or other compensation costs, forensic investigation and remediation costs, and/or additional compliance costs. Similar adverse consequences could result from cybersecurity incidents affecting issuers of securities in which the Portfolio invests, counterparties with which the Portfolio engages in transactions, governmental and other regulatory authorities, exchange and other financial market operators, banks, brokers, dealers, insurance companies and other financial institutions (including Service Agents and other service providers) and other parties. In addition, substantial costs may be incurred in order to safeguard against and reduce the risk of any cybersecurity incidents in the future. In addition to administrative, technological and procedural safeguards, the Portfolio’s manager and subadviser have established business continuity plans in the event of, and risk management systems to prevent or reduce the impact of, such cybersecurity incidents. However, there are inherent limitations in such plans and systems, including the possibility that certain risks have not been identified, as well as the rapid development of new threats. Furthermore, the Portfolio cannot control the cybersecurity plans and systems put in place by its service providers or any other third parties whose operations may affect the Portfolio or its investors. The Portfolio and its investors could be negatively impacted as a result.

INVESTMENT POLICIES

The Portfolio has adopted the fundamental investment policies below for the protection of investors. Fundamental investment policies of the Portfolio may not be changed without the vote of a majority of the outstanding voting securities of the Portfolio, defined under the 1940 Act as the lesser of (a) 67% or more of the voting securities of the Portfolio present at the Portfolio meeting, if the holders of more than 50% of the voting securities of the Portfolio are present in person or represented by proxy, or (b) more than 50% of the voting securities of the Portfolio. The Board may change non-fundamental investment policies at any time.

If any percentage restriction described below is complied with at the time of an investment, a later increase or decrease in the percentage resulting from a change in asset values or characteristics will not constitute a violation of such restrictions, unless otherwise noted below. The Portfolio’s investment objective is non-fundamental.

Fundamental Investment Policies

The Portfolio’s fundamental investment policies are as follows:

(1) The Portfolio may not borrow money except as permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

(2) The Portfolio may not engage in the business of underwriting the securities of other issuers except as permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

(3) The Portfolio may lend money or other assets to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

(4) The Portfolio may not issue senior securities except as permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

(5) The Portfolio may not purchase or sell real estate except as permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

(6) The Portfolio may purchase or sell commodities or contracts related to commodities to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

(7) Except as permitted by exemptive or other relief or permission from the SEC, SEC staff or other authority with appropriate jurisdiction, the Portfolio may not make any investment if, as a result, the Portfolio’s investments will be concentrated in any one industry, except that the Portfolio may invest without limit in obligations issued by banks.

For purposes of the investment restrictions described above, the issuer of a tax-exempt security is deemed to be the entity (public or private) ultimately responsible for the payment of principal of and interest on the security. If, however, the creating government or some other entity, such as an insurance company or other corporate obligor, guarantees a security or a bank issues a letter of credit, such a guarantee or letter of credit may, in accordance with applicable SEC rules, be considered a separate security and treated as an issue of such government, other entity or bank.

With respect to the fundamental policy relating to borrowing money set forth in (1) above, the 1940 Act permits a fund to borrow money in amounts of up to one-third of the fund’s total assets from banks for any purpose, and to borrow up to 5% of the fund’s total assets from banks or other lenders for temporary purposes. (A fund’s total assets include the amounts being borrowed.) To limit the risks attendant to borrowing, the 1940 Act requires the fund to maintain an “asset coverage” of at least 300% of the amount of its borrowings, provided that in the event that the Portfolio’s asset coverage falls below 300%, the Portfolio is required to reduce the amount of its borrowings so that it meets the 300% asset coverage threshold within three days (not including Sundays and holidays). Asset coverage means the ratio that the value of the fund’s total assets (including amounts borrowed), minus liabilities other than borrowings, bears to the aggregate amount of all borrowings. Certain trading practices and investments, such as reverse repurchase agreements, may be considered to be borrowing, and thus, subject to the 1940 Act restrictions. Borrowing money to increase portfolio holdings is known as “leveraging.” Borrowing, especially when used for leverage, may cause the value of the Portfolio’s shares to be more volatile than if the Portfolio did not borrow. This is because borrowing tends to magnify the effect of any increase or decrease in the value of the Portfolio’s portfolio holdings. Borrowed money thus creates an opportunity for greater gains, but also greater losses. To repay borrowings, the Portfolio may have to sell securities at a time and at a price that is unfavorable to the Portfolio. There also are costs associated with borrowing money, and these costs would offset and could eliminate the Portfolio’s net investment income in any given period. Currently no Portfolio contemplates borrowing money for leverage, but if the Portfolio does so, it will not likely do so to a substantial degree. The policy in (1) above will be interpreted to permit the Portfolio to engage in trading practices and investments that may be considered to be borrowing to the extent permitted by the 1940 Act. Short-term credits necessary for the settlement of securities transactions and arrangements with respect to securities lending will not be considered to be borrowings under the policy. Practices and investments that may involve leverage but are not considered to be borrowings are not subject to the policy.

With respect to the fundamental policy relating to underwriting set forth in (2) above, the 1940 Act does not prohibit a fund from engaging in the underwriting business or from underwriting the securities of other issuers; in fact, the 1940 Act permits a fund to have underwriting commitments of up to 25% of its assets under certain circumstances. Those circumstances currently are that the amount of the fund’s underwriting commitments, when added to the value of the fund’s investments in issuers where the fund owns more than 10% of the outstanding voting securities of those issuers, cannot exceed the 25% cap. A fund engaging in transactions involving the acquisition or disposition of portfolio securities may be considered to be an underwriter under the 1933 Act. Under the 1933 Act, an underwriter may be liable for material omissions or misstatements in an issuer’s registration statement or prospectus. Securities purchased from an issuer and not registered for sale under the 1933 Act are considered restricted securities. There may be a limited market for these securities. If these securities are registered under the 1933 Act, they may then be eligible for sale but participating in the sale may subject the seller to underwriter liability. These risks could apply to a fund investing in restricted securities. Although it is not believed that the application of the 1933 Act provisions described above would cause the Portfolio to be engaged in the business of underwriting, the policy in (2) above will be interpreted not to prevent the Portfolio from engaging in transactions involving the acquisition or disposition of portfolio securities, regardless of whether the Portfolio may be considered to be an underwriter under the 1933 Act.

With respect to the fundamental policy relating to lending set forth in (3) above, the 1940 Act does not prohibit a fund from making loans; however, SEC staff interpretations currently prohibit funds from lending more than one-third of their total assets, except through the purchase of debt obligations or the use of repurchase agreements. (A repurchase agreement is an agreement to purchase a security, coupled with an agreement to sell that security back to the original seller on an agreed-upon date at a price that reflects current interest rates. The SEC frequently treats repurchase agreements as loans.) While lending securities may be a source of income to the Portfolio, as with other extensions of credit, there are risks of delay in recovery or even loss of rights in the underlying securities should the borrower fail financially. However, loans would be made only when the Portfolio’s manager or the subadviser believes the income justifies the attendant risks. The Portfolio also will be permitted by this policy to make loans of money, including to other funds. The Portfolio would have to obtain exemptive relief from the SEC to make loans to other funds. The policy in (3) above will be interpreted not to prevent the Portfolio from purchasing or investing in debt obligations and loans.

With respect to the fundamental policy relating to issuing senior securities set forth in (4) above, “senior securities” are defined as fund obligations that have a priority over the fund’s shares with respect to the payment of dividends or the distribution of fund assets. The 1940 Act prohibits a fund from issuing senior securities except that the fund may borrow money in amounts of up to one-third of the fund’s total assets from banks for any purpose. A fund also may borrow up to 5% of the fund’s total assets from banks or other lenders for temporary purposes, and these borrowings are not considered senior securities. The issuance of senior securities by the Portfolio can increase the speculative character of the Portfolio’s outstanding shares through leveraging. Leveraging of the Portfolio’s portfolio through the issuance of senior securities magnifies the potential for gain or loss on monies, because even though the Portfolio’s net assets remain the same, the total risk to investors is increased to the extent of the Portfolio’s gross assets.

With respect to the fundamental policy relating to real estate set forth in (5) above, the 1940 Act does not prohibit a fund from owning real estate; however, a fund is limited in the amount of illiquid assets it may purchase. Investing in real estate may involve risks, including that real estate is generally considered illiquid and may be difficult to value and sell. Owners of real estate may be subject to various liabilities, including environmental liabilities. To the extent that investments in real estate are considered illiquid, SEC rules limit a money market fund’s purchases of illiquid securities to 5% of total assets. The policy in (5) above will be interpreted not to prevent the Portfolio from investing in real estate-related companies, companies whose businesses consist in whole or in part of investing in real estate, instruments (like mortgages) that are secured by real estate or interests therein, or real estate investment trust securities.

With respect to the fundamental policy relating to commodities set forth in (6) above, the 1940 Act does not prohibit a fund from owning commodities, whether physical commodities and contracts related to physical commodities (such as oil or grains and related futures contracts), or financial commodities and contracts related to financial commodities (such as currencies and, possibly, currency futures). However, a fund is limited in the amount of illiquid assets it may purchase. To the extent that investments in commodities are considered illiquid, SEC rules limit a money market fund’s purchases of illiquid securities to 5% of total assets. If a fund were to invest in a physical commodity or a physical commodity-related instrument, the fund would be subject to the additional risks of the particular physical commodity and its related market. The value of commodities and commodity-related instruments may be extremely volatile and may be affected either directly or indirectly by a variety of factors. There also may be storage charges and risks of loss associated with physical commodities. The policy in (6) above will be interpreted to permit investments in exchange traded funds that invest in physical and/or financial commodities.

With respect to the fundamental policy relating to concentration set forth in (7) above, the 1940 Act does not define what constitutes “concentration” in an industry. The SEC staff has taken the position that investment of 25% or more of a fund’s total assets in one or more issuers conducting their principal activities in the same industry or group of industries constitutes concentration. It is possible that interpretations of concentration could change in the future. The Portfolio that invests a significant percentage of its total assets in a single industry may be particularly susceptible to adverse events affecting that industry and may be more risky than a fund that does not concentrate in an industry. The policy in (7) above will be interpreted to refer to concentration as that term may be interpreted from time to time. In addition, the term industry will be interpreted to include related groups of industries. The SEC has taken the position that money market funds may reserve the right to invest without limit in obligations of domestic banks without being deemed to concentrate their investments. The policy in (7) above will be interpreted to permit investment without limit in domestic bank participation interests in municipal securities. Currently, Government Portfolio does not intend to purchase or concentrate in banking obligations. The policy also will be interpreted to permit investment without limit in the following: securities of the U.S. government and its agencies or instrumentalities; securities of state, territory, possession or municipal governments and their authorities, agencies, instrumentalities or political subdivisions; and repurchase agreements collateralized fully by any such obligations. Accordingly, issuers of the foregoing securities will not be considered to be members of any industry. There also will be no limit on investment in issuers domiciled in a single jurisdiction or country. The policy also will be interpreted to give broad authority to the Portfolio as to how to classify issuers within or among industries or groups of industries. The Portfolio has been advised by the staff of the SEC that the staff currently views securities issued by a foreign government to be in a single industry for purposes of calculating applicable limits on concentration.

The Portfolio’s fundamental policies are written and will be interpreted broadly. For example, the policies will be interpreted to refer to the 1940 Act and the related rules as they are in effect from time to time, and to interpretations and modifications of or relating to the 1940 Act by the SEC and others as they are given from time to time. When a policy provides that an investment practice may be conducted as permitted by the 1940 Act, the policy will be interpreted to mean either that the 1940 Act expressly permits the practice or that the 1940 Act does not prohibit the practice.

Rule 2a-7 under the 1940 Act may limit the Portfolio’s ability to engage in a strategy otherwise permitted under the 1940 Act.

Additional Fundamental Investment Policy

As a fundamental policy, under normal market conditions, Tax Free Reserves Portfolio invests at least 80% of its assets in municipal obligations and interests in municipal obligations that pay interest that is exempt from federal income tax, including the AMT.

DISCLOSURE OF PORTFOLIO HOLDINGS

The Portfolio’s board has adopted policies and procedures (the “policy”) developed by the manager with respect to the disclosure of a fund’s portfolio securities and any ongoing arrangements to make available information about the fund’s portfolio securities. The manager believes the policy is in the best interests of each fund and its shareholders and that it strikes an appropriate balance between the desire of investors for information about fund portfolio holdings and the need to protect funds from potentially harmful disclosures.

General rules/Website disclosure

The policy provides that information regarding a fund’s portfolio holdings may be shared at any time with employees of the manager, a fund’s subadviser and other affiliated parties involved in the management, administration or operations of the fund (referred to as fund-affiliated personnel). Under the policy, a fund’s complete list of holdings (including the size of each position) and certain other information is disclosed as of the last business day of the month no later than five business days after month-end on the fund’s public website. A fund may disclose its complete portfolio holdings earlier, provided such information has been made available on the fund’s public website in accordance with the policy.

The Portfolio intends to disclose its complete portfolio holdings as of the last business day of a month no later than five business days after month-end on Legg Mason’s website: www.leggmason.com/moneymarketfunds (under the name of each registered U.S. investment company investing in the Portfolio (see Item 18 in this Part B)).

Ongoing arrangements

Under the policy, a fund may release portfolio holdings information on a regular basis to a custodian, sub-custodian, fund accounting agent, proxy voting provider, rating agency or other vendor or service provider for a legitimate business purpose, where the party receiving the information is under a duty of confidentiality, including a duty to prohibit the sharing of non-public information with unauthorized sources and trading upon non-public information. A fund may enter into other ongoing arrangements for the release of portfolio holdings information, but only if such arrangements serve a legitimate business purpose and are with a party who is subject to a confidentiality agreement and restrictions on trading upon non-public information. None of the funds, Legg Mason or any other affiliated party may receive compensation or any other consideration in connection with such arrangements. Ongoing arrangements to make available information about a fund’s portfolio securities will be reviewed at least annually by the fund’s board.

Set forth below is a list, as of August 26, 2016, of those parties with whom the manager, on behalf of the fund and the portfolio, has authorized ongoing arrangements that include the release of portfolio holdings information in accordance with the policy, as well as the maximum frequency of the release under such arrangements, and the minimum length of the lag, if any, between the date of the information and the date on which the information is disclosed. The ongoing arrangements may vary for each party, and it is possible that not every party will receive information for each fund. The parties identified below as recipients are service providers, fund rating agencies, consultants and analysts.

Recipient	Frequency
Charles River	Daily	None
Institutional Shareholder Services (Proxy Voting Services)	Daily	None
Middle Office Solutions, LLC	Daily	None
NaviSite, Inc.	Daily	None
State Street Bank and Trust Company (Fund Custodian and Accounting Agent)	Daily	None
Thomson	Semi-annually	None

Portfolio holdings information for a fund or portfolio may also be released from time to time pursuant to ongoing arrangements with the following parties:

Recipient	Frequency	Delay Before dissemination
Fidelity	Quarterly	5 Business Days
Fitch (Rating Agency)	Monthly	Sent 6-7 Business Days
Interactive Data Corp.	Weekly	None
Liberty Hampshire	Weekly and Month-End	None
S&P Global (Rating Agency)	Monthly	Sent 6-7 Business Days
SunTrust	Weekly and Month-End	None

Excluded from the lists of ongoing arrangements set forth above are ongoing arrangements where either (i) the disclosure of portfolio holdings information occurs concurrently with or after the time at which the portfolio holdings information is included in a public filing with the SEC that is required to include the information, or (ii) a fund’s portfolio holdings information is made available no earlier than the day next following the day on which the fund makes the information available on its website, as disclosed in Part A of this Registration Statement. The approval of the funds’ Chief Compliance Officer, or designee, must be obtained before entering into any new ongoing arrangement or altering any existing ongoing arrangement to make available portfolio holdings information, or with respect to any exceptions from the policy.

Release of limited portfolio holdings information

In addition to the ongoing arrangements described above, a fund’s complete or partial list of holdings (including size of positions) may be released to another party on a one-time basis, provided the party receiving the information has executed a non-disclosure and confidentiality agreement and provided that the specific release of information has been approved by the fund’s Chief Compliance Officer or designee as consistent with the policy. By way of illustration and not of limitation, release of non-public information about a fund’s portfolio holdings may be made (i) to a proposed or potential adviser or subadviser or other investment manager asked to provide investment management services to the fund, or (ii) to a third party in connection with a program or similar trade.

In addition, the policy permits the release to investors, potential investors, third parties and Legg Mason personnel that are not fund-affiliated personnel of limited portfolio holdings information in other circumstances, including:

1.	A fund’s top ten securities positions (including the aggregate but not individual size of such positions) may be released at any time with simultaneous public disclosure.

2.	A list of securities (that may include fund holdings together with other securities) followed by an investment professional (without position sizes or identification of particular funds) may be disclosed to sell-side brokers at any time for the purpose of obtaining research and/or market information from such brokers.

3.	A trade in process may be discussed only with counterparties, potential counterparties and others involved in the transaction (i.e., brokers and custodians).

4.	A fund’s sector weightings, yield and duration (for fixed income and money market funds), performance attribution (e.g., analysis of the fund’s out-performance or underperformance of its benchmark based on its portfolio holdings) and other summary and statistical information that does not include identification of specific portfolio holdings may be released, even if non-public, if such release is otherwise in accordance with the policy’s general principles.

5.	A small number of a fund’s portfolio holdings (including information that the fund no longer holds a particular holding) may be released, but only if the release of the information could not reasonably be seen to interfere with current or future purchase or sales activities of the fund and is not contrary to law.

6.	A fund’s portfolio holdings may be released on an as-needed basis to its legal counsel, counsel to its independent trustees and its independent public accounting firm, in required regulatory filings or otherwise to governmental agencies and authorities.

Exceptions to the policy

The Chief Compliance Officer, or designee, may, as is deemed appropriate, approve exceptions from the policy. Exceptions are granted only after a thorough examination and consultation with the manager’s legal department, as necessary. Exceptions from the policy are reported annually to each fund’s board.

Limitations of policy

The portfolio holdings policy is designed to prevent sharing of portfolio information with third parties that have no legitimate business purpose for accessing the information. The policy may not be effective to limit access to portfolio holdings information in all circumstances, however. For example, the manager or a subadviser may manage accounts other than a fund that have investment objectives and strategies similar to those of the fund. Because these accounts, including a fund, may be similarly managed, portfolio holdings may be similar across the accounts. In that case, an investor in another account managed by the manager or a subadviser may be able to infer the portfolio holdings of the fund from the portfolio holdings in that investor’s account.

Item 17.	Management of the Portfolio.

TRUSTEES AND OFFICERS

The business and affairs of the Portfolio are conducted by management under the supervision and subject to the direction of its Board. The business address of each Trustee (including each Trustee of the funds who is not an “interested person” of the funds (an “Independent Trustee”)) is c/o Jane Trust, Legg Mason, 100 International Drive, 11th Floor, Baltimore, Maryland 21202.

Information pertaining to the Trustees and officers of the Portfolio is set forth below.

Name and Year of Birth	Position(s) with Trust	Term of Office* and Length of Time Served**	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee	Other Board Memberships Held by Trustee During Past 5 Years

Independent Trustees:#

Elliott J. Berv Born 1943	Trustee and Chairman of the Board	Since 1989 (Chairman of the Boards since 2016)	President and Chief Executive Officer, Catalyst (consulting) (since 1984); formerly, Chief Executive Officer, Rocket City Enterprises (media) (2000 to 2005)	52	None

Jane F. Dasher Born 1949	Trustee	Since 1999	Chief Financial Officer, Long Light Capital, LLC, formerly known as Korsant Partners, LLC (a family investment company) (since 1997)	52	None

Mark T. Finn Born 1943	Trustee	Since 1989	Adjunct Professor, College of William & Mary (since 2002); Chairman, Chief Executive Officer and Owner, Vantage Consulting Group, Inc. (investment management) (since 1988); Principal/Member, Balvan Partners (investment management) (2002 to 2009)	52	None

Name and Year of Birth	Position(s) with Trust	Term of Office* and Length of Time Served**	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee	Other Board Memberships Held by Trustee During Past 5 Years
Stephen Randolph Gross Born 1947	Trustee	Since 1986	Chairman Emeritus (since 2011) and formerly, Chairman, HLB Gross Collins, P.C. (accounting and consulting firm) (1974 to 2011); Executive Director of Business Builders Team, LLC (since 2005); Principal, Gross Consulting Group, LLC (since 2011); CEO, Gross Capital Advisors, LLC (since 2011); CEO Trusted CFO Solutions, LLC (since 2011)	52	None

Richard E. Hanson, Jr. Born 1941	Trustee	Since 1985	Retired; formerly, Headmaster, The New Atlanta Jewish Community High School, Atlanta, Georgia (1996 to 2000)	52	None

Diana R. Harrington Born 1940		Since 1992	Babson Distinguished Professor of Finance, Babson College (since 1992)	52	None

Susan M. Heilbron Born 1945	Trustee	Since 1994	Retired; formerly, President, Lacey & Heilbron (communications consulting) (1990 to 2002); formerly, General Counsel and Executive Vice President, The Trump Organization (1986 to 1990); formerly, Senior Vice President, New York State Urban Development Corporation (1984 to 1986); formerly, Associate, Cravath, Swaine & Moore LLP (1980 to 1984) and (1977 to 1979)	52	Formerly, Director, Lincoln Savings Bank, FSB (1991 to 1994); formerly, Director, Trump Shuttle, Inc. (air transportation) (1989 to 1990); formerly, Director, Alexander’s Inc. (department store) (1987 to 1990)

Name and Year of Birth	Position(s) with Trust	Term of Office* and Length of Time Served**	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee	Other Board Memberships Held by Trustee During Past 5 Years
Susan B. Kerley Born 1951	Trustee	Since 1992	Investment Consulting Partner, Strategic Management Advisors, LLC (investment consulting) (since 1990)	52	Director and Trustee (since 1990) and formerly, Chairman (2005 to 2012) of various series of MainStay Family of Funds (66 funds); Investment Company Institute (ICI) Board of Governors (since 2006); ICI Executive Committee (since 2011); Chairman of the Independent Directors Council (since 2012)

Name and Year of Birth	Position(s) with Trust	Term of Office* and Length of Time Served**	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee	Other Board Memberships Held by Trustee During Past 5 Years
Alan G. Merten Born 1941	Trustee	Since 1990	President Emeritus (since 2012) and formerly President, George Mason University (1996 to 2012)	52	Director Emeritus (since 2012) and formerly, Director, Cardinal Financial Corporation (2006 to 2012); Trustee, First Potomac Realty Trust (since 2005); Director, DeVry Inc. (educational services) (since 2012); formerly, Director, Xybernaut Corporation (information technology) (2004 to 2006); formerly, Director, Digital Net Holdings, Inc. (2003 to 2004); formerly, Director, Comshare, Inc. (information technology) (1985 to 2003)

R. Richardson Pettit Born 1942	Trustee	Since 1990	Retired; formerly, Duncan Professor of Finance, University of Houston (1977 to 2006); previous academic or management positions include: University of Washington, University of Pennsylvania and Purdue University	52	None

Name and Year of Birth	Position(s) with Trust	Term of Office* and Length of Time Served**	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee	Other Board Memberships Held by Trustee During Past 5 Years

Interested Trustee and Officer:

Jane Trust, CFA† Born 1962	Trustee, President and Chief Executive Officer	Since 2015	Managing Director of Legg Mason & Co., LLC (“Legg Mason & Co.”) (since 2016); Officer and/or Trustee/Director of 159 funds associated with Legg Mason Partners Fund Advisor, LLC (“LMPFA”) or its affiliates (since 2015); President and Chief Executive Officer of LMPFA (since 2015); formerly, Senior Vice President of LMPFA (2015); formerly, Director of ClearBridge, LLC (formerly, Legg Mason Capital Management, LLC) (2007 to 2014); formerly, Managing Director of Legg Mason Investment Counsel & Trust Co. (2000 to 2007)	152	None

#	Trustees who are not “interested persons” of the Portfolio within the meaning of Section 2(a)(19) of the 1940 Act.
*	Each Trustee serves until his or her respective successor has been duly elected and qualified or until his or her earlier death, resignation, retirement or removal.
**	Indicates the earliest year in which the Trustee became a board member for a fund in the Legg Mason fund complex.
†	Effective June 1, 2015, Ms. Trust became a Trustee. Ms. Trust is an “interested person” of the Portfolio, as defined in the 1940 Act, because of her position with LMPFA and/or certain of its affiliates.

Name, Year of Birth and Address	Position(s) with Trust	Term of Office* and Length of Time Served**	Principal Occupation(s) During Past 5 Years

Additional Officers:

Ted P. Becker Born 1951 620 Eighth Avenue 49th Floor New York, NY 10018	Chief Compliance Officer	Since 2007	Director of Global Compliance at Legg Mason (since 2006); Chief Compliance Officer of LMPFA (since 2006); Managing Director of Compliance of Legg Mason & Co (since 2005); Chief Compliance Officer of certain mutual funds associated with Legg Mason & Co. or its affiliates (since 2006)

Name, Year of Birth and Address	Position(s) with Trust	Term of Office* and Length of Time Served**	Principal Occupation(s) During Past 5 Years
Susan Kerr Born 1949 620 Eighth Avenue 49th Floor New York, NY 10018	Chief Anti-Money Laundering Compliance Officer	Since 2013	Assistant Vice President of Legg Mason & Co. and LMIS (since 2010); Chief Anti-Money Laundering Compliance Officer of certain mutual funds associated with Legg Mason & Co. or its affiliates (since 2013) and Anti-Money Laundering Compliance Officer of LMIS (since 2012); Senior Compliance Officer of LMIS (since 2011); formerly, AML Consultant, DTCC (2010); formerly, AML Consultant, Rabobank Netherlands (2009); formerly, First Vice President, Director of Marketing & Advertising Compliance and Manager of Communications Review Group at Citigroup Inc. (1996 to 2008)

Jenna Bailey Born 1978 100 First Stamford Place 6th Floor Stamford, CT 06902	Identity Theft Prevention Officer	Since 2015	Identity Theft Prevention Officer of certain mutual funds associated with Legg Mason & Co. or its affiliates (since 2015); Compliance Officer of Legg Mason & Co. (since 2013); Assistant Vice President of Legg Mason & Co. (since 2011); formerly, Associate Compliance Officer of Legg Mason & Co. (2011-2013); formerly, Risk Manager of U.S. Distribution of Legg Mason & Co. (2007 to 2011)

Robert I. Frenkel Born 1954 100 First Stamford Place 6th Floor Stamford, CT 06902	Secretary and Chief Legal Officer	Since 2007	Vice President and Deputy General Counsel of Legg Mason (since 2006); Managing Director and General Counsel of U.S. Mutual Funds for Legg Mason & Co. (since 2006) and Legg Mason & Co. predecessors (since 1994); Secretary and Chief Legal Officer of certain mutual funds associated with Legg Mason & Co. or its affiliates (since 2006) and Legg Mason & Co. predecessors (prior to 2006)

Name, Year of Birth and Address	Position(s) with Trust	Term of Office* and Length of Time Served**	Principal Occupation(s) During Past 5 Years
Thomas C. Mandia Born 1962 100 First Stamford Place 6th Floor Stamford, CT 06902	Assistant Secretary	Since 2007	Managing Director and Deputy General Counsel of Legg Mason & Co. (since 2005) and Legg Mason & Co. predecessors (prior to 2005); Secretary of LMPFA (since 2006); Assistant Secretary of certain mutual funds associated with Legg Mason & Co. or its Mason & Co. predecessors (prior to 2006); Secretary of LM Asset Services, LLC (“LMAS”) (since 2002) and Legg Mason Fund Asset Management, Inc. (“LMFAM”) (formerly registered investment advisers) (since 2013)

Richard F. Sennett Born 1970 100 International Drive 7th Floor Baltimore, MD 21202	Principal Financial Officer	Since 2011	Principal Financial Officer and Treasurer of certain mutual funds associated with Legg Mason & Co. or its affiliates (since 2011 and since 2013); Managing Director of Legg Mason & Co. and Senior Manager of the Treasury Policy group for Legg Mason & Co.’s Global Fiduciary Platform (since 2011); formerly, Chief Accountant within the SEC’s Division of Investment Management (2007 to 2011); formerly, Assistant Chief Accountant within the SEC’s Division of Investment Management (2002 to 2007)

Steven Frank Born 1967 620 Eighth Avenue 49th Floor New York, NY 10018	Treasurer	Since 2014	Director of Legg Mason & Co. (since 2015); Treasurer of certain mutual funds associated with Legg Mason & Co. or its affiliates (since 2010); formerly, Vice President of Legg Mason & Co. and Legg Mason & Co. predecessors (2002 to 2015); formerly, Controller of certain mutual funds associated with Legg Mason & Co. or its affiliates (prior to 2010)

Name, Year of Birth and Address	Position(s) with Trust	Term of Office(*) and Length of Time Served (**)	Principal Occupation(s) During Past 5 Years
Jeanne M. Kelly Born 1951 620 Eighth Avenue 49th Floor New York, NY 10018	Senior Vice President	Since 2007	Senior Vice President of certain mutual funds associated with Legg Mason & Co. or its affiliates (since 2007); Senior Vice President of LMPFA (since 2006); President and Chief Executive Officer of LMAS and LMFAM (since 2015); Managing Director of Legg Mason & Co. (since 2005) and Legg Mason & Co. predecessors (prior to 2005); formerly, Senior Vice President of LMFAM
(2013 to 2015)

*	Each officer serves until his or her respective successor has been duly elected and qualified or until his or her earlier death, resignation, retirement or removal.
**	Indicates the earliest year in which the officer took such office.

Each Trustee, except for Ms. Trust, previously served as a trustee or director of certain predecessor funds in the Legg Mason-sponsored fund complex, and each Trustee, except for Ms. Trust, was thus initially selected by the board of the applicable predecessor funds. In connection with a restructuring of the fund complex completed in 2007, the Board was established to oversee mutual funds in the fund complex that invest primarily in fixed income securities, including the Portfolio, with a view to ensuring continuity of representation by board members of predecessor funds on the Board and in order to establish a Board with experience in and focused on overseeing fixed-income mutual funds, which experience would be further developed and enhanced over time.

The Independent Trustees were selected to join the Board based upon the following as to each Board Member: his or her contribution as a board member of predecessor funds; such person’s character and integrity; such person’s willingness to serve and willingness and ability to commit the time necessary to perform the duties of a Trustee; the fact that such person’s service would be consistent with the requirements of the retirement policies of the Trust; and his or her status as not being an “interested person” as defined in the 1940 Act. Ms. Trust was selected to join the Board based upon the following: her character and integrity; her willingness to serve and her willingness and ability to commit the time necessary to perform the duties of a Trustee; the fact that her service as a Trustee would be consistent with requirements of the Trust’s retirement policies, and her status as a representative of Legg Mason..

The Board believes that each Trustee’s experience, qualifications, attributes or skills on an individual basis and in combination with those of the other Trustees lead to the conclusion that the Board possesses the requisite skills and attributes. The Board believes that the Trustees’ ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the manager, subadviser, other service providers, counsel and independent auditors, and to exercise effective business judgment in the performance of their duties, support this conclusion. The Board has also considered the contributions that each Trustee can make to the Board and the Portfolio, as well as the perspectives gained from the Independent Trustees’ service on the board of the applicable predecessor funds. In addition, the following specific experience, qualifications, attributes and/or skills apply as to each Trustee: Mr. Berv, experience as a chief executive officer and board member of various businesses and organizations and organizational consulting experience; Ms. Dasher, experience as a chief financial officer of a private investment company; Mr. Finn, investment management experience as an executive, consultant and portfolio manager; Mr. Gross, accounting background and experience as an officer and board member of various organizations; Mr. Hanson, experience in academic leadership; Dr. Harrington, background in investment and finance; Ms. Heilbron, legal background and experience, business and consulting experience and experience as a board member of public companies; Ms. Kerley, investment consulting experience and background and mutual fund board experience; Dr. Merten, academic leadership experience, background in investments and finance, and board experience; Dr. Pettit, economic and finance background and academic management experience; and Ms. Trust, investment management and risk oversight experience as an executive and portfolio manager and leadership roles within Legg Mason and affiliated entities. References to the qualifications, attributes and skills of Trustees are pursuant to requirements of the Securities and Exchange Commission, do not constitute holding out of the Board or any Trustee as having any special expertise or experience, and shall not impose any greater responsibility or liability on any such person or on the Board by reason thereof.

The Board is responsible for overseeing the management and operations of the Portfolio. Ms. Trust is an interested person of the Portfolio. Independent Trustees constitute more than 75% of the Board. Mr. Berv serves as Chair of the Board.

The Board has three standing committees: the Audit Committee, Nominating and Governance Committee (referred to as the Governance Committee) and Investment and Performance Committee (referred to as the Performance Committee). Each of the Audit, Governance and Performance Committees is chaired by an Independent Trustee and composed of all of the Independent Trustees. Where deemed appropriate, the Board constitutes ad hoc committees.

The Chair of the Board and the chairs of the Audit, Governance and Performance Committees work with the Chief Executive Officer of the Trust to set the agendas for Board and committee meetings. The Chair of the Board also serves as a key point person for dealings between management and the other Independent Trustees. As noted below, through the committees the Independent Trustees consider and address important matters involving the Portfolio, including those presenting conflicts or potential conflicts of interest for management. The Independent Trustees also regularly meet outside the presence of management and are advised by independent legal counsel. The Board has determined that its committees help ensure that the Portfolio has effective and independent governance and oversight. The Board also has determined that its leadership structure, in which the Chair of the Board is not affiliated with Legg Mason, is appropriate. The Board also believes that its leadership structure facilitates the orderly and efficient flow of information to the Independent Trustees from management, including the Portfolio’s subadviser.

The Audit Committee oversees, among other things, the scope of the Portfolio’s audit, the Portfolio’s accounting and financial reporting policies and practices and the internal controls over financial accounting and reporting. The primary purposes of the Board’s Audit Committee are to assist the Board in fulfilling its responsibility for oversight of the integrity of the accounting, auditing and financial reporting practices of the Portfolio, and the qualifications and independence of the Portfolio’s independent registered public accounting firm. The Audit Committee approves, and recommends to the Independent Trustees for their ratification, the selection, appointment, retention or termination of the Portfolio’s independent registered public accounting firm and approves the compensation of the independent registered public accounting firm. The Audit Committee also approves all audit and permissible non-audit services provided to the Portfolio by the independent registered public accounting firm and all permissible non-audit services provided by the Portfolio’s independent registered public accounting firm to its manager and any affiliated service providers if the engagement relates directly to the Portfolio’s operations and financial reporting.

The Governance Committee is the forum for consideration of a number of issues required to be considered separately by independent trustees of mutual funds, including, among other things, recommending candidates to fill vacancies on the Board. The Governance Committee also considers issues that the Independent Trustees believe it is advisable for them to consider separately. When addressing vacancies, the Governance Committee may consider nominees recommended by an investor. Investors who wish to recommend a nominee should send recommendations to the Trust’s Secretary that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of Trustees. A recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the investors.

The Governance Committee also identifies potential nominees through its network of contacts and may also engage, if it deems appropriate, a professional search firm. The committee meets to discuss and consider such candidates’ qualifications and then chooses a candidate by majority vote. The committee does not have specific, minimum qualifications for nominees, nor has it established specific qualities or skills that it regards as necessary for one or more of the Trustees to possess (other than any qualities or skills that may be required by applicable law, regulation or listing standard). However, in evaluating a person as a potential nominee to serve as a Trustee, the Governance Committee may consider the following factors, among any others it may deem relevant:

•	whether or not the person is an “interested person,” as defined in the 1940 Act, and whether the person is otherwise qualified under applicable laws and regulations to serve as a Trustee;

•

whether or not the person has any relationships that might impair his or her independence, such as any business, financial or family relationships with fund management, the investment adviser, service providers or their affiliates;

•	whether or not the person serves on boards of, or is otherwise affiliated with, competing financial service organizations or their related mutual fund complexes;

•

the contribution which the person can make to the Board (or, if the person has previously served as a Trustee, the contribution which the person made to the Board during his or her previous term of service), with consideration being given to the person’s business and professional experience, education and such other factors as the committee may consider relevant;

•	whether or not the person is willing to serve, and willing and able to commit the time necessary for the performance of the duties of a Trustee;

•	the character and integrity of the person; and

•	whether or not the selection and nomination of the person would be consistent with the requirements of the retirement policies of the Trust, as applicable.

The Performance Committee is charged with, among other things, reviewing investment performance. The Performance Committee also assists the Board in fulfilling its responsibility for the review and negotiation of the Portfolio’s investment management and subadvisory arrangements.

As an integral part of its responsibility for oversight of the Portfolio in the interests of investors, the Board oversees risk management of the Portfolio’s investment programs and business affairs. The Board has emphasized to the Portfolio’s manager and subadviser the importance of maintaining vigorous risk management. The manager and the subadviser also have their own independent interest in risk management and in maintaining risk management programs. Oversight of the risk management process is part of the Board’s general oversight of the Portfolio and its service providers. The Board exercises oversight of the risk management process primarily through the Performance Committee and the Audit Committee, and through oversight by the Board itself.

The Portfolio faces a number of risks, such as investment risk, counterparty risk, valuation risk, reputational risk, risk of operational failure or lack of business continuity, and legal, compliance and regulatory risk. Risk management seeks to identify and address risks, i.e., events or circumstances that could have material adverse effects on the business, operations, shareholder services, investment performance or reputation of the Portfolio. Under the overall oversight of the Board or the applicable committee, the Portfolio, or the manager, the Portfolio’s subadviser, and the affiliates of the manager and the subadviser, or other service providers to each fund employ a variety of processes, procedures and controls to identify various of those possible events or circumstances, to lessen the probability of their occurrence and/or to mitigate the effects of such events or circumstances if they do occur.

Different processes, procedures and controls are employed with respect to different types of risks. Various personnel, including the Portfolio’s and the manager’s CCO and the manager’s chief risk officer, as well as various personnel of the subadviser and other service providers such as the Portfolio’s independent accountants, also make periodic reports to the Performance Committee or Audit Committee or to the Board, pursuant to the committee’s or Board’s request, with respect to various aspects of risk management, as well as events and circumstances that have arisen and responses thereto.

The Board recognizes that not all risks that may affect the Portfolio can be identified, that it may not be practical or cost-effective to eliminate or mitigate certain risks, that it may be necessary to bear certain risks (such as investment-related risks) to achieve the Portfolio’s goals, and that the processes, procedures and controls employed to address certain risks may be limited in their effectiveness. Moreover, reports received by the Trustees as to risk management matters are typically summaries of the relevant information. As a result of the foregoing and other factors, the Board’s risk management oversight is subject to substantial limitations.

The Board met five times during the Portfolio’s fiscal year ended August 31, 2016. Each of the Audit, Governance and Performance Committees met five times during the Portfolio’s last fiscal year.

The following table shows the amount of equity securities owned by the Trustees in the Portfolio and other investment companies in the fund complex overseen by the Trustees as of December 31, 2016.

Name of Trustee	Dollar Range of Equity Securities in Liquid Reserves Portfolio ($)	Dollar Range of Equity Securities in Tax Free Reserves Portfolio ($)	Dollar Range of Equity Securities in U.S. Treasury Reserves Portfolio ($)	Dollar Range of Equity Securities in U.S. Treasury Obligations Portfolio ($)	Dollar Range of Equity Securities in Government Portfolio ($)	Aggregate Dollar Range of Equity Securities in Registered Investment Companies Overseen by Trustee ($)
Independent Trustees:
Elliott J. Berv	None	None	None	None	None	None
Jane F. Dasher	None	None	None	None	None	Over 100,000
Mark T. Finn	None	None	None	None	None	None
Stephen Randolph Gross	None	None	None	None	None	None
Richard E. Hanson, Jr.	None	None	None	None	None	Over 100,000
Diana R. Harrington	None	None	None	None	None	Over 100,000
Susan M. Heilbron	None	None	None	None	None	50,001-100,000
Susan B. Kerley	None	None	None	None	None	Over 100,000
Alan G. Merten	None	None	None	None	None	Over 100,000
R. Richardson Pettit	None	None	None	None	None	Over 100,000
Interested Trustee:
Jane Trust*	None	None	None	None	None	Over 100,000

As of December 31, 2016, none of the Independent Trustees or their immediate family members owned beneficially or of record any securities of the manager, subadviser or placement agent of the Portfolio, or in a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with the manager, subadviser or placement agent of the Portfolio.

For serving as a trustee of the Portfolio and other funds in the fund complex, each Independent Trustee receives an annual retainer plus fees for attending each regularly scheduled meeting and special Board meeting they attend in person or by telephone. They are also reimbursed for all out-of-pocket expenses relating to attendance at such meetings. Those Independent Trustees who serve in leadership positions of the Board or Board committees receive additional compensation. The Board reviews the level of trustee compensation periodically and trustee compensation may change from time to time. Ms. Trust, an “interested person” of the Portfolio, as defined in the 1940 Act, does not receive compensation from the Portfolio for her service as Trustee. The Portfolio pays its pro rata share of the Trustees’ fees and expenses based upon asset size.

Officers of the Trust receive no compensation from the Portfolio.

Information regarding compensation paid to the Trustees for the Portfolio is shown below:

Aggregate Compensation(1)

Name of Trustee	Liquid Reserves Portfolio	Tax Free Reserves Portfolio	U.S. Treasury Reserves Portfolio	Government Portfolio	U.S. Treasury Obligations Portfolio
Independent Trustees:
Elliott J. Berv	$106,200	$2,689	$41,751	$26,923	$1,438
Jane F. Dasher	$90,373	$2,277	$35,544	$22,706	$1,218
Mark T. Finn	$90,373	$2,277	$35,544	$22,706	$1,218
Stephen Randolph Gross	$94,908	$2,398	$37,379	$23,925	$1,283
Richard E. Hanson, Jr.	$90,373	$2,277	$35,544	$22,706	$1,218

Name of Trustee	Liquid Reserves Portfolio	Tax Free Reserves Portfolio	U.S. Treasury Reserves Portfolio	Government Portfolio	U.S. Treasury Obligations Portfolio
Diana R. Harrington	$102,378	$2,559	$40,221	$25,322	$1,376
Susan M. Heilbron	$94,908	$2,398	$37,379	$23,925	$1,283
Susan B. Kerley	$96,208	$2,424	$37,819	$24,178	$1,297
Alan G. Merten	$90,373	$2,277	$35,544	$22,706	$1,218
R. Richardson Pettit	$91,672	$2,304	$35,985	$22,959	$1,232
Interested Trustee:
Jane Trust(4)	None	None	None	None	None

Name of Trustee	Total Pension or Retirement Benefits Paid as Part of Portfolio Expenses(1)(2) ($)	Total Compensation from Fund Complex Paid to Trustee(3) ($)	Number of Funds in Fund Complex Overseen by Trustee(1)
Independent Trustees:
Elliott J. Berv	None	362,552	50
Jane F. Dasher	None	296,000	50
Mark T. Finn	None	296,000	50
Stephen Randolph Gross	None	316,000	50
Richard E. Hanson, Jr.	None	296,000	50
Diana R. Harrington	None	314,750	50
Susan M. Heilbron	None	316,000	50
Susan B. Kerley	None	316,000	50
Alan G. Merten	None	296,000	50
R. Richardson Pettit	None	296,000	50
Interested Trustee:
Jane Trust(4)	None	None	149

(1)	Information is for the fiscal year ended August 31, 2016.
(2)	Pursuant to prior retirement plans, no fund made payments to former trustees for the fiscal year ended August 31, 2016.
(3)	Information is for the calendar year ended December 31, 2016.
(4)	Ms. Trust is not compensated for her services, because of her affiliations with the manager.

Officers of the Portfolio receive no compensation from the Portfolio, although they may be reimbursed by the Portfolio for reasonable out-of-pocket travel expenses for attending Board meetings.

As of August 4, 2017, the Trustees and officers of the Portfolio, as a group, owned less than 1% of the outstanding shares of the Portfolio.

The Portfolio, the manager, the subadviser and the placement agent for the Portfolio each have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act. Each code of ethics permits personnel subject to such code to invest in securities, including securities that may be purchased or held by the Portfolio. However, the codes of ethics contain provisions and requirements designed to identify and address certain conflicts of interest between personal investment activities and the interests of the Portfolio. Of course, there can be no assurance that the codes of ethics will be effective in identifying and addressing all conflicts of interest relating to personal securities transactions.

PROXY VOTING POLICIES AND PROCEDURES

Although individual Trustees may not agree with particular policies or votes by the manager or the subadviser, the Board has delegated proxy voting discretion to the manager and/or the subadviser, believing that the manager and/or the subadviser should be responsible for voting because it is a matter relating to the investment decision making process.

The manager delegates the responsibility for voting proxies for the Portfolio to the subadviser through its contracts with the subadviser. The subadviser will use its own proxy voting policies and procedures to vote proxies. Accordingly, the manager does not expect to have proxy-voting responsibility for the Portfolio. Should the manager become responsible for voting proxies for any reason, such as the inability of the subadviser to provide investment advisory services, the manager will utilize the proxy voting guidelines established by the most recent subadviser to vote proxies until a new subadviser is retained. In the case of a material conflict between the interests of the manager (or its affiliates if such conflict is known to persons responsible for voting at the manager) and the Portfolio, the board of directors of the manager will consider how to address the conflict and/or how to vote the proxies. The manager will maintain records of all proxy votes in accordance with applicable securities laws and regulations, to the extent that the manager votes proxies. The manager will be responsible for gathering relevant documents and records related to proxy voting from the subadviser and providing them to the Portfolio as required for the Portfolio to comply with applicable rules under the 1940 Act.

The subadviser’s Proxy Voting Policies and Procedures govern in determining how proxies relating to the Portfolio’s portfolio securities are voted and are attached as Appendix B to this Part B. Information regarding how the Portfolio voted proxies (if any) relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge (1) by calling 1-877-721-1926, (2) on the Portfolio’s website at www.leggmason.com/moneymarketfunds and (3) on the SEC’s website at http://www.sec.gov.

***

Item 18.	Control Persons and Principal Holders of Securities.

Name of Record Holder	Beneficial Interest (as of August 29, 2017) (%)
Western Asset Government Reserves*	6.32%
Western Asset Institutional Government Reserves*	66.14%
Western Asset Government Money Market Fund, Ltd.**	27.54%

*	The address of each of these record holders is 620 Eighth Avenue, New York, New York 10018. Each of these record holders is an open-end mutual fund that is a U.S. registered investment company, and a series of a Maryland business trust (each, a “Fund”). The Fund that is shown as owning more than 25% of the voting securities of the Portfolio as of the date given above may be considered a control person of that Portfolio. Each Fund has informed its respective Portfolio that whenever requested to vote on matters pertaining to the Portfolio (other than a vote to continue the Portfolio following the withdrawal of an investor) it will either hold a meeting of shareholders and will cast its vote in accordance with shareholder instructions, or otherwise act in accordance with applicable law. If a Fund calls a meeting of its shareholders, to the extent that Fund does not receive instructions from its shareholders, the Fund will vote its shares in the Portfolio in the same proportion as the vote of shareholders who do give voting instructions. Alternatively, without seeking instructions from its shareholders, a Fund could vote its shares in the Portfolio in proportion to the vote of all the other investors in the Portfolio.
**	The registered office address of each of these record holders is P. O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Each of these record holders is an open-end mutual fund which has been incorporated as an exempted company in the Cayman Islands (each, a “Cayman Fund”). The Cayman Funds that is shown as owning more than 25% of the voting securities of the Portfolio as of the date given above may be considered a control person of that Portfolio. All shares in the Cayman Fund are owned of record by LM (BVI) Limited, a British Virgin Islands company that is a wholly-owned subsidiary of Legg Mason, as nominee for investors. As a result of this arrangement, as of August 29, 2017, Legg Mason may be viewed as a control person of Government Portfolio.

Item 19.	Investment Advisory and Other Services.

Manager

LMPFA (the “manager”) serves as investment manager to the Portfolio and provides certain oversight services to the Portfolio, in each case pursuant to an investment management agreement (each, a “Management Agreement”). LMPFA is a wholly-owned subsidiary of Legg Mason. The manager has agreed, under each Management Agreement, subject to the supervision of the Board, to provide the Portfolio with investment research, advice, management and supervision, furnish a continuous investment program for the Portfolio’s portfolio of securities and other investments consistent with the Portfolio’s investment objectives, policies and restrictions, and place orders pursuant to its investment determinations. The manager is permitted to enter into contracts with subadvisers or subadministrators, subject to the Board’s approval. The manager has entered into subadvisory agreements, as described below.

As compensation for services performed, facilities furnished and expenses assumed by the manager, the Portfolio pays (other than U.S. Treasury Obligations Portfolio) the manager a fee computed daily at an annual rate of the Portfolio’s average daily net assets as described below. The manager also performs administrative and management services as reasonably requested by the Portfolio necessary for the operation of the Portfolio, such as (i) supervising the overall administration of the Portfolio, including negotiation of contracts and fees with, and monitoring of performance and billings of, the Portfolio’s placement agent, custodian and other independent contractors or agents; (ii) providing certain compliance, fund accounting, regulatory reporting and tax reporting services; (iii) preparing or participating in the preparation of Board materials, registration statements, proxy statements and reports and other communications to investors; (iv) maintaining the Portfolio’s existence; and (v) maintaining the registration or qualification of the Portfolio’s interests under federal and state laws. Each Management Agreement will continue in effect for its initial term and thereafter from year to year, provided continuance is specifically approved at least annually (a) by the Board or by a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio, and (b) in either event, by a majority of the Independent Trustees with such Independent Trustees casting votes in person at a meeting called for such purpose.

Each Management Agreement provides that the manager may render services to others. Each Management Agreement is terminable without penalty by the Board or by vote of a majority of the outstanding voting securities of the Portfolio on not more than 60 days’ nor less than 30 days’ written notice to the manager, or by the manager on not less than 90 days’ written notice to the Portfolio, and will automatically terminate in the event of its assignment (as defined in the 1940 Act) by the manager. No Management Agreement is assignable by the Trust except with the consent of the manager.

Each Management Agreement provides that the manager, its affiliates performing services contemplated by the Management Agreement, and the partners, shareholders, directors, officers and employees of the manager and such affiliates, will not be liable for any error of judgment or mistake of law, for any loss arising out of any investment, or for any act or omission in the execution of securities transactions for the fund or portfolio, but the manager is not protected against any liability to the Portfolio to which the manager would be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Management Agreement.

Subject to such policies as the Board of the Portfolio may determine, the manager manages the securities of and makes investment decisions for the Portfolio. In addition, the manager provides certain administrative services to the Portfolio under the Management Agreements.

For its services under the Management Agreement for Government Portfolio, the manager is entitled to receive a fee, which is accrued daily and paid monthly, of 0.10% of the Portfolio’s average daily net assets on an annualized basis for the Portfolio’s then-current fiscal year.

For the periods below, the Portfolio paid management fees to LMPFA as follows:

Fiscal Year Ended August 31,	Gross Management Fees ($)	Management Fees Waived/Expenses Reimbursed ($)	Net Management Fees (after Fee Waivers/Expense Reimbursements) ($)
2016	13,122,811	(13,122,811)	—
2015	15,445,862	(15,445,862)	—
2014	14,824,382	(8,608,839)	6,215,543

Subadviser

Western Asset (the “subadviser”) provides the day-to-day portfolio management of the Portfolio as subadviser pursuant to a subadvisory agreement (each, a “Subadvisory Agreement”). Western Asset is a wholly-owned subsidiary of Legg Mason.

Under each Subadvisory Agreement, subject to the supervision of the Board and the manager, the subadviser regularly provides investment research, advice, management and supervision; furnishes a continuous investment program for the allocated assets consistent with the Portfolio’s investment objectives, policies and restrictions; and places orders pursuant to its investment determinations. The subadviser may delegate to companies that the subadviser controls, is controlled by, or is under common control with, certain of the subadviser’s duties under a Subadvisory Agreement, subject to the subadviser’s supervision, provided the subadviser will not be relieved of its duties or obligations under the Subadvisory Agreement as a result of any delegation.

Each Subadvisory Agreement will continue in effect for its initial term and thereafter from year to year provided continuance is specifically approved at least annually with respect to the Portfolio (a) by the Board or by a majority of the outstanding voting securities of the Portfolio (as defined in the 1940 Act) and (b) in either event, by a majority of the Independent Trustees with such Independent Trustees casting votes in person at a meeting called for such purpose.

The Board or a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio may terminate each Subadvisory Agreement on not more than 60 days’ nor less than 30 days’ written notice to the subadviser without penalty. The subadviser may terminate each Subadvisory Agreement on not less than 90 days’ written notice to the Portfolio and the manager without penalty. The manager and the subadviser may terminate each Subadvisory Agreement upon their mutual written consent. Each Subadvisory Agreement will terminate automatically in the event of assignment (as defined in the 1940 Act) by the subadviser. The manager may not assign a Subadvisory Agreement except with the subadviser’s consent.

Each Subadvisory Agreement provides that the subadviser, its affiliates performing services contemplated by the Subadvisory Agreement, and the partners, shareholders, directors, officers and employees of the subadviser and such affiliates will not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment, or for any act or omission in the execution of securities transactions for the Portfolio, but the subadviser is not protected against any liability to the fund or the manager to which the subadviser would be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Subadvisory Agreement.

As compensation for its services, the manager pays to the subadviser a fee equal to 70% of the management fee paid to the manager by the Portfolio, net of any waivers and expense reimbursements.

Expenses

In addition to amounts payable under the Management Agreements, the Portfolio is responsible for its own expenses, including, among other things, interest; taxes; governmental fees; voluntary assessments and other expenses incurred in connection with membership in investment company organizations; organizational costs of the Portfolio; costs (including brokerage commissions, transaction fees or charges, if any) in connection with the purchase or sale of the Portfolio’s securities and other investments and any losses in connection therewith; fees and expenses of custodians, transfer agents, registrars, independent pricing vendors or other agents; legal expenses; loan commitment fees; expenses relating to the issuing and withdrawal or repurchase of the Portfolio’s beneficial interests; expenses of registering and qualifying the Portfolio’s shares for sale under applicable federal and state law; expenses of preparing registration statements and amendments thereto, reports, proxy statements, notices and dividends to the Portfolio’s investors; costs of stationery; website costs; costs of meetings of the Board or any committee thereof, meetings of investors and other meetings of the Portfolio; Board fees; audit fees; travel expenses of officers, members of the Board and employees of the Portfolio, if any; and the Portfolio’s pro rata portion of premiums on any fidelity bond and other insurance covering the Portfolio and its officers, Board members and employees; and litigation expenses and any non-recurring or extraordinary expenses as may arise, including, without limitation, those relating to actions, suits or proceedings to which the Portfolio or its Board is a party and the legal obligation which the Portfolio may have to indemnify the Portfolio’s Board members and officers with respect thereto.

Management may agree to implement an expense limitation and/or reimburse operating expenses for the Portfolio. Expense limitations and/or reimbursements do not cover (a) transaction costs (such as brokerage commissions and dealer and underwriter spreads) and taxes; (b) extraordinary expenses, such as any expenses or charges related to litigation, derivative actions, demands related to litigation, regulatory or other government investigations and proceedings, “for cause” regulatory inspections and indemnification or advancement of related expenses or costs, to the extent any such expenses are considered extraordinary expenses for the purposes of fee disclosure in Form N-1A as the same may be amended from time to time; and (c) other extraordinary expenses as determined for the purposes of fee disclosure in Form N-1A, as the same may be amended from time to time. Without limiting the foregoing, extraordinary expenses are generally those that are unusual or expected to recur only infrequently, and may include such expenses, by way of illustration, as (i) expenses of the reorganization, restructuring, redomiciling or merger of the Portfolio or the acquisition of all or substantially all of the assets of another fund or class; (ii) expenses of holding, and soliciting proxies for, meetings of investors of the Portfolio (except to the extent relating to routine items such as the election of board members or the approval of the independent registered public accounting firm); and (iii) expenses of converting to a new custodian, transfer agent or other service provider, in each case to the extent any such expenses are considered extraordinary expenses for the purposes of fee disclosure in Form N-1A as the same may be amended from time to time. Some of these arrangements do not cover interest expenses.

These arrangements may be reduced or terminated under certain circumstances. Additional amounts may be voluntarily waived and/or reimbursed from time to time.

In order to implement an expense limitation, the manager will, as necessary, waive management fees and/or reimburse operating expenses. However, the manager is permitted to recapture amounts waived and/or reimbursed to the Portfolio during the same fiscal year under certain circumstances.

Placement Agent

Legg Mason Investor Services, LLC (“LMIS”), a wholly-owned broker/dealer subsidiary of Legg Mason, located at 100 International Drive, Baltimore, Maryland 21202, serves as the Portfolio’s sole and exclusive placement agent. LMIS receives no compensation for serving as the Portfolio’s’ sole and exclusive placement agent.

LMIS may be deemed to be an underwriter for purposes of the 1933 Act.

LMPFA, LMIS, their affiliates and their personnel have interests in promoting sales of the Legg Mason Funds, including remuneration, fees and profitability relating to services to and sales of the funds. Associated persons of LMPFA, LMIS or their affiliates (including wholesalers registered with LMIS) may receive additional compensation related to the sale of individual Legg Mason Funds or categories of Legg Mason Funds. LMPFA, the subadvisers, and their advisory or other personnel may also benefit from increased amounts of assets under management.

Service Agents through which investors may purchase or hold shares of a fund, also may benefit from the sales of shares of the Legg Mason Funds. For example, in connection with such sales, Service Agents may receive compensation from a fund (with respect to the fund as a whole or a particular class of shares) and/or from LMPFA, LMIS, and/or their affiliates, as further described below. The structure of these compensation arrangements, as well as the amounts paid under such arrangements, vary and may change from time to time. In addition, new compensation arrangements may be negotiated at any time. The compensation arrangements described in this section are not mutually exclusive, and a single Service Agent may receive multiple types of compensation.

LMIS has agreements in place with Service Agents defining how much each firm will be paid for the sale of a particular mutual fund from sales charges, if any, paid by fund shareholders and from Rule 12b-1 Plan fees paid to LMIS by the funds. These Service Agents then pay their employees or associated persons who sell fund shares from the sales charges and/or fees they receive. The Service Agent, and/or its employees or associated persons may receive a payment when a sale is made and will, in most cases, continue to receive ongoing payments while you are invested in the fund. In other cases, LMIS may retain all or a portion of such fees and sales charges.

In addition, LMIS, LMPFA and/or certain of their affiliates may make additional payments (which are often referred to as “revenue sharing” payments) to the Service Agents from their past profits and other available sources, including profits from their relationships with the funds. Revenue sharing payments are a form of compensation paid to a Service Agent in addition to the sales charges paid by fund shareholders or Rule 12b-1 Plan fees paid by a fund. LMPFA, LMIS and/or certain of its affiliates may revise the terms of any existing revenue sharing arrangement, and may enter into additional revenue sharing arrangements with other financial services firms.

Revenue sharing arrangements are intended, among other things, to foster the sale of fund shares and/or to compensate financial services firms for assisting in marketing or promotional activities in connection with the sale of fund shares. In exchange for revenue sharing payments, LMPFA and LMIS generally expect to receive the opportunity for a fund to be sold through the Service Agents’ sales forces or to have access to third-party platforms or other marketing programs, including but not limited to mutual fund “supermarket” platforms or other sales programs. To the extent that Service Agents receiving revenue sharing payments sell more shares of a fund, LMPFA and LMIS and/or their affiliates benefit from the increase in fund assets as a result of the fees they receive from the fund. LMIS, LMPFA or their affiliates consider revenue sharing arrangements based on a variety of factors and services to be provided.

Revenue sharing payments are usually calculated based on a percentage of fund sales and/or fund assets attributable to a particular Service Agent. Payments may also be based on other criteria or factors such as, for example, a fee per each transaction. Specific payment formulas are negotiated based on a number of factors, including, but not limited to, reputation in the industry, ability to attract and retain assets, target markets, customer relationships and scope and quality of services provided. In addition, LMIS, LMPFA and/or certain of their affiliates may pay flat fees on a one-time or irregular basis for the initial set-up of a fund on a Service Agent’s systems, participation or attendance at a Service Agent’s meetings, or for other reasons. In addition, LMIS, LMPFA and/or certain of their affiliates may pay certain education and training costs of Service Agents (including, in some cases, travel expenses) to train and educate the personnel of the Service Agents. It is likely that Service Agents that execute portfolio transactions for a fund will include those firms with which LMPFA, LMIS and/or certain of their affiliates have entered into revenue sharing arrangements.

The fund generally pays the transfer agent for certain recordkeeping and administrative services. In addition, each fund may pay financial intermediaries for certain recordkeeping, administrative, sub-accounting and networking services. These services include maintenance of shareholder accounts by the firms, such as recordkeeping and other activities that otherwise would be performed by a fund’s transfer agent. Administrative fees may be paid to a firm that undertakes, for example, shareholder communications on behalf of a fund. Networking services are services undertaken to support the electronic transmission of shareholder purchase and redemption orders through the National Securities Clearing Corporation (NSCC). These payments are generally based on either (1) a percentage of the average daily net assets of fund shareholders serviced by a financial intermediary or (2) a fixed dollar amount for each account serviced by a Service Agent. LMIS, LMPFA and/or their affiliates may make all or a portion of these payments.

In addition, each fund reimburses LMIS for NSCC fees that are invoiced to LMIS as the party to the agreement with NSCC for the administrative services provided by NSCC to the fund and its shareholders. These services include transaction processing and settlement through Fund/SERV, electronic networking services to support the transmission of shareholder purchase and redemption orders to and from Service Agents, and related recordkeeping provided by NSCC to the fund and its shareholders.

If investors’ interests in the Portfolio are purchased through a retirement plan, LMIS, LMPFA or certain of their affiliates may also make similar payments to those described in this section to the plan’s recordkeeper or an affiliate.

Revenue sharing payments, as well as the other types of compensation arrangements described in this section, may provide an incentive for Service Agents and their employees or associated persons to recommend or sell shares of a fund to customers and in doing so may create conflicts of interest between the firms’ financial interests and the interests of their customers. The total amount of these payments is substantial, may be substantial to any given recipient and may exceed the costs and expenses incurred by the recipient for any fund-related marketing or shareholder servicing activities.

The total amount of these payments is substantial, may be substantial to any given recipient and may exceed the costs and expenses incurred by the recipient for any fund-related marketing or shareholder servicing activities.

As of December 31, 2016, LMIS, LMPFA or their affiliates made revenue sharing payments to the Service Agents listed below (or their affiliates or successors). It is possible that each Service Agent listed is not receiving payments with respect to each fund in the Legg Mason fund complex. This list of Service Agents will change over time, and any additions, modifications or deletions thereto that have occurred since December 31, 2016 are not reflected.

Acadia Life Limited

Allianz Life Insurance Company of New York

Allianz Life Insurance Company of North America

Allstate Life Insurance Company

Allstate Life Insurance Company of New York

AIG Advisor Group, Inc.

Ameriprise Financial Services, Inc.

AXA Equitable Life Insurance Company Citigroup Global Markets Inc.

Commonwealth Equity Services, LLP d/b/a Commonwealth Financial Network

Delaware Life Insurance Company (F/K/A Sun Life Assurance Company of Canada (U.S.))

First MetLife Investors Insurance Company

Genworth Life and Annuity Insurance Company

Genworth Life Insurance Company of New York Goldman, Sachs & Co.

The Guardian Insurance & Annuity Company, Inc.

H.D. Vest Investment Securities, Inc.

Hantz Financial Services, Inc.

Janney Montgomery Scott LLC

Jefferson National Life Insurance Company

JP Morgan Securities LLC

The Lincoln National Life Insurance Company

Lincoln Benefit Life Company

Lincoln Retirement Services Company LLC

Lincoln Variable Insurance Products Trust

Lincoln Life & Annuity Company of New York

MetLife Investors USA Insurance Company

Midland National Insurance Company

Minnesota Life Insurance Company

Morgan Stanley Smith Barney LLC

National Security Life and Annuity Company

Nationwide Financial Services, Inc.

The Ohio National Life Assurance Corporation

The Ohio National Life Insurance Company Oppenheimer & Co. Inc.

Pacific Life Insurance Company

Pacific Life & Annuity Company

PFS Investments, Inc.

Principal Securities, Inc.

Protective Life Insurance Company

Raymond James and Associates, Inc.

Raymond James Financial Services, Inc.

Security Benefit Life Insurance Company

UBS Financial Services, Inc.

U.S. Bancorp Investments, Inc.

Voya Financial Partners, LLC

Voya Insurance and Annuity Company

Voya Retirement Advisors, LLC

Voya Retirement Insurance and Annuity Company

Wells Fargo Advisors, LLC

Wells Fargo Bank, N.A.

Wells Fargo Securities, LLC

Winterbotham Trust Company Limited

LPL Financial LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated MetLife Insurance Company USA

LMIS, LMPFA or their affiliates may also pay fees, from their own assets, to Service Agents for providing other distribution-related services as well as recordkeeping, administrative, subaccounting, and networking services (or portions thereof), and other shareholder or administrative services in connection with investments in the funds. These payments may be considered revenue sharing payments. The Service Agents receiving such payments may not be listed above.

You should assume that your Service Agent receives revenue sharing payments and/or other compensation described in this Part B. Please contact your Service Agent for details about any payments it (and its employees) may receive from the fund and/or from LMIS, LMPFA and/or their affiliates. You should review your f Service Agent’s disclosure and/or talk to your Service Agent to obtain more information on how this compensation may have influenced your Service Agent’s recommendation of the Portfolio.

Custodian

State Street Bank and Trust Company (“State Street”), One Lincoln Street, Boston, Massachusetts 02111, serves as the custodian of the Portfolio. State Street, among other things, maintains a custody account or accounts in the name of the Portfolio; receives and delivers all assets for the Portfolio upon purchase and upon sale or maturity; collects and receives all income and other payments and distributions on account of the assets of the Portfolio; and makes disbursements on behalf of the Portfolio. State Street neither determines the Portfolio’s investment policies, nor decides which securities the Portfolio will buy or sell. For its services, State Street receives a monthly fee based upon the daily average market value of securities held in custody and also receives securities transaction charges, including out-of-pocket expenses. The Portfolio may also periodically enter into arrangements with other qualified custodians with respect to certain types of securities or other transactions such as repurchase agreements. State Street may also act as the Portfolio’s securities lending agent and in that case would receive a share of the income generated by such activities.

Independent Registered Public Accounting Firm

KPMG LLP, an independent registered public accounting firm, located at 345 Park Avenue, New York, New York 10154, has been selected to audit and report upon the Portfolio’s financial statements and financial highlights.

Counsel

Morgan, Lewis & Bockius LLP, located at One Federal Street, Boston, Massachusetts 02110, serves as counsel to the Portfolio.

Sullivan & Worcester LLP, located at 1666 K Street, N.W., Washington, D.C. 20006, serves as counsel to the Independent Trustees of the Board.

Item 20.	Portfolio Managers.

Not applicable.

Item 21.	Brokerage Allocation and Other Practices.

Subject to such policies as may be established by the Board from time to time, the subadviser is primarily responsible for the Portfolio’s portfolio decisions and the placing of the Portfolio’s portfolio transactions.

Pursuant to the Subadvisory Agreements, the subadviser is authorized to place orders pursuant to its investment determinations for the Portfolio either directly with the issuer or with any broker or dealer, foreign currency dealer, futures commission merchant or others selected by it. The general policy of the subadviser in selecting brokers and dealers is to obtain the best results achievable in the context of a number of factors which are considered both in relation to individual trades and broader trading patterns, including the reliability of the broker/dealer, the competitiveness of the price and the commission, the research services received and whether the broker/dealer commits its own capital.

In connection with the selection of brokers or dealers and the placing of such orders, subject to applicable law, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) to the Portfolio and/or the other accounts over which the subadviser or its affiliates exercise investment discretion. The subadviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Portfolio which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the subadviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities that the subadviser and its affiliates have with respect to accounts over which they exercise investment discretion. The subadviser may also have arrangements with brokers pursuant to which such brokers provide research services to the subadviser in exchange for a certain volume of brokerage transactions to be executed by such broker. While the payment of higher commissions increases the Portfolio’s costs, the subadviser does not believe that the receipt of such brokerage and research services significantly reduces its expenses as the Portfolio’s subadviser. Arrangements for the receipt of research services from brokers or dealers may create conflicts of interest.

Research services furnished to the subadviser by brokers or dealers who effect securities transactions for the Portfolio may be used by the subadviser in servicing other investment companies and accounts which it manages. Similarly, research services furnished to the subadviser by brokers or dealers who effect securities transactions for other investment companies and accounts which the subadviser manages may be used by the subadviser in servicing the Portfolio. Not all of these research services are used by the subadviser in managing any particular account, including the Portfolio.

Debt securities purchased and sold by the Portfolio generally are traded on a net basis (i.e., without a commission) through dealers acting for their own account and not as brokers, or otherwise involve transactions directly with the issuer of the instrument. This means that a dealer makes a market for securities by offering to buy at one price and sell at a slightly higher price. The difference between the prices is known as a “spread.” Other portfolio transactions may be executed through brokers acting as agent. The Portfolio will pay a spread or commission in connection with such transactions.

In certain instances there may be securities that are suitable as an investment for the Portfolio as well as for one or more of the subadviser’s other clients. Investment decisions for the Portfolio and for the subadviser’s other clients are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling the same security.

Under the subadviser’s procedures, investment professionals and their trading desks may seek to aggregate (or “bunch”) orders that are placed or received concurrently for more than one Portfolio or account managed by the subadviser. In some cases, this policy may adversely affect the price paid or received by the Portfolio or an account, or the size of the position obtained or liquidated. In other cases, however, the ability of the Portfolio or account to participate in volume transactions will produce better executions for the Portfolio or account. Certain brokers or dealers may be selected because of their ability to handle special executions such as those involving large block trades or broad distributions. Generally, when trades are aggregated, the Portfolio or account within the block will receive the same price and commission. However, random allocations of aggregate transactions may be made to minimize custodial transaction costs. In addition, at the close of the trading day, when reasonable and practicable, the securities of partially filled orders will generally be allocated to each participating Portfolio and account in the proportion that each order bears to the total of all orders (subject to rounding to “round lot” amounts).

For the fiscal year ended August 31, 2016, the Portfolio did not direct any amounts to brokerage transactions related to research services or pay any brokerage commissions related to research services.

Aggregate Brokerage Commissions Paid

For the fiscal years ended August 31, 2014, 2015 and 2016, the Portfolio did not pay any brokerage commissions for portfolio transactions.

During the fiscal year ended August 31, 2016, the Portfolio did not hold securities issued by the Portfolio’s regular broker/dealers.

Item 22.	Capital Stock and Other Securities.

The Trust. The Certificate of Trust to establish Master Portfolio Trust (the “Trust”) was filed with the State Department of Assessments and Taxation of Maryland on October 4, 2006. As of April 16, 2007, the Portfolio was redomiciled as a series of the Trust. The Portfolio was designated a series of the Trust on February 12, 2009.

The Trust is a Maryland statutory trust, which is an unincorporated business association that is established under, and governed by, Maryland law. Maryland law provides a statutory framework for the powers, duties, rights and obligations of the trustees and shareholders of a statutory trust, while the more specific powers, duties, rights and obligations of the Trustees and the holders are determined by the Trustees as set forth in the Trust’s Declaration of Trust (the “Declaration”). Some of the more significant provisions of the Declaration are described below.

Investor Voting. The Declaration provides for investor voting as required by the 1940 Act or other applicable laws but otherwise permits, consistent with Maryland law, actions by the Trustees of the Trust (the “Trustees”) without seeking the consent of investors. The Trustees may, without investor approval, amend the Declaration or authorize the merger or consolidation of the Trust into another trust or entity, reorganize the Trust, or any series into another trust or entity or a series or class of another entity, sell all or substantially all of the assets of the Trust or any series to another entity, or a series or class of another entity, or terminate the Trust or any series. The Portfolio is not required to hold an annual meeting of investors, but the Portfolio will call special meetings of investors whenever required by the 1940 Act or by the terms of the Declaration. The Declaration provides for “dollar-weighted voting” which means that an investor’s voting power is determined, not by the amount of outstanding interests the investor holds, but by the dollar value of those interests determined on the record date. All investors of record of all series of the Trust vote together, except where required by the 1940 Act to vote separately by series, or when the Trustees have determined that a matter affects only the interests of one or more series.

Election and Removal of Trustees. The Declaration provides that the Trustees may establish the number of Trustees and that vacancies on the Board may be filled by the remaining Trustees, except when election of Trustees by the investors is required under the 1940 Act. Trustees are then elected by a plurality of votes cast by investors at a meeting at which a quorum is present. The Declaration also provides that a mandatory retirement age may be set by action of two-thirds of the Trustees and that Trustees may be removed, with or without cause, by a vote of investors holding two-thirds of the voting power of the Trust, or by a vote of two-thirds of the remaining Trustees. The provisions of the Declaration relating to the election and removal of Trustees may not be amended without the approval of two-thirds of the Trustees.

Amendments to the Declaration. The Trustees are authorized to amend the Declaration without the vote of investors, but no amendment may be made that impairs the exemption from personal liability granted in the Declaration to persons who are or have been investors, Trustees, officers or employees of the Trust or that limits the rights to indemnification, advancement of expenses or insurance provided in the Declaration with respect to actions or omissions of persons entitled to indemnification, advancement of expenses or insurance under the Declaration prior to the amendment.

Issuance and Withdrawal of Interests. The Portfolio may issue an unlimited amount of interests in the Portfolio for such consideration and on such terms as the Trustees may determine. Investors are not entitled to any appraisal, preemptive, conversion, exchange or similar rights, except as the Trustees may determine. The Portfolio may require a decrease of or a complete withdrawal of an investor’s interest in the Portfolio upon certain conditions as may be determined by the Trustees, including, for example, if the investor fails to provide the Portfolio with identification required by law, or if the Portfolio is unable to verify the information received from the investor.

Disclosure of Investor Holdings. The Declaration specifically requires investors, upon demand, to disclose to the Portfolio information with respect to the direct and indirect ownership of outstanding interests in order to comply with various laws or regulations, and the Portfolio may disclose such ownership if required by law or regulation, or as the Trustees otherwise decide.

Series. The Declaration provides that the Trustees may establish series in addition to those currently established and that the Trustees may determine the rights and preferences, limitations and restrictions, including qualifications for ownership, conversion and exchange features, minimum purchase and account size, expenses and charges, and other features of the series. The Trustees may change any of those features, terminate any series, or combine series with other series in the Trust. Each interest in the Portfolio, as a series of the Trust, represents an interest in the Portfolio only and not in the assets of any other series of the trust.

Investor, Trustee and Officer Liability. The Declaration provides that investors are not personally liable for the obligations of the Portfolio and requires the Portfolio to indemnify an investor against any loss or expense arising from any such liability. The Portfolio will assume the defense of any claim against an investor for personal liability at the request of the investor. The Declaration further provides that a Trustee acting in his or her capacity as a Trustee is not personally liable to any person, other than the Trust or its investors, in connection with the affairs of the Trust. Each Trustee is required to perform his or her duties in good faith and in a manner he or she believes to be in the best interests of the Trust. All actions and omissions of Trustees are presumed to be in accordance with the foregoing standard of performance, and any person alleging the contrary has the burden of proving that allegation.

The Declaration limits a Trustee’s liability to the Trust or any investor to the fullest extent permitted under current Maryland law, by providing that a Trustee is liable to the Trust or its investors for monetary damages only (a) to the extent that it is proved that he or she actually received an improper benefit or profit in money, property, or services or (b) to the extent that a judgment or other final adjudication adverse to the Trustee is entered in a proceeding based on a finding in the proceeding that the Trustee’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Declaration requires the Trust to indemnify any persons who are or who have been Trustees, officers or employees of the Trust to the fullest extent permitted by law against liability and expenses in connection with any claim or proceeding in which he or she is involved by virtue of having been a Trustee, officer or employee. In making any determination as to whether any person is entitled to the advancement of expenses in connection with a claim for which indemnification is sought, such person is entitled to a rebuttable presumption that he or she did not engage in conduct for which indemnification is not available.

The Declaration provides that any Trustee who serves as chair of the Board, a member or chair of a committee of the Board, lead independent Trustee, or audit committee financial expert, or in any other similar capacity will not be subject to any greater standard of care or liability because of such position.

Derivative Actions. The Declaration provides a detailed process for the bringing of derivative actions by investors in order to permit legitimate inquiries and claims while avoiding the time, expense, distraction, and other harm that can be caused to the Portfolio or its investors as a result of spurious investor demands and derivative actions. Prior to bringing a derivative action, a demand must be made on the Portfolio’s Trustees. The Declaration details various information, certifications, undertakings and acknowledgements that must be included in the demand. The Trustees are not required to consider a demand that is not submitted in accordance with the requirements contained in the Declaration. The Declaration also requires that, in order to bring a derivative action, the complaining investors must be joined in the action by investors holding, at the time of the alleged wrongdoing, at the time of demand, and at the time the action is commenced, beneficial interests representing at least 5% of the voting power of the affected Portfolio. The Trustees have a period of 90 days, which may be extended by an additional 60 days, to consider the demand. If a majority of the Trustees who are considered independent for the purposes of considering the demand determines that a suit should be maintained, then the Trust will commence the suit and the suit will proceed directly and not derivatively. If a majority of the independent Trustees determine that maintaining the suit would not be in the best interests of the Portfolio, the Trustees are required to reject the demand and the complaining investors may not proceed with the derivative action unless the investors are able to sustain the burden of proof to a court that the decision of the Trustees not to pursue the requested action was not consistent with the standard of performance required of the Trustees in performing their duties. If a demand is rejected, the complaining investors will be responsible for the costs and expenses (including attorneys’ fees) incurred by the Portfolio in connection with the consideration of the demand, if in the judgment of the independent Trustees, the demand was made without reasonable cause or for an improper purpose. If a derivative action is brought in violation of the Declaration, the investors bringing the action may be responsible for the Portfolio’s costs, including attorneys’ fees.

The Declaration further provides that the Portfolio shall be responsible for payment of attorneys’ fees and legal expenses incurred by a complaining investor only if required by law, and any attorneys’ fees that the Portfolio are obligated to pay shall be calculated using reasonable hourly rates. The Declaration also requires that actions by investors against the Portfolio be brought only in federal court in Baltimore, Maryland, or if not permitted to be brought in federal court, then in state court in Baltimore, Maryland, and that the right to jury trial be waived to the fullest extent permitted by law.

Item 23.	Purchase, Redemption and Pricing of Securities.

Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the Portfolio is open for business. See “Days and Hours of Operation” in Part A of this Registration Statement. The value of each investor’s interest in the Portfolio is determined on each such business day.

***

Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

The Portfolio calculates its NAV every day it is open for business. See “Days and Hours of Operation” in Part A of this Registration Statement. As of the date of this Registration Statement, the New York Stock Exchange (the “NYSE”) is normally open for trading every weekday except in the event of an emergency or for the following holidays (or the days on which they are observed): New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day. The Federal Reserve Bank of New York is closed for the following holidays (or the days on which they are observed): New Year’s Day, Martin Luther King Jr. Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day and Christmas Day. As of the date of this Registration Statement, the Securities Industry and Financial Markets Association (SIFMA) recommends an early close to the bond markets on Good Friday, the business day following Thanksgiving Day and the business day preceding the following holidays (or the days on which they are observed): Memorial Day and Christmas Day. Purchases and withdrawals will be effected at the time of determination of net asset value next following the receipt of any purchase or withdrawal order.

With respect to the Portfolio, securities are valued at amortized cost, which the Trustees of the Portfolio have determined in good faith constitutes fair value for the purposes of complying with the Investment Company Act of 1940, as amended (the “1940 Act”). This valuation method will continue to be used until such time as the Trustees of the Portfolio determine that it does not constitute fair value for such purposes. Amortized cost valuation involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium. Although the amortized cost method provides certainty in valuation, it may result in periods during which the stated value of an instrument is higher or lower than the price the Portfolio would receive if the instrument were sold.

Pursuant to the rules of the SEC, the Trustees have established procedures to stabilize the value of the Portfolio’s net assets within 1/2 of 1% of the value determined on the basis of amortized cost. These procedures include a review of the extent of any such deviation of net asset value, based on available market rates. Should that deviation exceed 1/2 of 1% for the Portfolio, the Trustees will consider whether any action should be initiated to eliminate or reduce material dilution or other unfair results to the investors in the Portfolio. Such action may include withdrawal in kind, selling securities prior to maturity and utilizing a net asset value as determined by using available market quotations.

Interest income on long-term obligations is determined on the basis of interest accrued plus amortization of “original issue discount” (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest accrued plus amortization of any premium.

Subject to compliance with applicable regulations, the Portfolio has reserved the right to pay, upon withdrawal, the withdrawal price of beneficial interests in the Portfolio, either totally or partially, by a distribution in kind of securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being withdrawn. If a holder of beneficial interests received a distribution in kind, such holder could incur brokerage or other charges in converting the securities to cash, and the market prices of those securities will be subject to fluctuation until they are sold.

Notwithstanding the foregoing, the Portfolio undertakes in its 2a-7 procedures that, in responding to a withdrawal request by an investor, it will pay in cash within one business day the lesser of the amount of the withdrawal request or the amount of 10% of the investor’s investment in the Portfolio, provided that the foregoing will not preclude the Portfolio from paying more in cash to satisfy the withdrawal request to the extent it may do so and remain in compliance with its 2a-7 procedures.

The Portfolio may suspend the right of withdrawal or postpone the date of payment for beneficial interests in the Portfolio more than seven days during any period when (a) trading in the markets the Portfolio normally utilize is restricted, or an emergency, as defined by the rules and regulations of the SEC exists making disposal of the Portfolio’s investments or determination of its net asset value not reasonably practicable; (b) the NYSE is closed (other than customary weekend and holiday closings); or (c) the SEC has by rule or by order permitted such suspension.

Item 24.	Taxation of the Portfolio.

The Portfolio is organized as a series of a statutory trust under Maryland law. The Portfolio has determined that it is a partnership that is not a “publicly traded partnership” (as defined in the Code), and therefore that it is treated as a partnership for federal income tax purposes. The Declaration of Trust provides that the Trustees shall have the power to take all actions and to execute all forms and other documents that they determine, in their sole discretion, to be necessary to achieve such treatment. Accordingly, the Portfolio does not expect to pay any federal income taxes, but each investor in the Portfolio must take into account its distributive share of the Portfolio’s gross income, tax-exempt income, deductions, credits and other items in determining its own federal income and excise tax liabilities. The determination of such share will be made in accordance with the governing instruments of the Portfolio and the Code, and Treasury Regulations promulgated thereunder (the “Regulations”).

The Portfolio’s tax year-end is August 31. Although the Portfolio is not subject to federal income tax, it files appropriate federal income tax returns.

The Portfolio believes that an investor in the Portfolio that seeks to qualify as a RIC under the Code should be treated for federal income tax purposes as an owner of an undivided interest in the assets and operations of the Portfolio, and accordingly should be deemed to own a proportionate share of each of the assets of the Portfolio and should be entitled to treat as earned by it the portion of the Portfolio’s gross income and other items attributable to that share. Each such investor should consult its tax advisers regarding whether, in light of its particular tax status and any special tax rules applicable to it, this approach applies to its investment in the Portfolio, or whether the Portfolio should be treated, as to that investor, as a separate entity as to which the investor has no direct interest in Portfolio assets or operations.

In order to enable each otherwise qualified investor in the Portfolio to qualify as a RIC under the Code, the Portfolio intends to satisfy the requirements of Subchapter M of the Code relating to the nature of a RIC’s gross income and the composition (diversification) of a RIC’s assets as if those requirements were directly applicable to the Portfolio, and to allocate its net investment income and any net realized capital gains and to permit withdrawals in a manner that will enable such an investor to comply with the qualification requirements imposed by Subchapter M of the Code with respect to the income allocated to it by the Portfolio, assuming that the investor invests all of its assets in the Portfolio.

The Portfolio will allocate at least annually to each investor the investor’s distributive share of the Portfolio’s net investment income (including net investment income derived from interest on U.S. Treasury obligations), net realized capital gains, and any other items of income, gain, loss, deduction, or credit in a manner intended to comply with the Code and applicable Regulations.

Investors generally will not recognize any gain or loss for federal income tax purposes on contributions to the Portfolio or on withdrawals from the Portfolio. However, to the extent the cash proceeds of any withdrawal paid to an investor exceed the investor’s adjusted tax basis in its partnership interest in the Portfolio, the investor will generally recognize gain for federal income tax purposes. In addition, if, upon a complete withdrawal (i.e., a withdrawal of its entire interest in the Portfolio) for cash, an investor’s adjusted tax basis in its partnership interest in the Portfolio exceeds the proceeds of the withdrawal, the investor will generally recognize a loss for federal income tax purposes. An investor’s adjusted tax basis in its partnership interest in the Portfolio will generally be the aggregate price paid therefor, increased by the amounts of its distributive share of items of realized income (including income, if any, exempt from federal income tax) and gain, and reduced, but not below zero, by the amounts of its distributive share of items of realized loss and the amounts of any withdrawal proceeds received by the investor.

Any investment by the Portfolio in zero coupon bonds, deferred interest bonds, payment-in-kind bonds, and certain securities purchased at a market discount will cause the Portfolio to recognize income prior to the receipt of cash payments with respect to those securities. In order to enable any investor which is a RIC to distribute its share of this income and avoid a tax, the Portfolio may be required to liquidate portfolio securities that it might otherwise have continued to hold, potentially resulting in additional taxable gain or loss.

Portfolio income allocated to investors that is derived from interest on obligations of the U.S. government and certain of its agencies and instrumentalities (but generally not from capital gains realized upon the disposition of such obligations) may be exempt from state and local taxes. The Portfolio intends to advise investors of the extent, if any, to which its income consists of such interest. Investors are urged to consult their tax advisers regarding the possible exclusion of such portion of the income allocated to them by the Portfolio for state and local income tax purposes.

There are certain tax issues which will be relevant to only certain of the Portfolio’s direct and indirect investors, for example, investors which are segregated asset accounts and investors who contribute assets other than cash to the Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met.

The above discussion is a summary of the material U.S. federal income tax considerations pertaining generally to an investment in the Portfolio. The discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies, and financial institutions, or the state, local, non-United States, and non-income tax laws that may be applicable to certain investors. Nor does it address the application of any tax treaty. Investors should consult their own tax advisers with respect to the special federal tax rules that may apply in their particular situations, as well as the state, local, or foreign tax consequences to them of investing in the Portfolio.

Item 25.	Underwriters.

The sole and exclusive placement agent for the Portfolio is LMIS, which receives no compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

Item 26.	Calculation of Performance Data.

Not applicable.

Item 27.	Financial Statements.

The unaudited financial statements contained in the Semi-Annual Report of the Portfolio, as filed with the Securities and Exchange Commission (Accession Number 0001193125-17-133972), for the six months ended February 28, 2017, are incorporated by reference into this Part B.

The audited financial statements contained in the Annual Report of the Portfolio, as filed with the Securities and Exchange Commission (Accession Number 0001193125-16-747929), for the fiscal year ended August 31, 2016, are incorporated by reference into this Part B.

APPENDIX A

DESCRIPTION OF RATINGS

The ratings of Moody’s Investors Service, Inc., S&P’s Global Ratings and Fitch Ratings represent their opinions as to the quality of various debt obligations. It should be emphasized, however, that ratings are not absolute standards of quality. Consequently, debt obligations with the same maturity, coupon and rating may have different yields while debt obligations of the same maturity and coupon with different ratings may have the same yield. As described by the rating agencies, ratings are generally given to securities at the time of issuances. While the rating agencies may from time to time revise such ratings, they undertake no obligation to do so.

Moody’s Investors Service, Inc. Global Rating Scales

Ratings assigned on Moody’s global long-term and short-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Long-term ratings are assigned to issuers or obligations with an original maturity of one year or more and reflect both on the likelihood of a default on contractually promised payments and the expected financial loss suffered in the event of default. Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default on contractually promised payments and the expected financial loss suffered in the event of default.1,2

Moody’s differentiates structured finance ratings from fundamental ratings (i.e., ratings on nonfinancial corporate, financial institution, and public sector entities) on the global long-term scale by adding (sf) to all structured finance ratings.3 The addition of (sf) to structured finance ratings should eliminate any presumption that such ratings and fundamental ratings at the same letter grade level will behave the same. The (sf) indicator for structured finance security ratings indicates that otherwise similarly rated structured finance and fundamental securities may have different risk characteristics. Through its current methodologies, however, Moody’s aspires to achieve broad expected equivalence in structured finance and fundamental rating performance when measured over a long period of time.

Description of Moody’s Investors Service, Inc.’s Global Long-Term Obligation Ratings:

Aaa—Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa—Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A—Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.

Baa—Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba—Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.

B—Obligations rated B are considered speculative and are subject to high credit risk.

Caa—Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.

[1]

For certain structured finance, preferred stock and hybrid securities in which payment default events are either not defined or do not match investors’ expectations for timely payment, long-term and short-term ratings reflect the likelihood of impairment and financial loss in the event of impairment.

[2]	Supranational institutions and central banks that hold sovereign debt or extend sovereign loans, such as the IMF or the European Central Bank, may not always be treated similarly to other investors and lenders with similar credit exposures. Long-term and short-term ratings assigned to obligations held by both supranational institutions and central banks, as well as other investors, reflect only the credit risks faced by other investors unless specifically noted otherwise.

[3]	Like other global scale ratings, (sf) ratings reflect both the likelihood of a default and the expected loss suffered in the event of default. Ratings are assigned based on a rating committee’s assessment of a security’s expected loss rate (default probability multiplied by expected loss severity), and may be subject to the constraint that the final expected loss rating assigned would not be more than a certain number of notches, typically three to five notches, above the rating that would be assigned based on an assessment of default probability alone. The magnitude of this constraint may vary with the level of the rating, the seasoning of the transaction, and the uncertainty around the assessments of expected loss and probability of default.

Ca—Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C—Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.

By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.

Description of Moody’s Investors Service, Inc.’s Global Short-Term Obligation Ratings:

P-1—Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2—Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3—Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

NP—Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Description of Moody’s Investors Service, Inc.’s US Municipal Ratings:

US Municipal Short-Term Obligation Ratings:

While the global short-term “prime” rating scale is applied to US municipal tax-exempt commercial paper, these programs are typically backed by external letters of credit or liquidity facilities and their short-term prime ratings usually map to the long-term rating of the enhancing bank or financial institution and not to the municipality’s rating. Other short-term municipal obligations, which generally have different funding sources for repayment, are rated using two additional short-term rating scales (i.e., the MIG and VMIG scales discussed below).

The Municipal Investment Grade (“MIG”) scale is used to rate US municipal bond anticipation notes of up to three years maturity. Municipal notes rated on the MIG scale may be secured by either pledged revenues or proceeds of a take-out financing received prior to note maturity. MIG ratings expire at the maturity of the obligation, and the issuer’s long-term rating is only one consideration in assigning the MIG rating. MIG ratings are divided into three levels—MIG 1 through MIG 3—while speculative grade short-term obligations are designated SG.

MIG 1—This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2—This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3—This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG—This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

US Municipal Demand Obligation Ratings:

In the case of variable rate demand obligations (“VRDOs”), a two-component rating is assigned: a long or short-term debt rating and a demand obligation rating. The first element represents Moody’s evaluation of risk associated with scheduled principal and interest payments. The second element represents Moody’s evaluation of risk associated with the ability to receive purchase price upon demand (“demand feature”). The second element uses a rating from a variation of the MIG scale called the Variable Municipal Investment Grade (“VMIG”) scale. VMIG ratings of demand obligations with unconditional liquidity support are mapped from the short-term debt rating (or counterparty assessment) of the support provider, or the underlying obligor in the absence of third party liquidity support, with VMIG 1 corresponding to P-1, VMIG 2 to P-2, VMIG 3 to P-3 and SG to not prime. For example, the VMIG rating for an industrial revenue bond with Company XYZ as the underlying obligor would normally have the same numerical modifier as Company XYZ’s prime rating. Transitions of VMIG ratings of demand obligations with conditional liquidity support, as shown in the diagram below, differ from transitions on the Prime scale to reflect the risk that external liquidity support will terminate if the issuer’s long-term rating drops below investment grade.

VMIG 1—This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 2—This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 3—This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

SG—This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.

Description of S&P’s Global Ratings’ Long-Term Issue Credit Ratings:

Long-Term Issue Credit Ratings are based, in varying degrees, on S&P Global Ratings’ analysis of the following considerations: (1) the likelihood of payment—the capacity and willingness of the obligor to meet its financial commitment on a financial obligation in accordance with the terms of the obligation; (2) the nature and provisions of the financial obligation, and the promise we impute; and (3) the protection afforded by, and relative position of, the financial obligation in the event of a bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

AAA—An obligation rated “AAA” has the highest rating assigned by S&P Global Ratings. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA—An obligation rated “AA” differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

A—An obligation rated “A” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB—An obligation rated “BBB” exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB, B, CCC, CC, and C—Obligations rated “BB”, “B”, “CCC”, “CC”, and “C” are regarded as having significant speculative characteristics. “BB” indicates the least degree of speculation and “C” the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB—An obligation rated “BB” is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B—An obligation rated “B” is more vulnerable to nonpayment than obligations rated “BB”, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC—An obligation rated “CCC” is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC—An obligation rated “CC” is currently highly vulnerable to nonpayment. The “CC” rating is used when a default has not yet occurred, but S&P Global Ratings expects default to be a virtual certainty, regardless of the anticipated time to default.

C—An obligation rated “C” is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared to obligations that are rated higher.

D—An obligation rated “D” is in default or in breach of an imputed promise. For non-hybrid capital instruments, the “D” rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to “D” if it is subject to a distressed exchange offer.

NR: This indicates that no rating has been requested, or that there is insufficient information on which to base a rating, or that S&P Global Ratings does not rate a particular obligation as a matter of policy.

The ratings from “AA” to “CCC” may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

Description of S&P Global Ratings’ Short-Term Issue Credit Ratings:

Short-term ratings are generally assigned to those obligations considered short-term in the relevant market. In the U.S., for example, that means obligations with an original maturity date of no more than 365 days—including commercial paper.

A-1—A short-term obligation rated “A-1” is rated in the highest category by S&P Global Ratings. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

A-2—A short-term obligation rated “A-2” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

A-3—A short-term obligation rated “A-3” exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B—A short-term obligation rated “B” is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitments.

C—A short-term obligation rated “C” is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D—A short-term obligation rated “D” is in default or in breach of an imputed promise. For non-hybrid capital instruments, the “D” rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings’ believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to “D” if it is subject to a distressed exchange offer.

Description of S&P Global Ratings’ Municipal Short-Term Note Ratings Definitions:

An S&P Global Ratings U.S. municipal note rating reflects S&P Global Ratings opinion about the liquidity factors and market access risks unique to the notes. Notes due in three years or less will likely receive a note rating. Notes with an original maturity of more than three years will most likely receive a long-term debt rating. In determining which type of rating, if any, to assign, S&P Global Ratings’ analysis will review the following considerations: (1) amortization schedule—the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and (2) source of payment—the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

Note rating symbols are as follows:

SP-1—Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

SP-2—Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3—Speculative capacity to pay principal and interest.

Description of S&P Global Ratings’ Dual Ratings:

Dual ratings may be assigned to debt issues that have a put option or demand feature. The first component of the rating addresses the likelihood of repayment of principal and interest as due, and the second component of the rating addresses only the demand feature. The first component of the rating can relate to either a short-term or long-term transaction and accordingly use either short-term or long-term rating symbols. The second component of the rating relates to the put option and is assigned a short-term rating symbol (for example, “AAA/A-1+” or “A-1+/A-1”). With U.S. municipal short-term demand debt, the U.S. municipal short-term note rating symbols are used for the first component of the rating (for example, “SP-1+/A-1+”).

Description of S&P Global Ratings’ Active Qualifiers (Currently applied and/or outstanding)

S&P Global Ratings uses the following qualifiers that limit the scope of a rating. The structure of the transaction can require the use of a qualifier such as a “p” qualifier, which indicates the rating addressed the principal portion of the obligation only. A qualifier appears as a suffix and is part of the rating.

Federal deposit insurance limit: “L” qualifier. Ratings qualified with “L” apply only to amounts invested up to federal deposit insurance limits.

Principal: “p” qualifier. This suffix is used for issues in which the credit factors, the terms, or both, that determine the likelihood of receipt of payment of principal are different from the credit factors, terms or both that determine the likelihood of receipt of interest on the obligation. The “p” suffix indicates that the rating addresses the principal portion of the obligation only and that the interest is not rated.

Preliminary Ratings: “prelim” qualifier. Preliminary ratings, with the “prelim” suffix, may be assigned to obligors or obligations, including financial programs, in the circumstances described below. Assignment of a final rating is conditional on the receipt by S&P Global Ratings of appropriate documentation. S&P Global Ratings reserves the right not to issue a final rating. Moreover, if a final rating is issued, it may differ from the preliminary rating. (1)Preliminary ratings may be assigned to obligations, most commonly structured and project finance issues, pending receipt of final documentation and legal opinions. (2) Preliminary ratings may be assigned to obligations that will likely be issued upon the obligor’s emergence from bankruptcy or similar reorganization, based on late-stage reorganization plans, documentation and discussions with the obligor. Preliminary ratings may also be assigned to the obligors. These ratings consider the anticipated general credit quality of the reorganized or post-bankruptcy issuer as well as attributes of the anticipated obligation(s). (4) Preliminary ratings may be assigned to entities that are being formed or that are in the process of being independently established when, in S&P Global Ratings’ opinion, documentation is close to final. Preliminary ratings may also be assigned to the obligations of these entities. (5) Preliminary ratings may be assigned when a previously unrated entity is undergoing a well-formulated restructuring, recapitalization, significant financing or other transformative event, generally at the point that investor or lender commitments are invited. The preliminary rating may be assigned to the entity and to its proposed obligation(s). These preliminary ratings consider the anticipated general credit quality of the obligor, as well as attributes of the anticipated obligation(s), assuming successful completion of the transformative event. Should the transformative event not occur, S&P Global Ratings would likely withdraw these preliminary ratings. (6) A preliminary recovery rating may be assigned to an obligation that has a preliminary issue credit rating.

Termination Structures: “t” qualifier. This symbol indicates termination structures that are designed to honor their contracts to full maturity or, should certain events occur, to terminate and cash settle all their contracts before their final maturity date.

Counterparty Instrument Rating: “cir” qualifier. This symbol indicates a Counterparty Instrument Rating (CIR), which is a forward-looking opinion about the creditworthiness of an issuer in a securitization structure with respect to a specific financial obligation to a counterparty (including interest rate swaps, currency swaps, and liquidity facilities). The CIR is determined on an ultimate payment basis; these opinions do not take into account timeliness of payment.

Description of Fitch Ratings’ Corporate Finance Long-Term Obligation Ratings:

Ratings of individual securities or financial obligations of a corporate issuer address relative vulnerability to default on an ordinal scale. In addition, for financial obligations in corporate finance, a measure of recovery given default on that liability is also included in the rating assessment. This notably applies to covered bonds ratings, which incorporate both an indication of the probability of default and of the recovery given a default of this debt instrument.

The relationship between issuer scale and obligation scale assumes an historical average recovery of between 30%-50% on the senior, unsecured obligations of an issuer. As a result, individual obligations of entities, such as corporations, are assigned ratings higher, lower, or the same as that entity’s issuer rating or IDR. At the lower end of the ratings scale, Fitch Ratings now additionally publishes explicit Recovery Ratings in many cases to complement issuer and obligation ratings.

AAA: Highest credit quality. “AAA” ratings denote the lowest expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very high credit quality. “AA” ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High credit quality. “A” ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB: Good credit quality. “BBB” ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

BB: Speculative. “BB” ratings indicate an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.

B: Highly speculative. “B” ratings indicate that material credit risk is present†.

CCC: Substantial credit risk. “CCC” ratings indicate that substantial credit risk is present†.

CC: Very high levels of credit risk. “CC” ratings indicate very high levels of credit risk†.

C: Exceptionally high levels of credit risk. “C” indicates exceptionally high levels of credit risk†.

Defaulted obligations typically are not assigned “RD” or “D” ratings, but are instead rated in the “B” to “C” rating categories, depending upon their recovery prospects and other relevant characteristics. This approach better aligns obligations that have comparable overall expected loss but varying vulnerability to default and loss.

Note: The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the “AAA” obligation rating category, or to corporate finance obligation ratings in the categories below “CCC”.

The subscript “emr” is appended to a rating to denote embedded market risk which is beyond the scope of the rating. The designation is intended to make clear that the rating solely addresses the counterparty risk of the issuing bank. It is not meant to indicate any limitation in the analysis of the counterparty risk, which in all other respects follows published Fitch criteria for analyzing the issuing financial institution. Fitch does not rate these instruments where the principal is to any degree subject to market risk.

Description of Fitch Ratings’ Structured, Project Finance Long-Term Obligation Ratings:

Ratings of structured and project finance obligations on the long-term scale, including the financial obligations of sovereigns, consider the obligations’ relative vulnerability to default. These ratings are typically assigned to an individual security or tranche in a transaction and not to an issuer.

AAA: Highest credit quality. “AAA” ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very high credit quality. “AA” ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High credit quality. “A” ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB: Good credit quality. “BBB” ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

BB: Speculative. “BB” ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time.

B: Highly speculative. “B” ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.

CCC: Substantial credit risk. Default is a real possibility.

CC: Very high levels of credit risk. Default of some kind appears probable.

C: Exceptionally high levels of credit risk. Default appears imminent or inevitable.

D: Default. Indicates a default. Default generally is defined as one of the following: (1) failure to make payment of principal and/or interest under the contractual terms of the rated obligation; (2) bankruptcy filings, administration, receivership, liquidation or other winding-up or cessation of the business of an issuer/obligor; or (3)distressed exchange of an obligation, where creditors were offered securities with diminished structural or economic terms compared with the existing obligation to avoid a probable payment default.

Structured Finance Defaults: “Imminent” default, categorized under “C”, typically refers to the occasion where a payment default has been intimated by the issuer, and is all but inevitable. This may, for example, be where an issuer has missed a scheduled payment, but (as is typical) has a grace period during which it may cure the payment default. Another alternative would be where an issuer has formally announced a distressed debt exchange, but the date of the exchange still lies several days or weeks in the immediate future.

Additionally, in structured finance transactions, where analysis indicates that an instrument is irrevocably impaired such that it is not expected to pay interest and/or principal in full in accordance with the terms of the obligation’s documentation during the life of the transaction, but where no payment default in accordance with the terms of the documentation is imminent, the obligation will typically be rated in the “C” category.

Structured Finance Write-downs: Where an instrument has experienced an involuntary and, in the agency’s opinion, irreversible “write-down” of principal (i.e. other than through amortization, and resulting in a loss to the investor), a credit rating of “D” will be assigned to the instrument. Where the agency believes the “write-down” may prove to be temporary (and the loss may be “written up” again in future if and when performance improves), then a credit rating of “C” will typically be assigned. Should the “write-down” then later be reversed, the credit rating will be raised to an appropriate level for that instrument. Should the “write-down” later be deemed as irreversible, the credit rating will be lowered to “D”.

Notes: In the case of structured and project finance, while the ratings do not address the loss severity given default of the rated liability, loss severity assumptions on the underlying assets are nonetheless typically included as part of the analysis. Loss severity assumptions are used to derive pool cash flows available to service the rated liability.

The suffix “sf” denotes an issue that is a structured finance transaction. For an explanation of how Fitch determines structured finance ratings, please see our criteria available at fitchratings.com.

The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the “AAA” Long-Term Rating category, or categories below “B”.

Enhanced Equipment Trust Certificates (EETCs) are corporate-structured hybrid debt securities that airlines typically use to finance aircraft equipment. Due to the hybrid characteristics of these bonds, Fitch’s rating approach incorporates elements of both the structured finance and corporate rating methodologies. Although rated as asset-backed securities, unlike other structured finance ratings, EETC ratings involve a measure of recovery given default akin to ratings of financial obligations in corporate finance, as described above.

Description of Fitch Ratings’ Corporate, Public and Structured Finance Short-Term Obligation Ratings:

A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity or security stream and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations, and up to 36 months for obligations in U.S. public finance markets.

F1: Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F2: Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.

F3: Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.

B: Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

C: High short-term default risk. Default is a real possibility.

RD: Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

D: Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

Fitch Rating Watches and Rating Outlooks

Fitch takes certain actions in relation to its ratings. These actions can indicate a change in the relative credit quality of the rated entity or a relative change in servicing quality. In addition, actions regarding Outlooks or Watches provide an indication of a potential rating change, or other events (Data Actions) and indicate the likely direction of the rating.

Rating Watch: Rating Watches indicate that there is a heightened probability of a rating change and the likely direction of such a change. These are designated as “Positive”, indicating a potential upgrade, “Negative”, for a potential downgrade, or “Evolving”, if ratings may be raised, lowered or affirmed. However, ratings that are not on Rating Watch can be raised or lowered without being placed on Rating Watch first, if circumstances warrant such an action.

A Rating Watch is typically event-driven and, as such, it is generally resolved over a relatively short period. The event driving the Watch may be either anticipated or have already occurred, but in both cases, the exact rating implications remain undetermined. The Watch period is typically used to gather further information and/or subject the information to further analysis. Additionally, a Watch may be used where the rating implications are already clear, but where a triggering event (e.g. shareholder or regulatory approval) exists. The Watch will typically extend to cover the period until the triggering event is resolved or its outcome is predictable with a high enough degree of certainty to permit resolution of the Watch.

Rating Watches can be employed by all analytical groups and are applied to the ratings of individual entities and/or individual instruments. At the lowest categories of speculative grade (“CCC”, “CC” and “C”) the high volatility of credit profiles may imply that almost all ratings should carry a Watch. Watches are nonetheless only applied selectively in these categories, where a committee decides that particular events or threats are best communicated by the addition of the Watch designation.

Rating Outlook: Ratings Outlooks indicate the direction a rating is likely to move over a one- to two-year period. They reflect financial or other trends that have not yet reached the level that would trigger a rating action, but which may do so if such trends continue. The majority of Outlooks are generally Stable, which is consistent with the historical migration experience of ratings over a one- to two-year period. Positive or Negative rating Outlooks do not imply that a rating change is inevitable and, similarly, ratings with Stable Outlooks can be raised or lowered without a prior revision to the Outlook, if circumstances warrant such an action. Occasionally, where the fundamental trend has strong, conflicting elements of both positive and negative, the Rating Outlook may be described as Evolving.

Outlooks are currently applied on the long-term scale to issuer ratings in corporate finance (including sovereigns, industrials, utilities, financial institutions and insurance companies) and public finance outside the U.S.; to issue ratings in public finance in the U.S.; to certain issues in project finance; to Insurer Financial Strength Ratings; to issuer and/or issue ratings in a number of National Rating scales; and to the ratings of structured finance transactions and covered bonds. Outlooks are not applied to ratings assigned on the short-term scale and are applied selectively to ratings in the “CCC”, “CC” and “C” categories. Defaulted ratings typically do not carry an Outlook.

Deciding When to Assign Rating Watch or Outlook

Timing is informative but not critical to the choice of a Watch rather than an Outlook. A discrete event that is largely clear and the terms of which are defined, but which will not happen for more than six months – such as a lengthy regulatory approval process – would nonetheless likely see ratings placed on Watch rather than a revision to the Outlook.

An Outlook revision may, however, be deemed more appropriate where a series of potential event risks has been identified, none of which individually warrants a Watch but which cumulatively indicate heightened probability of a rating change over the following one to two years.

A revision to the Outlook may also be appropriate where a specific event has been identified, but where the conditions and implications of that event are largely unclear and subject to high execution risk over an extended period – for example a proposed, but politically controversial, privatization.

Expected Ratings: Where a rating is referred to as “expected”, alternatively referred to as “expects to rate” or suffixed as (“EXP”), this indicates that a full rating has been assigned based upon the agency’s expectations regarding final documentation, typically based upon a review of the final draft documentation provided by the issuer. If such final documentation is received and is as expected, the expected rating will typically be converted to a final rating. Fitch may also employ “expects to rate” language for new issuers (currently unrated) for ratings that are assigned in the course of a restructuring, refinancing or corporate reorganization. The

“expects to rate” will reflect and refer to the rating level expected following the conclusion of the proposed operation (debt issuance, restructure, or merger). While expected ratings typically convert to final ratings within a short time, determined by timing of transaction closure, in the period between assignment of an expected rating and a final rating, expected ratings may be raised, lowered or placed on Rating Watch or withdrawn, as with final ratings.

Private Ratings: Fitch Ratings also prepares a limited number of private ratings, for example for entities with no publicly traded debt, or where the rating is required for internal benchmarking or regulatory purposes. These ratings are generally provided directly to the rated entity, which is then responsible for ensuring that any party to whom it discloses the private rating is updated when any change in the rating occurs.

Private ratings undergo the same analysis, committee process and surveillance as published ratings, unless otherwise disclosed as “point-in-time” in nature.

Program Ratings: Program ratings assigned to corporate and public finance note issuance programs (e.g. medium-term note programs) relate only to standard issues made under the program concerned; it should not be assumed that these ratings apply to every issue made under the program.

“Interest-Only” Ratings: Interest-only ratings are assigned to interest strips. These ratings do not address the possibility that a security holder might fail to recover some or all of its initial investment due to voluntary or involuntary principal repayments.

“Principal-Only” Ratings: Principal-only ratings address the likelihood that a security holder will receive its initial principal investment either before or by the scheduled maturity date.

“Rate of Return” Ratings: Ratings also may be assigned to gauge the likelihood of an investor receiving a certain predetermined internal rate of return without regard to the precise timing of any cash flows.

Matured/Paid-In-Full: a. “Matured”—This action is used when an issue has reached the end of its repayment term and rating coverage is discontinued. Denoted as “NR”. b. “Paid-In-Full”—This action indicates that the issue has been paid in full. As the issue no longer exists, it is therefore no longer rated. Denoted as “PIF”.

A designation of “Not Rated” or “NR” is used to denote securities not rated by Fitch where Fitch has rated some, but not all, securities comprising an issuance capital structure.

Withdrawn: The rating has been withdrawn and the issue or issuer is no longer rated by Fitch Ratings. Indicated in rating databases with the symbol “WD”.

“Unenhanced” Ratings: Unenhanced ratings reflect the underlying creditworthiness of financial instruments absent any credit enhancement that may be provided through bond insurance, financial guarantees, dedicated letters of credit, liquidity facilities, or intercept mechanisms.

In some cases, Fitch may choose to assign an unenhanced rating along with credit rating based on enhancement. The unenhanced rating indicates the creditworthiness of the financial instrument without considering any benefit of such enhancement. Financial obligations may be enhanced by a guarantee instrument provided by a rated third party.

Non-Credit Rating Scales: In addition, Fitch Ratings provides specialist ratings on other topics. Operational risk ratings are assigned to servicers of commercial and residential mortgages and other asset types.

Asset manager ratings opine on the relative operational and financial capabilities of asset managers, trustees and others. Fund Credit and/or Volatility Ratings are assigned to fund’s or local government investment pool’s portfolio. Many of these ratings are offered internationally and in some cases on a national basis applying appropriate ratings modifiers and identifiers.

APPENDIX B

WESTERN ASSET MANAGEMENT COMPANY

PROXY VOTING POLICIES AND PROCEDURES

POLICY

As a fixed income only manager, the occasion to vote proxies is very rare. However, the Firm has adopted and implemented policies and procedures that we believe are reasonably designed to ensure that proxies are voted in the best interest of clients, in accordance with our fiduciary duties and SEC Rule 206(4)-6 under the Investment Advisers Act of 1940 (“Advisers Act”). In addition to SEC requirements governing advisers, our proxy voting policies reflect the long-standing fiduciary standards and responsibilities for ERISA accounts. Unless a manager of ERISA assets has been expressly precluded from voting proxies, the Department of Labor has determined that the responsibility for these votes lies with the Investment Manager.

While the guidelines included in the procedures are intended to provide a benchmark for voting standards, each vote is ultimately cast on a case-by-case basis, taking into consideration the Firm’s contractual obligations to our clients and all other relevant facts and circumstances at the time of the vote (such that these guidelines may be overridden to the extent the Firm deems appropriate).

In exercising its voting authority, Western Asset will not consult or enter into agreements with officers, directors or employees of Legg Mason Inc. or any of its affiliates (other than Western Asset affiliated companies) regarding the voting of any securities owned by its clients.

PROCEDURE

Responsibility and Oversight

The Western Asset Legal and Compliance Department (“Compliance Department”) is responsible for administering and overseeing the proxy voting process. The gathering of proxies is coordinated through the Corporate Actions area of Investment Support (“Corporate Actions”). Research analysts and portfolio managers are responsible for determining appropriate voting positions on each proxy utilizing any applicable guidelines contained in these procedures.

Client Authority

The Investment Management Agreement for each client is reviewed at account start-up for proxy voting instructions. If an agreement is silent on proxy voting, but contains an overall delegation of discretionary authority or if the account represents assets of an ERISA plan, Western Asset will assume responsibility for proxy voting. The Legal and Compliance Department maintains a matrix of proxy voting authority.

Proxy Gathering

Registered owners of record, client custodians, client banks and trustees (“Proxy Recipients”) that receive proxy materials on behalf of clients should forward them to Corporate Actions. Proxy Recipients for new clients (or, if Western Asset becomes aware that the applicable Proxy Recipient for an existing client has changed, the Proxy Recipient for the existing client) are notified at startup of appropriate routing to Corporate Actions of proxy materials received and reminded of their responsibility to forward all proxy materials on a timely basis. If Western Asset personnel other than Corporate Actions receive proxy materials, they should promptly forward the materials to Corporate Actions.

Proxy Voting

Once proxy materials are received by Corporate Actions, they are forwarded to the Legal and Compliance Department for coordination and the following actions:

a.	Proxies are reviewed to determine accounts impacted.

b.	Impacted accounts are checked to confirm Western Asset voting authority.

c.	Legal and Compliance Department staff reviews proxy issues to determine any material conflicts of interest. (See conflicts of interest section of these procedures for further information on determining material conflicts of interest.)

d.	If a material conflict of interest exists, (i) to the extent reasonably practicable and permitted by applicable law, the client is promptly notified, the conflict is disclosed and Western Asset obtains the client’s proxy voting instructions, and (ii) to the extent that it is not reasonably practicable or permitted by applicable law to notify the client and obtain such instructions (e.g., the client is a mutual fund or other commingled vehicle or is an ERISA plan client), Western Asset seeks voting instructions from an independent third party.

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e.	Legal and Compliance Department staff provides proxy material to the appropriate research analyst or portfolio manager to obtain their recommended vote. Research analysts and portfolio managers determine votes on a case-by-case basis taking into account the voting guidelines contained in these procedures. For avoidance of doubt, depending on the best interest of each individual client, Western Asset may vote the same proxy differently for different clients. The analyst’s or portfolio manager’s basis for their decision is documented and maintained by the Legal and Compliance Department.

f.	Legal and Compliance Department staff votes the proxy pursuant to the instructions received in (d) or (e) and returns the voted proxy as indicated in the proxy materials.

Timing

Western Asset personnel act in such a manner to ensure that, absent special circumstances, the proxy gathering and proxy voting steps noted above can be completed before the applicable deadline for returning proxy votes.

Recordkeeping

Western Asset maintains records of proxies voted pursuant to Section 204-2 of the Advisers Act and ERISA DOL Bulletin 94-2. These records include:

a.	A copy of Western Asset’s policies and procedures.

b.	Copies of proxy statements received regarding client securities.

c.	A copy of any document created by Western Asset that was material to making a decision how to vote proxies.

d.	Each written client request for proxy voting records and Western Asset’s written response to both verbal and written client requests.

e.	A proxy log including:

1.	Issuer name;

2.	Exchange ticker symbol of the issuer’s shares to be voted;

3.	Committee on Uniform Securities Identification Procedures (“CUSIP”) number for the shares to be voted;

4.	A brief identification of the matter voted on;

5.	Whether the matter was proposed by the issuer or by a shareholder of the issuer;

6.	Whether a vote was cast on the matter;

7.	A record of how the vote was cast; and

8.	Whether the vote was cast for or against the recommendation of the issuer’s management team. Records are maintained in an easily accessible place for five years, the first two in Western Asset’s offices.

Disclosure

Western Asset’s proxy policies are described in the firm’s Part 2A of Form ADV. Clients will be provided a copy of these policies and procedures upon request. In addition, upon request, clients may receive reports on how their proxies have been voted.

Conflicts of Interest

All proxies are reviewed by the Legal and Compliance Department for material conflicts of interest. Issues to be reviewed include, but are not limited to:

1.	Whether Western (or, to the extent required to be considered by applicable law, its affiliates) manages assets for the company or an employee group of the company or otherwise has an interest in the company;

2.	Whether Western or an officer or director of Western or the applicable portfolio manager or analyst responsible for recommending the proxy vote (together, “Voting Persons”) is a close relative of or has a personal or business relationship with an executive, director or person who is a candidate for director of the company or is a participant in a proxy contest; and

3.	Whether there is any other business or personal relationship where a Voting Person has a personal interest in the outcome of the matter before shareholders.

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Voting Guidelines

Western Asset’s substantive voting decisions turn on the particular facts and circumstances of each proxy vote and are evaluated by the designated research analyst or portfolio manager. The examples outlined below are meant as guidelines to aid in the decision making process.

Guidelines are grouped according to the types of proposals generally presented to shareholders. Part I deals with proposals which have been approved and are recommended by a company’s board of directors; Part II deals with proposals submitted by shareholders for inclusion in proxy statements; Part III addresses issues relating to voting shares of investment companies; and Part IV addresses unique considerations pertaining to foreign issuers.

I. Board Approved Proposals

The vast majority of matters presented to shareholders for a vote involve proposals made by a company itself that have been approved and recommended by its board of directors. In view of the enhanced corporate governance practices currently being implemented in public companies, Western Asset generally votes in support of decisions reached by independent boards of directors. More specific guidelines related to certain board-approved proposals are as follows:

1.	Matters relating to the Board of Directors

Western Asset votes proxies for the election of the company’s nominees for directors and for board-approved proposals on other matters relating to the board of directors with the following exceptions:

a.	Votes are withheld for the entire board of directors if the board does not have a majority of independent directors or the board does not have nominating, audit and compensation committees composed solely of independent directors.

b.	Votes are withheld for any nominee for director who is considered an independent director by the company and who has received compensation from the company other than for service as a director.

c.	Votes are withheld for any nominee for director who attends less than 75% of board and committee meetings without valid reasons for absences.

d.	Votes are cast on a case-by-case basis in contested elections of directors.

2.	Matters relating to Executive Compensation

Western Asset generally favors compensation programs that relate executive compensation to a company’s long-term performance. Votes are cast on a case-by-case basis on board-approved proposals relating to executive compensation, except as follows:

a.	Except where the firm is otherwise withholding votes for the entire board of directors, Western Asset votes for stock option plans that will result in a minimal annual dilution.

b.	Western Asset votes against stock option plans or proposals that permit replacing or repricing of underwater options.

c.	Western Asset votes against stock option plans that permit issuance of options with an exercise price below the stock’s current market price.

d.	Except where the firm is otherwise withholding votes for the entire board of directors, Western Asset votes for employee stock purchase plans that limit the discount for shares purchased under the plan to no more than 15% of their market value, have an offering period of 27 months or less and result in dilution of 10% or less.

3.	Matters relating to Capitalization

The management of a company’s capital structure involves a number of important issues, including cash flows, financing needs and market conditions that are unique to the circumstances of each company. As a result, Western Asset votes on a case-by-case basis on board-approved proposals involving changes to a company’s capitalization except where Western Asset is otherwise withholding votes for the entire board of directors.

a.	Western Asset votes for proposals relating to the authorization of additional common stock.

b.	Western Asset votes for proposals to effect stock splits (excluding reverse stock splits).

c.	Western Asset votes for proposals authorizing share repurchase programs.

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4.	Matters relating to Acquisitions, Mergers, Reorganizations and Other Transactions

Western Asset votes these issues on a case-by-case basis on board-approved transactions.

5.	Matters relating to Anti-Takeover Measures

Western Asset votes against board-approved proposals to adopt anti-takeover measures except as follows:

a.	Western Asset votes on a case-by-case basis on proposals to ratify or approve shareholder rights plans. b. Western Asset votes on a case-by-case basis on proposals to adopt fair price provisions.

6.	Other Business Matters

Western Asset votes for board-approved proposals approving such routine business matters such as changing the company’s name, ratifying the appointment of auditors and procedural matters relating to the shareholder meeting.

a.	Western Asset votes on a case-by-case basis on proposals to amend a company’s charter or bylaws.

b.	Western Asset votes against authorization to transact other unidentified, substantive business at the meeting.

II. Shareholder Proposals

SEC regulations permit shareholders to submit proposals for inclusion in a company’s proxy statement. These proposals generally seek to change some aspect of a company’s corporate governance structure or to change some aspect of its business operations. Western Asset votes in accordance with the recommendation of the company’s board of directors on all shareholder proposals, except as follows:

1.	Western Asset votes for shareholder proposals to require shareholder approval of shareholder rights plans.

2.	Western Asset votes for shareholder proposals that are consistent with Western Asset’s proxy voting guidelines for board-approved proposals.

3.	Western Asset votes on a case-by-case basis on other shareholder proposals where the firm is otherwise withholding votes for the entire board of directors.

III. Voting Shares of Investment Companies

Western Asset may utilize shares of open or closed-end investment companies to implement its investment strategies. Shareholder votes for investment companies that fall within the categories listed in Parts I and II above are voted in accordance with those guidelines.

1.	Western Asset votes on a case-by-case basis on proposals relating to changes in the investment objectives of an investment company taking into account the original intent of the fund and the role the fund plays in the clients’ portfolios.

2.	Western Asset votes on a case-by-case basis all proposals that would result in increases in expenses (e.g., proposals to adopt 12b-1 plans, alter investment advisory arrangements or approve fund mergers) taking into account comparable expenses for similar funds and the services to be provided.

IV. Voting Shares of Foreign Issuers

In the event Western Asset is required to vote on securities held in non-U.S. issuers – i.e. issuers that are incorporated under the laws of a foreign jurisdiction and that are not listed on a U.S. securities exchange or the NASDAQ stock market, the following guidelines are used, which are premised on the existence of a sound corporate governance and disclosure framework. These guidelines, however, may not be appropriate under some circumstances for foreign issuers and therefore apply only where applicable.

1.	Western Asset votes for shareholder proposals calling for a majority of the directors to be independent of management.

2.	Western Asset votes for shareholder proposals seeking to increase the independence of board nominating, audit and compensation committees.

3.	Western Asset votes for shareholder proposals that implement corporate governance standards similar to those established under U.S. federal law and the listing requirements of U.S. stock exchanges, and that do not otherwise violate the laws of the jurisdiction under which the company is incorporated.

4.	Western Asset votes on a case-by-case basis on proposals relating to (1) the issuance of common stock in excess of 20% of a company’s outstanding common stock where shareholders do not have preemptive rights, or (2) the issuance of common stock in excess of 100% of a company’s outstanding common stock where shareholders have preemptive rights.

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RETIREMENT ACCOUNTS

For accounts subject to ERISA, as well as other Retirement Accounts, Western Asset is presumed to have the responsibility to vote proxies for the client. The Department of Labor (“DOL”) has issued a bulletin that states that investment managers have the responsibility to vote proxies on behalf of Retirement Accounts unless the authority to vote proxies has been specifically reserved to another named fiduciary. Furthermore, unless Western Asset is expressly precluded from voting the proxies, the DOL has determined that the responsibility remains with the investment manager.

In order to comply with the DOL’s position, Western Asset will be presumed to have the obligation to vote proxies for its Retirement Accounts unless Western Asset has obtained a specific written instruction indicating that: (a) the right to vote proxies has been reserved to a named fiduciary of the client, and (b) Western Asset is precluded from voting proxies on behalf of the client. If Western Asset does not receive such an instruction, Western Asset will be responsible for voting proxies in the best interests of the Retirement Account client and in accordance with any proxy voting guidelines provided by the client.

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PART C

Item  28. Exhibits.

(a)	(1)	The Registrant’s Declaration of Trust dated October 2, 2006 as amended and restated as of August 18, 2011
(the “Declaration of Trust”), is incorporated herein by reference to Amendment No. 30 to the Registrant’s Registration Statement on Form N-1A as filed with the SEC on September 28, 2011 (“Post-Effective Amendment No. 30”).

	(2)	Amended and Restated Designation of Series of Beneficial Interests in the Registrant, effective as of August 31, 2016 is incorporated herein by reference to Post-Effective Amendment No. 53.

(b)	(1)	The Registrant’s Bylaws as amended and restated as of August 18, 2011, are incorporated herein by reference to Post-Effective Amendment No. 30.

(c)		Not Applicable.

(d)	(1)	Management Agreement between the Registrant and LMPFA, as manager with respect to Liquid Reserves Portfolio is incorporated herein by reference to Post-Effective Amendment No. 13.

	(2)	Management Agreement between the Registrant and LMPFA, as manager with respect to U.S. Treasury Reserves Portfolio is incorporated herein by reference to Post-Effective Amendment No. 13.

	(3)	Management Agreement between the Registrant and LMPFA, as manager with respect to Tax Free Reserves Portfolio is incorporated herein by reference to Amendment No. 31 to the Registrant’s Registration Statement on Form N-1A as filed with the SEC on December 1, 2011 (“Post-Effective Amendment No. 31”).

(4)	Management Agreement between the Registrant and LMPFA, as manager with respect to Government Portfolio is incorporated herein by reference to Amendment No. 20 to the Registrant’s Registration Statement on
Form N-1A as filed with the SEC on February 27, 2009 (“Post-Effective Amendment No. 20”).

	(5)	Management Agreement between the Registrant and LMPFA, as manager with respect to Short Term Yield Portfolio is incorporated herein by reference to Amendment No. 28 to the Registrant’s Registration Statement on Form N-1A as filed with the SEC on June 15, 2011 (“Post-Effective Amendment No. 28”).

	(6)	Management Agreement between the Registrant and LMPFA, as manager with respect to Municipal High Income Portfolio is incorporated herein by reference to Amendment No. 36 to the Registrant’s Registration Statement on Form N-1A as filed with the SEC on November 28, 2012 (“Post-Effective Amendment No. 36”).

	(7)	Management Agreement between the Registrant and LMPFA, as manager with respect to U.S. Treasury Obligations Portfolio is incorporated herein by reference to Amendment No. 41 to the Registrant’s Registration Statement on Form N-1A as filed with the SEC on August 30, 2013 (“Post-Effective Amendment No. 41”).

	(8)	Form of Management Agreement between the Registrant and LMPFA, as manager with respect to Ultra Short Obligations Portfolio is incorporated herein by reference to Amendment No. 45 to the Registrant’s Registration Statement on Form N-1A as filed with the SEC on October 1, 2014 (“Post-Effective Amendment No. 45”).

	(9)	Subadvisory Agreement between LMPFA and WAM with respect to Liquid Reserves Portfolio is incorporated herein by reference to Post-Effective Amendment No. 13.

	(10)	Subadvisory Agreement between LMPFA and WAM with respect to U.S. Treasury Reserves Portfolio is incorporated herein by reference to Post-Effective Amendment No. 13.

	(11)	Subadvisory Agreement between LMPFA and WAM with respect to Tax Free Reserves Portfolio is incorporated herein by reference to Post-Effective Amendment No. 13.

	(12)	Subadvisory Agreement between LMPFA and WAM with respect to Government Portfolio is incorporated herein by reference to Post-Effective Amendment No. 20.

	(13)	Subadvisory Agreement between LMPFA and WAM with respect to Short Term Yield Portfolio is incorporated herein by reference to Post-Effective Amendment No. 28.

	(14)	Subadvisory Agreement between LMPFA and WAM with respect to Municipal High Income Portfolio is incorporated herein by reference to Post-Effective Amendment No. 36.

	(15)	Subadvisory Agreement between LMPFA and WAM with respect to U.S. Treasury Obligations Portfolio is incorporated herein by reference to Post-Effective Amendment No. 41.

	(16)	Form of Subadvisory Agreement between LMPFA and WAM with respect to Ultra Short Obligations Portfolio is incorporated herein by reference to Post-Effective Amendment No. 45.

(e)	(1)	Form of Placement Agency Agreement by and between Registrant and Legg Mason Investor Services LLC (“LMIS”) is incorporated herein by reference to Registrant’s Registration Statement on Form N-1A
(File No. 811-05813) as filed with the Securities and Exchange Commission on January 6, 2006
(“Post- Effective Amendment No. 10”).

	(2)	Amendment to Placement Agency Agreement between Registrant and LMIS is incorporated herein by reference to Post-Effective Amendment No. 13.

	(3)	Amendment to Placement Agency Agreement between Registrant and LMIS is incorporated herein by reference to Post-Effective Amendment No. 20.

	(4)	Amendment to Placement Agency Agreement between Registrant and LMIS is incorporated herein by reference to Post-Effective Amendment No. 28.

	(5)	Form of Letter Agreement amending the Placement Agency Agreement between Registrant and LMIS is incorporated herein by reference to Post-Effective Amendment No. 45.

(f)		Not Applicable.

(g)	(1)	Custodian Services Agreement between the Registrant and State Street Bank and Trust Company
(“State Street”), as custodian dated October 5, 2012 is incorporated herein by reference to Amendment No. 35 to the Registrant’s Registration Statement on Form N-1A as filed with the SEC on November 28, 2012
(“Post-Effective Amendment No. 35”).

	(2)	Fund Accounting Services Agreement between the Registrant and State Street dated October 5, 2012 is incorporated herein by reference to Post-Effective Amendment No. 35.

	(3)	Form of Letter Agreement amending the Custodian Services and Accounting Services Agreements between Registrant and State Street is incorporated herein by reference to Post-Effective Amendment No. 45.

(h)	(1)	Form of Service Mark Licensing Agreement between Citigroup and the Registrant is incorporated herein by reference to Post-Effective Amendment No. 10.

(i)		Not applicable.

(j)	(1)	Power of Attorney dated June 1, 2015 is incorporated herein by reference to Amendment No. 49 to the Registrant’s Registration Statement on Form N-1A as filed with the SEC on November 25, 2015.

	(2)	Power of Attorney dated February 13, 2014 is incorporated herein by reference to Post-Effective Amendment No. 45.

(k)		Not Applicable.

(l)		Not Applicable.

(m)		Not Applicable.

(n)		Not Applicable.

(o)		Not Applicable.

(p)	(1)	Code of Ethics of Legg Mason & Co., LLC dated as of March 10, 2011 (adopted by LMPFA and LMIS) is incorporated herein by reference to Post-Effective Amendment No. 31.

	(2)	Code of Ethics of WAM dated January 2010 is incorporated herein by reference to Post-Effective Amendment No. 31

Item  29. Persons Controlled by or under Common Control with Registrant.

Not applicable.

Item  30. Indemnification.

Article IX of the Registrant’s Declaration of Trust addresses the limitation of liability and indemnification of the Registrant’s Trustees, officers and others. Section 9.2(a) of the Declaration of Trust provides that no current or former Trustee, officer, or employee of the Registrant will be subject to any personal liability whatsoever to any person, other than the Registrant or its shareholders, in connection with the affairs of the Registrant. Further, Section 9.2(b) of the Declaration of Trust provides that, subject to applicable federal law, no current or former Trustee or officer of the Registrant will be liable to the Registrant or to any shareholder for money damages except:

•	to the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services, or

•

to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

Section 9.5 of the Declaration of Trust requires that, subject to certain exceptions and limitation expressed in the Declaration of Trust, each current and former Trustee, officer, or employee of the Registrant, including persons who serve at the request of the Registrant as directors, trustees, officers, employees, agents or independent contractors of another organization in which the Registrant has an interest as a shareholder, creditor or otherwise (each, a “Covered Person”), be indemnified by the Registrant to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim in which he becomes involved as a party or otherwise by virtue of his being (or having served) in such position and against amounts paid or incurred by him in settlement thereof. Section 9.5 of the Declaration of Trust further provides that no indemnification shall be provided to the extent such indemnification is prohibited by applicable federal law. The Declaration of Trust also sets forth provisions outlining presumptions that may be made relating to a person’s standard of conduct and when expenses may be advanced.

In addition, to the foregoing, the Registrant has entered into an Indemnification Agreement with each of its Trustees that provides for indemnification consistent with the principles described above. These Indemnification Agreements set forth certain procedural aspects with respect to indemnification, including the advancement of expenses, and presumptions relating to the determination of whether the standard of conduct required for indemnification has been met, as well as remedies for the indemnitee in the event that, among other things, determinations as to entitlement to indemnification, advancement of expenses and indemnity payments are not made in accordance with the procedures specified therein.

The Trustees and officers of the Registrant and the personnel of the Registrant’s manager are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940, as amended.

Under the Placement Agency Agreement, the Registrant agrees to indemnify LMIS, its officers, directors and employees and any person who controls LMIS within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which LMIS, its officers, directors and employees or any such controlling person may incur, under the 1933 Act or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registrant’s Registration Statement or arising out of or based upon any alleged omission to state a material fact required to be stated or necessary to make the Registration Statement not misleading, provided that in no event shall anything contained in the Placement Agency Agreement be construed so as to protect LMIS or such other parties against any liability to the Registrant or its shareholders to which LMIS or such other parties would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of their duties, or by reason of reckless disregard of their obligations and duties under the Placement Agency Agreement.

The Registrant’s Management Agreements and Subadvisory Agreements provide that the manager or subadvisor, as applicable, assumes no responsibility under the Agreements other than to render the services called for under the Agreements in good faith. The Management Agreements and Subadvisory Agreements further provide that the manager or the subadvisor, as applicable, shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for the Portfolio, provided that nothing in the Agreements protect with the manager or the subadvisor, as applicable, against any liability to the Portfolio to which the manager or subadvisor, as applicable, would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Agreements.

Item 31. Business and Other Connections of Investment Adviser.

Investment Adviser—Legg Mason Partners Fund Advisor, LLC (“LMPFA”)

LMPFA was formed in 2006 under the laws of the State of Delaware as a limited liability company. LMPFA is a direct wholly-owned subsidiary of Legg Mason, Inc. (“Legg Mason”). LMPFA is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The following table notes the officers and directors of LMPFA, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two fiscal years.

NAME	POSITION(S) AT LMPFA	OTHER POSITION(S) HELD	PRINCIPAL BUSINESS ADDRESS
Jane Trust	President and Chief Executive Officer	Managing Director, Legg Mason & Co., LLC Director, ClearBridge, LLC Officer and/or Trustee/Director of 156 funds associated with LMPFA or its affiliates	100 International Drive, Baltimore, MD 21202 100 International Drive, Baltimore, MD 21202

Jeanne M. Kelly	Senior Vice President

Managing Director, Legg Mason & Co., LLC

President and Chief Executive Officer, LM Asset Services, LLC and Legg Mason Fund Asset Management, Inc.

Senior Vice President of certain mutual funds associated with Legg Mason & Co., LLC or its affiliates

100 International Drive, Baltimore, MD 21202 620 8th Avenue, New York, NY 10018 (both entities)

NAME	POSITION(S) AT LMPFA	OTHER POSITION(S) HELD	PRINCIPAL BUSINESS ADDRESS
Ted P. Becker	Chief Compliance Officer	Compliance, Legg Mason, Inc. Managing Director of Compliance, Legg Mason & Co., LLC Chief Compliance Officer of certain mutual funds associated with Legg Mason & Co., LLC or its affiliates	100 International Drive, Baltimore, MD 21202

Thomas C. Mandia	Secretary

Managing Director and Deputy General Counsel, Legg Mason & Co., LLC

Secretary, LM Asset Services, LLC and Legg Mason Fund Asset Management, Inc.

Assistant Secretary of certain mutual funds associated with Legg Mason & Co., LLC or its affiliates

100 International Drive, Baltimore, MD 21202 620 8th Avenue, New York, NY 10018 (both entities)

Michael Kocur	Vice President & Assistant Secretary	Director, Legg Mason & Co., LLC Assistant Secretary, LM Asset Services, LLC Vice President and Assistant Secretary, Legg Mason Fund Asset Management, Inc.	100 International Drive, Baltimore, MD 21202 620 8th Avenue, New York, NY 10018 620 8th Avenue, New York, NY 10018

Amy M. Olmert	Manager	None

Peter H. Nachtwey	Manager	Senior Executive Vice President and Chief Financial Officer, Legg Mason, Inc.	100 International Drive, Baltimore, MD 21202

		Director and President, Legg Mason & Co., LLC	100 International Drive, Baltimore, MD 21202

NAME	POSITION(S) AT LMPFA	OTHER POSITION(S) HELD	PRINCIPAL BUSINESS ADDRESS
		Director and President, The Baltimore Company	100 International Drive, Baltimore, MD 21202

		Former Director, QS Batterymarch Financial Management, Inc.	880 Third Avenue,7th Floor, New York, NY 10022

		Director and President, BMML, Inc.	100 International Drive, Baltimore, MD 21202

		Former Director, Brandywine Global Investment Management, LLC	2929 Arch Street, 8th Floor, Philadelphia, PA 19104

		Former Director, ClearBridge Investments, LLC	620 8th Avenue,48th Floor, New York, NY 10018

		Manager, Legg Mason ClearBridge Holdings, LLC	100 International Drive, Baltimore, MD 21202

		Director, Legg Mason Fund Asset Management, Inc.	620 8th Avenue, New York, NY 10018

		Director, ClearBridge, LLC	100 International Drive, Baltimore, MD 21202

		Director, Western Asset Management Company	385 E. Colorado Blvd., Pasadena, CA 91101

		Director and President, Legg Mason Commercial Real Estate Services, Inc.	100 International Drive, Baltimore, MD 21202

		Former Director, QS Legg Mason Global Asset Allocation, LLC	880 Third Avenue,7th Floor, New York, NY 10022

		Former Director, Legg Mason Investment Counsel, LLC	100 International Drive, Baltimore, MD 21202

		Member and Chairman, Legg Mason Political Action Committee	100 International Drive, Baltimore, MD 21202

		Director, Legg Mason International Holdings, LLC	100 International Drive, Baltimore, MD 21202,USA

		Director, Legg Mason Private Portfolio Group, LLC	620 8th Avenue,48th Floor, New York, NY 10018

		Director and President, Legg Mason Real Estate Securities Advisors, Inc.	100 International Drive, Baltimore, MD 21202

		Director and President, Legg Mason Realty Group, Inc.	100 International Drive, Baltimore, MD 21202,USA

		Director and President, Legg Mason Realty Partners, Inc.	100 International Drive, Baltimore, MD 21202,USA

		Director and President, Legg Mason Tower, Inc.	100 International Drive, Baltimore, MD 21202,USA

		Director and President, LM BAM, Inc.	46 Public Square, Suite 700, Wilkes Barre, PA 18701

		Director and President, LM Capital Support V, LLC	100 International Drive, Baltimore, MD 21202

[99]		Director, Legg Mason	Senator Building 12

NAME	POSITION(S) AT LMPFA	OTHER POSITION(S) HELD	PRINCIPAL BUSINESS ADDRESS
		Towarzystwo Funduszy Inwestycyjnych Spolka Akcyjna	Bielanska str. 00-085 Warsaw, Poland

		Director, Pelican Holdings I, LLC	100 International Drive, Baltimore, MD 21202

		Director, Pelican Holdings II, LLC	100 International Drive, Baltimore, MD 21202

		Manager, Royce & Associates, LLC	745 Fifth Avenue, New York, NY 10019

		Director and President, Gray Seifert & Company, LLC	100 International Drive, Baltimore, MD 21202

		Director, LM Asset Services, LLC	620 8th Avenue, New York, NY 10018

		Vice President and Treasurer, Legg Mason Charitable Foundation, Inc.	100 International Drive, Baltimore, MD 21202

Subadviser — Western Asset Management Company (“WAM”) is an investment adviser registered with the SEC under the Advisers Act.

The following table notes the officers and directors of WAM, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two fiscal years.

NAME	POSITION(S) AT WAM	OTHER POSITION(S) HELD	PRINCIPAL BUSINESS ADDRESS
James W. Hirschmann III	Director, Chief Executive Officer and President	None

John D. Kenney	Director	Vice President, Legg Mason, Inc.	100 International Drive, Baltimore, MD 21202

		Director, QS Investors Holdings, LLC Director, QS Batterymarch Financial Management, Inc.	880 Third Avenue, 7th Floor, New York, NY 10022 880 Third Avenue, 7th Floor, New York, NY 10022

		Director and former Chief Executive Officer, QS Legg Mason Global Asset Allocation, LLC	880 Third Avenue, 7th Floor, New York, NY 10022

		Vice President, Legg Mason Charitable Foundation, Inc.	100 International Drive, Baltimore, MD 21202

		Director, ClearBridge Investments, LLC	620 8th Avenue, New York, NY 10018

		Manager, Legg Mason ClearBridge Holdings, LLC	100 International Drive, Baltimore, MD 21202

		Director, Legg Mason Australia Holdings Pty Limited	Level 47, 120 Collins Street, Melbourne, VIC 3000, Australia

NAME	POSITION(S) AT WAM	OTHER POSITION(S) HELD	PRINCIPAL BUSINESS ADDRESS
		Manager, Royce & Associates	745 Fifth Avenue, New York, NY 10019

		Manager, Brandywine Global Investment Management, LLC	2929 Arch Street, 8th Floor, Philadelphia, PA 19104

		Director, Permal Group Limited	12 St. James’s Square, London, SW1Y 4LB, United Kingdom

		Director, Martin Currie (Holdings) Limited	Clarendon House, 2 Church Street, Hamilton HM11, Bermuda

		Director, Martin Currie Limited	Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES, United Kingdom

		Director, RARE Infrastructure USA Inc.	203 N LaSalle Street, Suite 2100, Chicago IL 60601

		Director, RARE Infrastructure Finance Pty Limited	Level 13, 35 Clarence Street, Sydney, NSW 2000, Australia

		Director, RARE Infrastructure (Sovereign Enterprise No. 1) Pty Limited	Level 13, 35 Clarence Street, Sydney, NSW 2000, Australia

		Director, RARE Infrastructure Limited	Level 13, 35 Clarence Street, Sydney, NSW 2000, Australia

		Director, RARE Infrastructure (Europe) Pty Limited	Level 13, 35 Clarence Street, Sydney, NSW 2000, Australia

		Director, RARE Infrastructure (North America) Pty Limited	Level 13, 35 Clarence Street, Sydney, NSW 2000, Australia

		Director, RARE Holdings Pty Limited	Level 13, 35 Clarence Street, Sydney, NSW 2000, Australia

Thomas C. Merchant	Director	Executive Vice President, General Counsel and Secretary, Legg Mason, Inc.	100 International Drive, Baltimore, MD 21202

		Secretary, Legg Mason & Co., LLC	100 International Drive, Baltimore, MD 21202

		Member and Secretary, Legg Mason Political Action Committee	100 International Drive, Baltimore, MD 21202

		Secretary, The Baltimore Company Secretary, BMML, Inc.	100 International Drive, Baltimore, MD 21202 100 International Drive, Baltimore, MD 21202

		Secretary, Brandywine Global Investment Management, LLC	2929 Arch Street, 8th Floor, Philadelphia, PA 19104

		Secretary, Barrett Associates, Inc.	90 Park Avenue, New York, NY 10016

		Secretary, Legg Mason Charitable Foundation, Inc. Secretary, Legg Mason Commercial Real Estate Services, Inc.	100 International Drive, Baltimore, MD 21202 100 International Drive, Baltimore, MD 21202

NAME	POSITION(S) AT WAM	OTHER POSITION(S) HELD	PRINCIPAL BUSINESS ADDRESS
		Secretary, Legg Mason International Holdings, LLC	100 International Drive, Baltimore, MD 21202, USA

		Secretary, Legg Mason Realty Group, Inc.	100 International Drive, Baltimore, MD 21202, USA

		Secretary, Legg Mason Realty Partners, Inc.	100 International Drive, Baltimore, MD 21202, USA

		Secretary, Legg Mason Tower, Inc.	100 International Drive, Baltimore, MD 21202, USA

		Secretary, Legg Mason Holdings, LLC	100 International Drive, Baltimore, MD 21202, USA

		Secretary, LM Capital Support V, LLC	100 International Drive, Baltimore, MD 21202

		Secretary, LMOBC, Inc.	600 Vine Street, Suite 2100, Cincinnati, OH 45202

		Secretary, Pelican Holdings I, LLC	100 International Drive, Baltimore, MD 21202

		Secretary, Pelican Holdings II, LLC	100 International Drive, Baltimore, MD 21202

		Secretary, Legg Mason Real Estate Securities Advisors, Inc.	100 International Drive, Baltimore, MD 21202

		Director, QS Batterymarch Financial Management, Inc.	880 Third Avenue, 7th Floor, New York, NY 10022

		Director, QS Legg Mason Global Asset Allocation, LLC	880 Third Avenue, 7th Floor, New York, NY 10022

		Director, QS Investors Holdings, LLC	880 Third Avenue, 7th Floor, New York, NY 10022

		Director, Western Asset Management Company Limited	10 Exchange Square, 10th Floor, Primrose Street, London EC2A 2EN, United Kingdom

NAME	POSITION(S) AT WAM	OTHER POSITION(S) HELD	PRINCIPAL BUSINESS ADDRESS
Jennifer W. Murphy	Director and Chief Operating Officer	Former Director, Brandywine Global Investment Management (Europe) Limited	Level 17, Heron Tower 110 Bishopgate, London EC2N 4AY, United Kingdom

		Former Director, Legg Mason Towarzystwo Funduszy Inwestycyjnych Spolka Akcyjna	Senator Building 12, Bielanska str. 00-085, Warsaw, Poland

		Former Director, Legg Mason International Equities Limited	201 Bishopsgate, London EC2M 3AB, United Kingdom

		Former Member, Legg Mason Political Action Committee	100 International Drive, Baltimore, MD 21202

		Former Manager, Brandywine Global Investment Management, LLC	2929 Arch Street, 8th Floor, Philadelphia, PA 19104

Peter H. Nachtwey	Director	Information regarding Mr. Nachtwey’s other positions held is included in the table above relating to LMPFA.

Bruce D. Alberts	Chief Financial Officer and Director of Finance and Administration	None

Brett B. Canon	Director of Risk Management and Operations	None

Marzo Bernardi	Director of Client Services and Marketing	None

Gavin L. James	Director of Global Portfolio Operations	None

Charles A. Ruys de Perez	Secretary, General Counsel and Head of Legal and Compliance	Director, Western Asset Holdings (Australia) Pty. Ltd.	Level 48, Collins Street, GPO Box 507, Melbourne, VIC 3000, Australia

		Director, Western Asset Management Company Pty. Ltd.	Level 48, Collins Street, GPO Box 507, Melbourne, VIC 3000, Australia

		Director, Western Asset Management Company Ltd.	36th Floor, Shin Marunouchi Building, 5-1 Marunochi 1-Chome Chiyodaku, Tokyo 100-6536, Japan

		Director, Western Asset Management Company Pte. Ltd.	1 George Street #23-02, Singapore 049145

		Director, Western Asset Management Company Limited	10 Exchange Square, 10th Floor, Primrose Street, London EC2A 2EN United Kingdom

NAME	POSITION(S) AT WAM	OTHER POSITION(S) HELD	PRINCIPAL BUSINESS ADDRESS
Daniel E. Giddings	Assistant Secretary and Manager of Corporate and Legal Affairs (U.S.)	None

Item 32. Principal Underwriters.

(a) Legg Mason Investor Services, LLC (“LMIS”), the placement agent of the Registrant is also a distributor of funds that are series of the following registrants: Legg Mason Partners Income Trust, Legg Mason Partners Variable Income Trust, Legg Mason Partners Equity Trust, Legg Mason Partners Variable Equity Trust, Legg Mason Partners Money Market Trust, Legg Mason Partners Premium Money Market Trust, Legg Mason Partners Institutional Trust, Legg Mason Global Asset Management Trust, Legg Mason Global Asset Management Variable Trust, Legg Mason Investment Trust, Western Asset Funds, Inc. and Legg Mason ETF Equity Trust.

LMIS is the placement agent for funds that are series of Master Portfolio Trust.

(b) The information required by this Item 32 with respect to each director and officer of LMIS is listed below:

Name and Principal Business Address*	Position and Offices with Underwriter – LMIS	Positions and Offices with Registrant
Frances Cashman	Manager and Co Managing Director	None

Dionne Spencer	Manager and Co Managing Director	None

Matthew Schiffman 100 First Stamford Pl. Stamford, CT 06902-6732	Manager and Co Managing Director	None

Jason Bennett	Chief Financial Officer, Treasurer and Financial Reporting Officer	None

Kenneth Cieprisz 620 8th Avenue, 49th Floor New York, NY 10018	Vice President and Chief Compliance Officer	None

Elisabeth F. Craig	Secretary	None

Vicki Schmelzer	Assistant Secretary	None

Susan Kerr 620 Eighth Avenue, 49th Floor New York, NY 10018	Anti Money Laundering Compliance Officer	None

*	All Addresses are 100 International Drive, Baltimore, Maryland 21202 unless otherwise indicated.

(c) Not applicable.

Item 33. Location of Accounts and Records.

With respect to the Registrant:

(1) Master Portfolio Trust

620 Eighth Avenue

New York, New York 10018

With respect to the Registrant’s Investment Manager:

(2) c/o Legg Mason Partners Fund Advisor, LLC

620 Eighth Avenue

New York, New York 10018

With respect to the Registrant’s Subadviser:

(3) c/o Western Asset Management Company

385 East Colorado Boulevard

Pasadena, California 91101

and

620 Eighth Avenue

New York, New York 10018

With respect to the Registrant’s Custodian:

(4) State Street Bank & Trust Company

One Lincoln Street

Boston, Massachusetts 02111

With respect to the Registrant’s Placement Agent:

(5) Legg Mason Investor Services, LLC

100 International Drive

Baltimore, Maryland 21202

Item 34. Management Services.

Not applicable.

Item 35. Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant, MASTER PORTFOLIO TRUST, has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Baltimore, State of Maryland on this 1st day of September, 2017.

MASTER PORTFOLIO TRUST, on behalf of its series:

Government Portfolio

By:	/s/ JANE TRUST
Jane Trust
President and Principal Executive Officer